FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-195164-08

Wells Fargo Commercial Mortgage Trust 2015-C28 Disclaimer

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-195164) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted.  The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities.  These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.  None of Wells Fargo Securities, LLC,  Deutsche Bank Securities Inc., or Morgan Stanley & Co. LLC, or any of their respective affiliates,  make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on  the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.  In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A.  Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units(3)	Unit of Measure
1	TKG 2 Portfolio	RMF		Various	Various	Various	Various	Various	Various	Various		879,220	Sq. Ft.
1.01	University Place	RMF		7080 Youree Drive	Shreveport	LA	71106	Retail	Anchored	2001		178,710	Sq. Ft.
1.02	Fairhaven Commons	RMF		42 Fairhaven Commons Way	Fairhaven	MA	02719	Retail	Anchored	1990		212,393	Sq. Ft.
1.03	Castle Rock Shoppes	RMF		5650 Allen Way	Castle Rock	CO	80108	Retail	Anchored	2007		105,528	Sq. Ft.
1.04	Meridian Towne Center	RMF		4886 and 4904 Marsh Road	Okemos	MI	48864	Retail	Anchored	1988		86,891	Sq. Ft.
1.05	Spring Prairie Center	RMF		2330-2360 US Highway 94 North	Kalispell	MT	59901	Other	Leased Fee	2004		295,698	Sq. Ft.
2	Harden Ranch Plaza	WFB		1488-1826 North Main Street	Salinas	CA	93906	Retail	Anchored	1991	2014	421,906	Sq. Ft.
3	Eastgate One Phases I-VII & XII	WFB		4755, 4795, 4835 & 4875 Eastgate Mall; 9515-9890 Towne Centre Drive	San Diego	CA	92121	Office	Suburban	1998	2014	860,513	Sq. Ft.
4	RPC Northeast Storage Portfolio	WFB		Various	Various	Various	Various	Self Storage	Self Storage	Various	Various	1,028,476	Sq. Ft.
4.01	1008 Greenhill Road	WFB		1008 Greenhill Road	West Chester	PA	19380	Self Storage	Self Storage	2000		95,192	Sq. Ft.
4.02	4600 Edges Mill Road	WFB		4600 Edges Mill Road	Downingtown	PA	19335	Self Storage	Self Storage	1985		73,978	Sq. Ft.
4.03	154 Leaders Heights Road	WFB		154 Leaders Heights Road	York	PA	17403	Self Storage	Self Storage	1989		85,289	Sq. Ft.
4.04	76 Wormans Mill CT	WFB		76 Wormans Mill Court	Frederick	MD	21701	Self Storage	Self Storage	2001		52,885	Sq. Ft.
4.05	321 West Uwchlan Avenue	WFB		321 West Uwchlan Avenue	Downingtown	PA	19335	Self Storage	Self Storage	2000		57,207	Sq. Ft.
4.06	3950 West Jonathan Drive	WFB		3950 West Jonathan Drive	Bloomington	IN	47404	Self Storage	Self Storage	1997	2004	54,230	Sq. Ft.
4.07	202-324 Dartmouth	WFB		202, 324 Dartmouth Drive; 9073 Franklin Hill Road	East Stroudsburg	PA	18335; 18301	Self Storage	Self Storage	1988		83,343	Sq. Ft.
4.08	115 Wormans Mill CT	WFB		115 Wormans Mill Court	Frederick	MD	21701	Self Storage	Self Storage	1997		49,901	Sq. Ft.
4.09	329 West Butler Avenue	WFB		329 West Butler Avenue	Chalfont	PA	18914	Self Storage	Self Storage	1989		48,663	Sq. Ft.
4.1	2440 O’Bryan Boulevard	WFB		2440 O’Bryan Boulevard	Owensboro	KY	42301	Self Storage	Self Storage	2000		66,506	Sq. Ft.
4.11	173 Stanhope Sparta Road	WFB		173 Stanhope Sparta Road	Andover	NJ	07821	Self Storage	Self Storage	2002		49,910	Sq. Ft.
4.12	7315 Industry Ln	WFB		7315 Industry Lane	Frederick	MD	21704	Self Storage	Self Storage	1993		45,369	Sq. Ft.
4.13	5630 Linglestown Road	WFB		5630 Linglestown Road	Harrisburg	PA	17112	Self Storage	Self Storage	2005		35,625	Sq. Ft.
4.14	1030 Reeves Street	WFB		1030 Reeves Street	Dunmore	PA	18512	Self Storage	Self Storage	1982		42,091	Sq. Ft.
4.15	2199 Parklyn Drive	WFB		2199 Parklyn Drive	York	PA	17406	Self Storage	Self Storage	1998		47,133	Sq. Ft.
4.16	900 Vogelsong Road	WFB		900 Vogelsong Road	York	PA	17404	Self Storage	Self Storage	1989		61,135	Sq. Ft.
4.17	153 Pumping Station Road	WFB		153 Pumping Station Road	Hanover	PA	17331	Self Storage	Self Storage	1981		41,969	Sq. Ft.
4.18	10 Roller Circle	WFB		10 Roller Circle	Hanover	PA	17331	Self Storage	Self Storage	1989		38,050	Sq. Ft.
5	Eastgate Two Phases VIII-X	WFB		4760, 4770, 4780, 4790, 4840, 4810, 4820 & 4830 Eastgate Mall	San Diego	CA	92121	Office	Suburban	1998	2014	530,436	Sq. Ft.
6	3 Beaver Valley Road	WFB		3 Beaver Valley Road	Wilmington	DE	19803	Office	Suburban	1995		263,503	Sq. Ft.
7	Encino Financial Center	WFB		16133 Ventura Boulevard	Encino	CA	91436	Office	Suburban	1975	2005	227,223	Sq. Ft.
8	Milestone Portfolio	WFB		Various	Various	Various	Various	Various	Various	Various	Various	396,825	Sq. Ft.
8.01	Preferred Freezer	WFB		13700 NW 115th Avenue	Medley	FL	33178	Industrial	Warehouse	2003		168,912	Sq. Ft.
8.02	Veritiv	WFB		110, 330 & 340 Stevens Street	Jacksonville	FL	32254	Industrial	Warehouse	1960	1995	182,724	Sq. Ft.
8.03	Best Buy	WFB		2907 Centre Drive	Beavercreek	OH	45324	Retail	Single Tenant	1994		45,189	Sq. Ft.
9	The Automatic Lofts	WFB		410 South Morgan Street	Chicago	IL	60607	Multifamily	Student Housing	1910	2006	482	Beds
10	7979 Westheimer Apartment Homes	RMF		7979 Westheimer Road	Houston	TX	77063	Multifamily	Garden	1971	2001	459	Units
11	Brickyard Square	RMF		24 Calef Highway	Epping	NH	03042	Retail	Anchored	2011		173,756	Sq. Ft.
12	Flatiron Hotel	RMF		9 West 26th Street	New York	NY	10010	Hospitality	Full Service	1927	2011	64	Rooms
13	Home Market Foods	WFB		140 Morgan Drive	Norwood	MA	02062	Industrial	Warehouse	1984	2004	195,400	Sq. Ft.
14	Chester Mall Shopping Center	WFB		78 Brookside Avenue	Chester	NY	10918	Retail	Anchored	1990		196,878	Sq. Ft.
15	Old Colony Square	WFB		414 Grand Street	Jersey City	NJ	07302	Retail	Anchored	1984	2014	99,884	Sq. Ft.
16	3800 Embassy Parkway	Basis		3800 Embassy Parkway	Fairlawn	OH	44333	Office	Suburban	2007		117,217	Sq. Ft.
17	Courtyard Marriott Harrisburg	RMF		725 Eisenhower Boulevard	Swatara Township	PA	17111	Hospitality	Full Service	2005	2013	128	Rooms
18	3700 Buffalo Speedway	WFB		3700 Buffalo Speedway	Houston	TX	77098	Office	Suburban	1970	2009	144,231	Sq. Ft.
19	REL Commons	CIIICM		Various	Various	NH	Various	Retail	Anchored	Various	Various	194,913	Sq. Ft.
19.01	Exeter Commons	CIIICM		63-93 Portsmouth Avenue	Exeter	NH	03833	Retail	Anchored	1955	2009	89,853	Sq. Ft.
19.02	Littleton Commons	CIIICM		554-570 Meadow Street	Littleton	NH	03561	Retail	Anchored	1969	2006	62,514	Sq. Ft.
19.03	Spaulding Commons	CIIICM		306 North Main Street	Rochester	NH	03839	Retail	Anchored	1963	2015	42,546	Sq. Ft.
20	CubeSmart Portfolio II	CIIICM		Various	Various	Various	Various	Self Storage	Self Storage	Various	Various	345,080	Sq. Ft.
20.01	CubeSmart AAA Friendly	CIIICM		12324 Highway 155 South	Tyler	TX	75703	Self Storage	Self Storage	1994	2004	146,285	Sq. Ft.
20.02	CubeSmart Shreveport	CIIICM		150 Dalton Street	Shreveport	LA	71106	Self Storage	Self Storage	1995		82,365	Sq. Ft.
20.03	CubeSmart Saginaw	CIIICM		419 North Saginaw Boulevard	Saginaw	TX	76179	Self Storage	Self Storage	1978	2002	61,967	Sq. Ft.
20.04	CubeSmart Tyler	CIIICM		3016 West Gentry Parkway	Tyler	TX	75702	Self Storage	Self Storage	1999		54,463	Sq. Ft.
21	Cedar Hills Shopping Center	Basis		3520-3566 Blanding Boulevard	Jacksonville	FL	32210	Retail	Anchored	1958	2014	213,785	Sq. Ft.
22	Washington Square	WFB		117 Washington Avenue	Schenectady	NY	12305	Multifamily	Student Housing	2012		264	Beds
23	Tarkanian Professional Center	RMF		7220 South Cimarron Road and 8110 West Warm Springs Road	Las Vegas	NV	89113	Mixed Use	Office/Retail	2007		73,717	Sq. Ft.
24	Sherlock Storage Portfolio	CIIICM		Various	Various	WA	Various	Self Storage	Self Storage	Various	Various	156,403	Sq. Ft.
24.01	Sherlock Self Storage Woodinville	CIIICM		21601 West Bostian Road	Woodinville	WA	98072	Self Storage	Self Storage	2000	2014	94,833	Sq. Ft.
24.02	Sherlock Self Storage Bothell	CIIICM		17101 Bothell Way NE	Bothell	WA	98011	Self Storage	Self Storage	2001		61,570	Sq. Ft.
25	Bartonsville Square	Basis		300-500 Commerce Boulevard	Stroud Township	PA	18360	Retail	Anchored	2014		71,250	Sq. Ft.
26	CubeSmart Portfolio I	CIIICM		Various	Various	Various	Various	Self Storage	Self Storage	Various	Various	195,330	Sq. Ft.
26.01	CubeSmart Corpus Christi	CIIICM		6218 South Padre Island Drive	Corpus Christi	TX	78401	Self Storage	Self Storage	1997		86,375	Sq. Ft.
26.02	CubeSmart Hollytree	CIIICM		6212 Hollytree Drive	Tyler	TX	75703	Self Storage	Self Storage	2000		56,825	Sq. Ft.
26.03	CubeSmart Pensacola	CIIICM		2450 East Olive Road	Pensacola	FL	35214	Self Storage	Self Storage	1986	2004	52,130	Sq. Ft.
27	Newtown Office Building	RMF		826-828 Newtown Yardley Road	Newtown Township	PA	18940	Office	Suburban	1967	1999	119,586	Sq. Ft.
28	Lincoln View Plaza	WFB		3113-3159 East Lincoln Drive	Phoenix	AZ	85016	Retail	Unanchored	1989		54,329	Sq. Ft.
29	Reservoir Industrial Center	WFB		1350 & 1395 East Lexington Avenue; 1341, 1353 & 3534 Philadelphia Street	Pomona	CA	91766	Industrial	Warehouse	1929		503,156	Sq. Ft.
30	Commerce Point I & II	RMF		3800 and 3850 North Wilke Road	Arlington Heights	IL	60004	Office	Suburban	1989		187,638	Sq. Ft.
31	AAA Self Storage - Chatsworth	WFB		9111 Jordan Avenue	Los Angeles	CA	91311	Self Storage	Self Storage	1987		98,200	Sq. Ft.
32	Apple - Residence Inn Westford 2	WFB		7 Lan Drive	Westford	MA	01886	Hospitality	Extended Stay	2000	2010	108	Rooms
33	Mi Casita	Basis	Crossed Portfolio A	5001 Aldine Mail Route Road	Houston	TX	77039	Multifamily	Garden	1974		194	Units
34	Su Casita	Basis	Crossed Portfolio A	4825 Aldine Mail Route Road	Houston	TX	77039	Multifamily	Garden	1972		133	Units
35	Super 8 University, Austin	WFB	Crossed Portfolio B	5526 North Interstate 35	Austin	TX	78751	Hospitality	Limited Service	1985	2006	140	Rooms
36	Quality Inn & Suites, San Antonio	WFB	Crossed Portfolio B	9522 Brimhall Road	San Antonio	TX	78254	Hospitality	Limited Service	2006		64	Rooms
37	Suburban Chicago Retail Portfolio	CIIICM		Various	Various	IL	Various	Retail	Unanchored	Various		48,862	Sq. Ft.
37.01	Briarwood Retail Center	CIIICM		1473-1491 South Randall Road	Algonquin	IL	60102	Retail	Unanchored	2002		17,232	Sq. Ft.
37.02	Apple Valley Retail Center	CIIICM		941 South Route 59	Bartlett	IL	60103	Retail	Unanchored	2002		15,660	Sq. Ft.
37.03	Eola Retail Center	CIIICM		1242 N Eola Road	Aurora	IL	60502	Retail	Unanchored	1998		9,950	Sq. Ft.
37.04	County Line Retail Center	CIIICM		1409-1417 Commerce Drive	Algonquin	IL	60102	Retail	Unanchored	2002		6,020	Sq. Ft.
38	Space Park East Industrial Portfolio	WFB		3201-3500 Ambrose Avenue	Nashville	TN	37207	Industrial	Warehouse	1970		413,750	Sq. Ft.
39	Hampton Inn Great Valley	WFB		635 Lancaster Avenue	Frazer	PA	19355	Hospitality	Limited Service	1998	2013	125	Rooms
40	Staybridge Suites IAH	RMF		1910 North Sam Houston Parkway East	Houston	TX	77032	Hospitality	Extended Stay	2012		90	Rooms
41	Town Square East	CIIICM		2260 East Palmdale Boulevard	Palmdale	CA	93550	Retail	Anchored	1987		90,520	Sq. Ft.
42	Hampton Inn Birmingham Trussville	Basis		1940 Edwards Lakes Road	Birmingham	AL	35235	Hospitality	Limited Service	1997	2004	78	Rooms
43	Shoppes of Hillsboro	RMF		2201-2215 West Hillsboro Boulevard	Deerfield Beach	FL	33442	Retail	Unanchored	1982	2001	61,465	Sq. Ft.
44	Chaparral Plaza	RMF		2608-2628 Long Prairie Road	Flower Mound	TX	75022	Retail	Unanchored	2000		38,481	Sq. Ft.
45	TownePlace Suites York	CIIICM		2789 Concord Road	York	PA	17402	Hospitality	Limited Service	2013		101	Rooms
46	CT Storage - Gardena	WFB		13401 South Western Avenue	Gardena	CA	90249	Self Storage	Self Storage	1957	2005	75,337	Sq. Ft.
47	Holiday Inn Express Waynesboro	RMF		20 Windigrove Drive	Waynesboro	VA	22980	Hospitality	Limited Service	1997	2006	80	Rooms
48	Holiday Inn Express - Sweetwater	Basis		300 Southeast Georgia Avenue	Sweetwater	TX	79556	Hospitality	Limited Service	2007		67	Rooms
49	Norchester Village Shopping Center	RMF		10966 Grant Road	Houston	TX	77070	Retail	Anchored	1983	1997	108,740	Sq. Ft.
50	South Hampton Townhomes	Basis		3174, 3274, and 3374 South 36th Avenue	Grand Forks	ND	58201	Multifamily	Garden	2004		60	Units
51	Candlewood Suites Indianapolis Northwest	RMF		7455 Woodland Drive	Indianapolis	IN	46278	Hospitality	Limited Service	2009		104	Rooms
52	Copper Country MHP & Mini Storage	CIIICM		5900 North Main Street	Globe	AZ	85501	Manufactured Housing Community	Manufactured Housing Community	1973		191	Pads
53	Dix-Toledo Shopping Center	RMF		15060-15310 Dix Toledo Highway	Southgate	MI	48195	Retail	Anchored	1965		121,184	Sq. Ft.
54	Hobby Lobby Center	CIIICM		1160 Vann Drive	Jackson	TN	38305	Retail	Anchored	2005		67,247	Sq. Ft.
55	Lindsay Square	WFB		2295-2335 South Lindsay Road; 870-884 East Williams Field Road	Gilbert	AZ	85295	Retail	Anchored	2004		46,700	Sq. Ft.
56	Holiday Inn Express Palatka	CIIICM		3813 Reid Street	Palatka	FL	32177	Hospitality	Limited Service	2010		72	Rooms
57	Palmerone Farms	WFB		1282 NY Route 300	Newburgh	NY	12550	Retail	Unanchored	2005		27,624	Sq. Ft.
58	Hampton Inn - Brownwood	Basis		1103 Riverside Drive	Brownwood	TX	76801	Hospitality	Limited Service	2005		56	Rooms
59	Holiday MHC	CIIICM		6701 West 12th Street	Sioux Falls	SD	57105	Manufactured Housing Community	Manufactured Housing Community	1954		230	Pads
60	Price Cutter	Basis		335 West Bypass	Springfield	MO	65802	Retail	Single Tenant	2010		52,898	Sq. Ft.
61	Metro Station	RMF		2252 South Kirkman Road	Orlando	FL	32811	Retail	Shadow Anchored	2003		45,921	Sq. Ft.
62	Walgreens Forest VA	RMF		17421 Forest Road	Forest	VA	24551	Retail	Single Tenant	2006		14,820	Sq. Ft.
63	Westmoreland Commons	CIIICM		841-853 Shugart Road	Dalton	GA	30720	Retail	Shadow Anchored	2012		24,205	Sq. Ft.
64	Willows Apartment	Basis		49330 Carlos Road	Chesterfield Township	MI	48051	Multifamily	Garden	1986		195	Units
65	Gateway Center	CIIICM		980 Industrial Parkway	Saraland	AL	36571	Retail	Unanchored	2013		30,000	Sq. Ft.
66	Planet Self Storage - Hyde Park	CIIICM		1637 Hyde Park Avenue	Boston	MA	02135	Self Storage	Self Storage	1962	1997	27,649	Sq. Ft.
67	Winding Woods	RMF		301-375 Winding Woods Drive	O’Fallon	MO	63366	Retail	Unanchored	2003		30,944	Sq. Ft.

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units(3)	Unit of Measure
68	6202 West Park Boulevard	RMF		6202 West Park Boulevard	Plano	TX	75093	Retail	Shadow Anchored	2011		7,747	Sq. Ft.
69	Champions on Luther	Basis		901 West Luther Street	College Station	TX	77840	Multifamily	Student Housing	2002		40	Units
70	Park Village MHC	CIIICM		1623 10th Avenue Southwest	Aberdeen	SD	57401	Manufactured Housing Community	Manufactured Housing Community	1980		215	Pads
71	Lions Head Office Park	WFB		35 Beaverson Boulevard	Brick	NJ	08723	Office	Suburban	1985	1992	64,500	Sq. Ft.
72	Country Air & Moore Manor	CIIICM		Various	Various	SC	Various	Manufactured Housing Community	Manufactured Housing Community	Various		229	Pads
72.01	Moore Manor MHP	CIIICM		1600 Oakwood Drive	West Columbia	SC	29169	Manufactured Housing Community	Manufactured Housing Community	1998		125	Pads
72.02	Country Air MHP	CIIICM		2212 West Georgia Road	Simpsonville	SC	29680	Manufactured Housing Community	Manufactured Housing Community	1988		104	Pads
73	Fondren Corner	WFB		2906 & 2914 North State Street	Jackson	MS	39216	Mixed Use	Office/Multifamily/Retail	1950	2005	64,164	Sq. Ft.
74	Bryant Circle Self Storage	CIIICM		412 Bryant Circle	Ojai	CA	93023	Self Storage	Self Storage	1998		40,478	Sq. Ft.
75	Planet Self Storage - New Milford	CIIICM		156 Danbury Road	New Milford	CT	06776	Self Storage	Self Storage	1989		41,050	Sq. Ft.
76	Holleman Village Apartments	Basis		1101 Gridiron Drive	College Station	TX	77840	Multifamily	Student Housing	2002		37	Units
77	Boynton Place	WFB		302, 306, 310 North Congress Avenue	Boynton Beach	FL	33426	Retail	Unanchored	2004		7,810	Sq. Ft.
78	6100 West Park Boulevard	RMF		6100 West Park Boulevard	Plano	TX	75093	Retail	Shadow Anchored	1988	2011	6,967	Sq. Ft.
79	Salem Mini Storage	WFB		5585 Commercial Street Southeast	Salem	OR	97306	Self Storage	Self Storage	1990		57,557	Sq. Ft.
80	Ten Haggerty	WFB		39500 West 10 Mile Road	Novi	MI	48375	Office	Medical	1979	2014	21,755	Sq. Ft.
81	High Acres & Fairdale MHC	CIIICM		3157 Dutch Hollow Road	Bemus Point	NY	14712	Manufactured Housing Community	Manufactured Housing Community	1970		187	Pads
82	The Shops at Wimbledon	WFB		24225 & 24235 Kuykendahl Road	Tomball	TX	77375	Retail	Shadow Anchored	2014		6,850	Sq. Ft.
83	Road Runner Sports Facility	CIIICM		5549-5553 Copley Drive	San Diego	CA	92111	Mixed Use	Industrial/Retail/Office	1999		88,422	Sq. Ft.
84	Rite Aid Kenmore	CIIICM		17562 68th Avenue NE	Kenmore	WA	98028	Retail	Single Tenant	1998		16,768	Sq. Ft.
85	Long Lake Square Office	CIIICM		70 West Long Lake Road	Troy	MI	48198	Office	Suburban	1999		22,017	Sq. Ft.
86	Walmart Plaza - Pad Sites, Neptune	WFB		3585-3595 NJ Route 66	Neptune	NJ	07753	Other	Leased Fee	2004		9,108	Sq. Ft.
87	Granada Square Apartments	CIIICM		3416 Chicot Street	Pascagoula	MS	39581	Multifamily	Garden	1972	2014	84	Units
88	Granite Falls Mini Storage	CIIICM		406 North Alder Road, 407 East Stanley Street & 102, 104, & 108 North Alder	Granite Falls	WA	98252	Self Storage	Self Storage	1990		33,270	Sq. Ft.
89	Grand Rapids Retail	WFB		3303 Alpine Avenue Northwest	Grand Rapids	MI	49544	Retail	Unanchored	2015		7,659	Sq. Ft.
90	Franklin Woods Apartments	RMF		11 Plains Court	Franklin	NH	03235	Multifamily	Garden	1980		36	Units
91	Mellodee Thornton MHP	CIIICM		2340 West Victory Road	Boise	ID	83705	Manufactured Housing Community	Manufactured Housing Community	1999		65	Pads
92	Bridge Commerce Center C & D	WFB		20992 Bridge Street	Southfield	MI	48033	Industrial	Flex	1976	2014	58,124	Sq. Ft.
93	Blue Ridge Self Storage	CIIICM		24 Paisley Mountain Road	Cashiers	NC	28717	Self Storage	Self Storage	1980	2007	54,483	Sq. Ft.
94	Phoenix Estates MHP	CIIICM		202 Lingering Lane	Deland	FL	32724	Manufactured Housing Community	Manufactured Housing Community	1965		85	Pads
95	Walmart Plaza - Inline, Cobleskill	WFB		123 Merchant Plaza	Cobleskill	NY	12043	Retail	Shadow Anchored	1995		24,506	Sq. Ft.
96	Tasman Retail	WFB		2203-2215 Tasman Drive	Santa Clara	CA	95054	Retail	Unanchored	1998		9,374	Sq. Ft.
97	Out O’Space Storage Pensacola	CIIICM		540 East Fairfield Drive	Pensacola	FL	32503	Self Storage	Self Storage	2002		45,557	Sq. Ft.
98	CVS and Pet Supplies Plus	CIIICM		207-209 Market Street	Brighton	MA	02135	Retail	Anchored	1965	2009	24,714	Sq. Ft.
99	Walgreens Plaza	CIIICM		1425 Massachusetts Avenue	Arlington	MA	02174	Retail	Anchored	1997		23,176	Sq. Ft.

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Cut-off Date Balance Per Unit/SF(3)(4)	Original Balance ($)(4)(5)	Cut-off Date Balance ($)(4)(5)(6)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)(6)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee Rate	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate
1	TKG 2 Portfolio	100	87,547,500	87,547,500	7.5%	87,547,500	N	4/10/2015	5/6/2015	4/6/2025		4/6/2025		4.08600%	0.00235%	0.00390%	0.02000%	0.00050%
1.01	University Place		33,037,500	33,037,500	2.8%
1.02	Fairhaven Commons		20,100,000	20,100,000	1.7%
1.03	Castle Rock Shoppes		19,200,000	19,200,000	1.6%
1.04	Meridian Towne Center		8,587,500	8,587,500	0.7%
1.05	Spring Prairie Center		6,622,500	6,622,500	0.6%
2	Harden Ranch Plaza	202	85,400,000	85,400,000	7.3%	79,109,669	N	4/8/2015	5/11/2015	4/11/2022	5/11/2022	4/11/2025		3.88000%	0.00235%	0.00390%	0.02000%	0.00050%
3	Eastgate One Phases I-VII & XII	145	75,000,000	75,000,000	6.4%	67,813,111	N	3/24/2015	5/11/2015	4/11/2020	5/11/2020	4/11/2025		3.78500%	0.00235%	0.00390%	0.02000%	0.00050%
4	RPC Northeast Storage Portfolio	67	69,000,000	69,000,000	5.9%	69,000,000	N	4/2/2015	5/11/2015	4/11/2025		4/11/2025		3.88000%	0.00235%	0.00390%	0.02000%	0.00050%
4.01	1008 Greenhill Road		9,850,000	9,850,000	0.8%
4.02	4600 Edges Mill Road		6,415,000	6,415,000	0.6%
4.03	154 Leaders Heights Road		5,128,000	5,128,000	0.4%
4.04	76 Wormans Mill CT		4,940,000	4,940,000	0.4%
4.05	321 West Uwchlan Avenue		4,836,000	4,836,000	0.4%
4.06	3950 West Jonathan Drive		4,404,000	4,404,000	0.4%
4.07	202-324 Dartmouth		4,368,000	4,368,000	0.4%
4.08	115 Wormans Mill CT		4,200,000	4,200,000	0.4%
4.09	329 West Butler Avenue		3,737,000	3,737,000	0.3%
4.1	2440 O’Bryan Boulevard		3,542,000	3,542,000	0.3%
4.11	173 Stanhope Sparta Road		3,315,000	3,315,000	0.3%
4.12	7315 Industry Ln		3,289,000	3,289,000	0.3%
4.13	5630 Linglestown Road		3,100,000	3,100,000	0.3%
4.14	1030 Reeves Street		2,346,000	2,346,000	0.2%
4.15	2199 Parklyn Drive		1,729,000	1,729,000	0.1%
4.16	900 Vogelsong Road		1,358,000	1,358,000	0.1%
4.17	153 Pumping Station Road		1,280,000	1,280,000	0.1%
4.18	10 Roller Circle		1,163,000	1,163,000	0.1%
5	Eastgate Two Phases VIII-X	189	60,000,000	60,000,000	5.2%	54,231,498	N	3/24/2015	5/11/2015	4/11/2020	5/11/2020	4/11/2025		3.76500%	0.00235%	0.00390%	0.02000%	0.00050%
6	3 Beaver Valley Road	176	46,350,000	46,350,000	4.0%	39,068,473	N	3/30/2015	5/11/2015	4/11/2017	5/11/2017	4/11/2025		4.02000%	0.00235%	0.00390%	0.02000%	0.00050%
7	Encino Financial Center	194	44,000,000	44,000,000	3.8%	39,918,710	N	4/13/2015	6/11/2015	5/11/2020	6/11/2020	5/11/2025		3.98000%	0.00235%	0.00390%	0.02000%	0.00050%
8	Milestone Portfolio	72	28,800,000	28,722,854	2.5%	23,030,228	N	3/3/2015	4/5/2015		4/5/2015	3/5/2025		4.18000%	0.00235%	0.00390%	0.06000%	0.00050%
8.01	Preferred Freezer		23,198,000	23,135,860	2.0%
8.02	Veritiv		2,999,000	2,990,967	0.3%
8.03	Best Buy		2,603,000	2,596,027	0.2%
9	The Automatic Lofts	58,091	28,000,000	28,000,000	2.4%	27,516,688	N	4/2/2015	5/11/2015	4/11/2019	5/11/2019	4/11/2020		3.90000%	0.00235%	0.00390%	0.02000%	0.00050%
10	7979 Westheimer Apartment Homes	57,467	26,377,500	26,377,500	2.3%	24,027,409	N	3/31/2015	5/6/2015	4/6/2020	5/6/2020	4/6/2025		4.22000%	0.00235%	0.00390%	0.02000%	0.00050%
11	Brickyard Square	210	25,000,000	25,000,000	2.1%	21,891,006	N	4/14/2015	6/6/2015	5/6/2018	6/6/2018	5/6/2025		4.51000%	0.00235%	0.00390%	0.02000%	0.00050%
12	Flatiron Hotel	351,563	22,500,000	22,500,000	1.9%	20,758,787	N	4/16/2015	6/6/2015	11/6/2021	12/6/2021	5/6/2025		4.91300%	0.00235%	0.00390%	0.02000%	0.00050%
13	Home Market Foods	112	21,975,000	21,942,998	1.9%	17,420,434	N	4/10/2015	5/11/2015		5/11/2015	4/11/2025		3.94000%	0.00235%	0.00390%	0.02000%	0.00050%
14	Chester Mall Shopping Center	107	21,000,000	21,000,000	1.8%	18,184,031	N	4/1/2015	5/11/2015	4/11/2018	5/11/2018	4/11/2025		4.04000%	0.00235%	0.00390%	0.02000%	0.00050%
15	Old Colony Square	198	19,800,000	19,800,000	1.7%	15,731,140	N	4/6/2015	6/1/2015		6/1/2015	5/1/2025		4.00000%	0.00235%	0.00390%	0.10000%	0.00050%
16	3800 Embassy Parkway	158	18,500,000	18,500,000	1.6%	16,823,553	N	4/17/2015	6/1/2015	5/1/2020	6/1/2020	5/1/2025		4.11000%	0.00235%	0.00390%	0.02000%	0.00050%
17	Courtyard Marriott Harrisburg	144,181	18,500,000	18,455,125	1.6%	15,050,080	N	3/9/2015	4/6/2015		4/6/2015	3/6/2025		4.67500%	0.00235%	0.00390%	0.02000%	0.00050%
18	3700 Buffalo Speedway	121	17,500,000	17,500,000	1.5%	15,316,615	N	4/20/2015	6/11/2015	5/11/2018	6/11/2018	5/11/2025		4.49000%	0.00235%	0.00390%	0.02000%	0.00050%
19	REL Commons	85	16,500,000	16,500,000	1.4%	15,023,976	N	3/2/2015	4/5/2015	4/5/2020	5/5/2020	3/5/2025		4.09000%	0.00235%	0.00390%	0.02000%	0.00050%
19.01	Exeter Commons		11,000,000	11,000,000	0.9%
19.02	Littleton Commons		3,700,000	3,700,000	0.3%
19.03	Spaulding Commons		1,800,000	1,800,000	0.2%
20	CubeSmart Portfolio II	41	14,182,500	14,182,500	1.2%	12,094,103	N	4/10/2015	6/1/2015	5/1/2017	6/1/2017	5/1/2025		4.44000%	0.00235%	0.00390%	0.02000%	0.00050%
20.01	CubeSmart AAA Friendly		5,302,500	5,302,500	0.5%
20.02	CubeSmart Shreveport		3,075,000	3,075,000	0.3%
20.03	CubeSmart Saginaw		3,000,000	3,000,000	0.3%
20.04	CubeSmart Tyler		2,805,000	2,805,000	0.2%
21	Cedar Hills Shopping Center	65	14,000,000	14,000,000	1.2%	11,226,893	N	4/17/2015	6/1/2015		6/1/2015	5/1/2025		4.26000%	0.00235%	0.00390%	0.02000%	0.00050%
22	Washington Square	52,273	13,800,000	13,800,000	1.2%	13,169,661	N	1/16/2015	3/1/2015	2/1/2017	3/1/2017	2/1/2020		4.85000%	0.00235%	0.00390%	0.06000%	0.00050%
23	Tarkanian Professional Center	187	13,750,000	13,750,000	1.2%	12,160,201	N	3/2/2015	4/6/2015	3/6/2018	4/6/2018	3/6/2025		4.95000%	0.00235%	0.00390%	0.02000%	0.00050%
24	Sherlock Storage Portfolio	86	13,500,000	13,481,131	1.2%	10,790,948	N	3/23/2015	5/1/2015		5/1/2015	4/1/2025		4.17000%	0.00235%	0.00390%	0.02000%	0.00050%
24.01	Sherlock Self Storage Woodinville		7,500,000	7,489,517	0.6%
24.02	Sherlock Self Storage Bothell		6,000,000	5,991,614	0.5%
25	Bartonsville Square	185	13,200,000	13,200,000	1.1%	11,433,049	N	4/17/2015	6/1/2015	5/1/2018	6/1/2018	5/1/2025		4.05000%	0.00235%	0.00390%	0.02000%	0.00050%
26	CubeSmart Portfolio I	67	13,117,500	13,117,500	1.1%	11,185,926	N	4/10/2015	6/1/2015	5/1/2017	6/1/2017	5/1/2025		4.44000%	0.00235%	0.00390%	0.02000%	0.00050%
26.01	CubeSmart Corpus Christi		7,087,500	7,087,500	0.6%
26.02	CubeSmart Hollytree		3,780,000	3,780,000	0.3%
26.03	CubeSmart Pensacola		2,250,000	2,250,000	0.2%
27	Newtown Office Building	108	12,925,000	12,925,000	1.1%	11,607,222	N	3/19/2015	5/6/2015	4/6/2019	5/6/2019	4/6/2025		4.63000%	0.00235%	0.00390%	0.02000%	0.00050%
28	Lincoln View Plaza	234	12,700,000	12,700,000	1.1%	10,743,879	N	4/10/2015	5/11/2015	4/11/2017	5/11/2017	4/11/2025		4.15000%	0.00235%	0.00390%	0.06000%	0.00050%
29	Reservoir Industrial Center	21	10,500,000	10,500,000	0.9%	10,500,000	N	4/14/2015	6/11/2015	5/11/2025		5/11/2025		3.57000%	0.00235%	0.00390%	0.02000%	0.00050%
30	Commerce Point I & II	80	10,000,000	10,000,000	0.9%	8,828,167	N	3/11/2015	4/6/2015	3/6/2018	4/6/2018	3/6/2025		4.87000%	0.00000%	0.00390%	0.01250%	0.00050%
31	AAA Self Storage - Chatsworth	102	10,000,000	10,000,000	0.9%	10,000,000	N	4/10/2015	5/11/2015	4/11/2025		4/11/2025		4.13000%	0.00235%	0.00390%	0.02000%	0.00050%
32	Apple - Residence Inn Westford 2	92,420	10,000,000	9,981,325	0.9%	7,278,976	N	3/18/2015	5/11/2015		5/11/2015	4/11/2025		4.28000%	0.00235%	0.00390%	0.02000%	0.00050%
33	Mi Casita	28,281	5,963,000	5,963,000	0.5%	4,310,453	N	4/16/2015	6/1/2015		6/1/2015	5/1/2025		4.10000%	0.00235%	0.00390%	0.02000%	0.00050%
34	Su Casita	28,281	3,285,000	3,285,000	0.3%	2,374,616	N	4/16/2015	6/1/2015		6/1/2015	5/1/2025		4.10000%	0.00235%	0.00390%	0.02000%	0.00050%
35	Super 8 University, Austin	42,083	6,100,000	6,089,321	0.5%	4,514,924	N	3/13/2015	5/1/2015		5/1/2015	4/1/2025		4.72000%	0.00235%	0.00390%	0.06000%	0.00050%
36	Quality Inn & Suites, San Antonio	42,083	2,500,000	2,495,624	0.2%	1,850,379	N	3/13/2015	5/1/2015		5/1/2015	4/1/2025		4.72000%	0.00235%	0.00390%	0.06000%	0.00050%
37	Suburban Chicago Retail Portfolio	174	8,500,000	8,488,807	0.7%	6,873,245	N	3/18/2015	5/1/2015		5/1/2015	4/1/2025		4.50000%	0.00235%	0.00390%	0.02000%	0.00050%
37.01	Briarwood Retail Center		2,930,000	2,926,142	0.3%
37.02	Apple Valley Retail Center		2,600,000	2,596,576	0.2%
37.03	Eola Retail Center		2,010,000	2,007,353	0.2%
37.04	County Line Retail Center		960,000	958,736	0.1%
38	Space Park East Industrial Portfolio	20	8,350,000	8,350,000	0.7%	8,350,000	N	4/15/2015	6/11/2015	5/11/2025		5/11/2025		3.86000%	0.00235%	0.00390%	0.06000%	0.00050%
39	Hampton Inn Great Valley	65,600	8,200,000	8,200,000	0.7%	7,040,747	N	3/27/2015	5/11/2015	4/11/2017	5/11/2017	4/11/2025		4.70000%	0.00235%	0.00390%	0.02000%	0.00050%
40	Staybridge Suites IAH	79,850	7,200,000	7,186,495	0.6%	5,234,794	N	4/7/2015	5/6/2015		5/6/2015	4/6/2025		4.25000%	0.00235%	0.00390%	0.02000%	0.00050%
41	Town Square East	77	7,000,000	7,000,000	0.6%	5,641,053	N	4/15/2015	6/5/2015		6/5/2015	5/5/2025		4.40000%	0.00235%	0.00390%	0.02000%	0.00050%
42	Hampton Inn Birmingham Trussville	88,462	6,900,000	6,900,000	0.6%	5,579,751	N	4/17/2015	6/1/2015		6/1/2015	5/1/2025		4.50000%	0.00235%	0.00390%	0.02000%	0.00050%
43	Shoppes of Hillsboro	111	6,825,000	6,825,000	0.6%	6,183,332	N	4/1/2015	5/6/2015	4/6/2020	5/6/2020	4/6/2025		3.90000%	0.00235%	0.00390%	0.02000%	0.00050%
44	Chaparral Plaza	176	6,780,000	6,780,000	0.6%	6,196,413	N	3/11/2015	4/6/2015	3/6/2020	4/6/2020	3/6/2025		4.42000%	0.00235%	0.00390%	0.02000%	0.00050%
45	TownePlace Suites York	64,684	6,550,000	6,533,124	0.6%	4,044,640	N	3/27/2015	5/1/2015		5/1/2015	4/1/2025		4.50000%	0.00235%	0.00390%	0.02000%	0.00050%
46	CT Storage - Gardena	84	6,300,000	6,300,000	0.5%	5,310,278	N	3/17/2015	5/11/2015	4/11/2017	5/11/2017	4/11/2025		4.02000%	0.00235%	0.00390%	0.02000%	0.00050%
47	Holiday Inn Express Waynesboro	74,768	6,000,000	5,981,427	0.5%	4,528,271	N	2/24/2015	4/6/2015		4/6/2015	3/6/2025		5.25000%	0.00235%	0.00390%	0.02000%	0.00050%
48	Holiday Inn Express - Sweetwater	89,186	6,000,000	5,975,448	0.5%	4,850,617	N	1/6/2015	3/1/2015		3/1/2015	2/1/2025		4.50000%	0.00235%	0.00390%	0.02000%	0.00050%
49	Norchester Village Shopping Center	54	5,900,000	5,889,456	0.5%	4,344,022	N	3/18/2015	5/6/2015		5/6/2015	4/6/2025		4.58000%	0.00235%	0.00390%	0.02000%	0.00050%
50	South Hampton Townhomes	93,333	5,600,000	5,600,000	0.5%	4,457,254	N	4/2/2015	6/1/2015		6/1/2015	5/1/2025		4.05000%	0.00235%	0.00390%	0.02000%	0.00050%
51	Candlewood Suites Indianapolis Northwest	53,783	5,600,000	5,593,432	0.5%	4,624,412	N	4/2/2015	5/6/2015		5/6/2015	4/6/2025		5.13000%	0.00235%	0.00390%	0.06000%	0.00050%
52	Copper Country MHP & Mini Storage	29,058	5,550,000	5,550,000	0.5%	5,286,871	N	3/26/2015	5/5/2015	4/5/2017	5/5/2017	4/5/2020		4.63000%	0.00235%	0.00390%	0.02000%	0.00050%
53	Dix-Toledo Shopping Center	42	5,100,000	5,092,782	0.4%	4,066,402	N	3/19/2015	5/6/2015		5/6/2015	4/6/2025		4.10000%	0.00235%	0.00390%	0.02000%	0.00050%
54	Hobby Lobby Center	75	5,040,000	5,033,094	0.4%	4,044,336	N	4/1/2015	5/1/2015		5/1/2015	4/1/2025		4.28000%	0.00235%	0.00390%	0.02000%	0.00050%
55	Lindsay Square	107	4,987,500	4,987,500	0.4%	4,088,122	N	4/21/2015	6/11/2015	5/11/2016	6/11/2016	5/11/2025		4.03000%	0.00235%	0.00390%	0.02000%	0.00050%
56	Holiday Inn Express Palatka	68,403	4,925,000	4,925,000	0.4%	3,587,875	N	4/17/2015	6/1/2015		6/1/2015	5/1/2025		4.30000%	0.00235%	0.00390%	0.02000%	0.00050%
57	Palmerone Farms	175	4,850,000	4,843,318	0.4%	3,887,757	N	3/27/2015	5/11/2015		5/11/2015	4/11/2025		4.25000%	0.00235%	0.00390%	0.02000%	0.00050%
58	Hampton Inn - Brownwood	80,357	4,500,000	4,500,000	0.4%	3,303,436	N	4/17/2015	6/1/2015		6/1/2015	5/1/2025		4.50000%	0.00235%	0.00390%	0.02000%	0.00050%
59	Holiday MHC	19,565	4,500,000	4,500,000	0.4%	4,256,752	N	3/30/2015	5/1/2015	10/1/2016	11/1/2016	4/1/2020		4.83000%	0.00235%	0.00390%	0.02000%	0.00050%
60	Price Cutter	85	4,500,000	4,500,000	0.4%	3,636,460	N	4/2/2015	6/1/2015		6/1/2015	5/1/2025		4.48000%	0.00235%	0.00390%	0.02000%	0.00050%
61	Metro Station	93	4,275,000	4,275,000	0.4%	3,738,911	N	3/24/2015	5/6/2015	4/6/2018	5/6/2018	4/6/2025		4.46000%	0.00235%	0.00390%	0.02000%	0.00050%
62	Walgreens Forest VA	287	4,250,000	4,250,000	0.4%	3,863,649	N	4/15/2015	6/6/2015	5/6/2020	6/6/2020	5/6/2025		4.10000%	0.00235%	0.00390%	0.02000%	0.00050%
63	Westmoreland Commons	176	4,250,000	4,250,000	0.4%	3,485,845	N	4/20/2015	6/1/2015	5/1/2016	6/1/2016	5/1/2025		4.05000%	0.00235%	0.00390%	0.02000%	0.00050%
64	Willows Apartment	21,538	4,200,000	4,200,000	0.4%	3,348,954	N	4/6/2015	6/1/2015		6/1/2015	5/1/2025		4.10000%	0.00235%	0.00390%	0.02000%	0.00050%
65	Gateway Center	130	3,900,000	3,900,000	0.3%	2,954,095	N	3/20/2015	5/1/2015	4/1/2016	5/1/2016	4/1/2025		4.16000%	0.00235%	0.00390%	0.02000%	0.00050%
66	Planet Self Storage - Hyde Park	141	3,890,000	3,890,000	0.3%	3,383,948	N	2/26/2015	4/1/2015	3/1/2018	4/1/2018	3/1/2025		4.23000%	0.00235%	0.00390%	0.02000%	0.00050%
67	Winding Woods	123	3,810,000	3,810,000	0.3%	3,810,000	N	3/30/2015	5/6/2015	4/6/2025		4/6/2025		4.09600%	0.00235%	0.00390%	0.02000%	0.00050%

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Cut-off Date Balance Per Unit/SF(3)(4)	Original Balance ($)(4)(5)	Cut-off Date Balance ($)(4)(5)(6)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)(6)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee Rate	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate
68	6202 West Park Boulevard	484	3,750,000	3,750,000	0.3%	3,422,104	Y	4/3/2015	5/6/2015	4/6/2020	5/6/2020	4/6/2025	4/6/2045	4.33000%	0.00235%	0.00390%	0.02000%	0.00050%
69	Champions on Luther	93,750	3,750,000	3,750,000	0.3%	3,104,936	N	1/30/2015	3/1/2015	2/1/2016	3/1/2016	2/1/2025		4.35000%	0.00235%	0.00390%	0.02000%	0.00050%
70	Park Village MHC	17,419	3,750,000	3,745,062	0.3%	3,032,314	N	3/10/2015	5/1/2015		5/1/2015	4/1/2025		4.50000%	0.00235%	0.00390%	0.02000%	0.00050%
71	Lions Head Office Park	57	3,700,000	3,700,000	0.3%	2,967,108	N	4/3/2015	6/1/2015		6/1/2015	5/1/2025		4.26000%	0.00235%	0.00390%	0.11000%	0.00050%
72	Country Air & Moore Manor	15,875	3,640,000	3,635,445	0.3%	2,971,477	N	3/9/2015	5/5/2015		5/5/2015	4/5/2025		4.78000%	0.00235%	0.00390%	0.02000%	0.00050%
72.01	Moore Manor MHP		2,055,000	2,052,429	0.2%
72.02	Country Air MHP		1,585,000	1,583,017	0.1%
73	Fondren Corner	56	3,600,000	3,591,023	0.3%	2,290,821	N	4/9/2015	5/11/2015		5/11/2015	4/11/2025		4.15000%	0.00235%	0.00390%	0.08000%	0.00050%
74	Bryant Circle Self Storage	86	3,500,000	3,500,000	0.3%	2,959,264	N	4/1/2015	5/5/2015	4/5/2017	5/5/2017	4/5/2025		4.13000%	0.00235%	0.00390%	0.02000%	0.00050%
75	Planet Self Storage - New Milford	85	3,500,000	3,500,000	0.3%	2,887,156	N	2/26/2015	4/1/2015	3/1/2016	4/1/2016	3/1/2025		4.23000%	0.00235%	0.00390%	0.02000%	0.00050%
76	Holleman Village Apartments	93,243	3,450,000	3,450,000	0.3%	2,856,540	N	1/30/2015	3/1/2015	2/1/2016	3/1/2016	2/1/2025		4.35000%	0.00235%	0.00390%	0.02000%	0.00050%
77	Boynton Place	429	3,350,000	3,350,000	0.3%	2,909,215	N	4/1/2015	5/11/2015	4/11/2018	5/11/2018	4/11/2025		4.16000%	0.00235%	0.00390%	0.02000%	0.00050%
78	6100 West Park Boulevard	466	3,250,000	3,250,000	0.3%	2,973,542	Y	3/26/2015	5/6/2015	4/6/2020	5/6/2020	4/6/2025	4/6/2045	4.49000%	0.00235%	0.00390%	0.02000%	0.00050%
79	Salem Mini Storage	54	3,100,000	3,100,000	0.3%	2,464,739	N	4/17/2015	6/11/2015		6/11/2015	5/11/2025		4.02000%	0.00235%	0.00390%	0.02000%	0.00050%
80	Ten Haggerty	128	2,775,000	2,775,000	0.2%	2,346,927	N	4/10/2015	5/11/2015	4/11/2017	5/11/2017	4/11/2025		4.14000%	0.00235%	0.00390%	0.02000%	0.00050%
81	High Acres & Fairdale MHC	14,706	2,750,000	2,750,000	0.2%	2,018,767	N	4/17/2015	6/1/2015		6/1/2015	5/1/2025		4.50000%	0.00235%	0.00390%	0.02000%	0.00050%
82	The Shops at Wimbledon	383	2,625,000	2,625,000	0.2%	2,156,377	N	4/3/2015	5/11/2015	4/11/2016	5/11/2016	4/11/2025		4.10000%	0.00235%	0.00390%	0.07000%	0.00050%
83	Road Runner Sports Facility	29	4,400,000	2,588,992	0.2%	1,574,516	N	10/13/1999	12/1/1999		12/1/1999	11/1/2019		7.04000%	0.00235%	0.00390%	0.02000%	0.00050%
84	Rite Aid Kenmore	149	2,500,000	2,500,000	0.2%	1,842,196	N	4/15/2015	6/5/2015		6/5/2015	5/5/2025		4.60000%	0.00235%	0.00390%	0.02000%	0.00050%
85	Long Lake Square Office	100	2,200,000	2,200,000	0.2%	1,618,076	N	4/3/2015	6/1/2015		6/1/2015	5/1/2025		4.55000%	0.00235%	0.00390%	0.02000%	0.00050%
86	Walmart Plaza - Pad Sites, Neptune	209	1,900,000	1,900,000	0.2%	1,520,417	N	4/3/2015	6/1/2015		6/1/2015	5/1/2025		4.20000%	0.00235%	0.00390%	0.11000%	0.00050%
87	Granada Square Apartments	22,619	1,900,000	1,900,000	0.2%	1,559,915	N	4/20/2015	6/1/2015		6/1/2015	5/1/2025		4.95000%	0.00235%	0.00390%	0.02000%	0.00050%
88	Granite Falls Mini Storage	55	1,820,000	1,820,000	0.2%	1,494,235	N	4/17/2015	6/1/2015		6/1/2015	5/1/2025		4.95000%	0.00235%	0.00390%	0.02000%	0.00050%
89	Grand Rapids Retail	222	1,700,000	1,697,555	0.1%	1,351,084	N	3/18/2015	5/11/2015		5/11/2015	4/11/2025		4.01000%	0.00235%	0.00390%	0.05000%	0.00050%
90	Franklin Woods Apartments	45,306	1,635,000	1,631,014	0.1%	1,328,975	N	2/24/2015	4/6/2015		4/6/2015	3/6/2025		4.65000%	0.00235%	0.00390%	0.02000%	0.00050%
91	Mellodee Thornton MHP	24,584	1,600,000	1,597,942	0.1%	1,299,553	N	4/1/2015	5/5/2015		5/5/2015	4/5/2025		4.63000%	0.00235%	0.00390%	0.02000%	0.00050%
92	Bridge Commerce Center C & D	27	1,600,000	1,596,901	0.1%	1,153,352	N	3/25/2015	5/11/2015		5/11/2015	4/11/2025		4.03000%	0.00235%	0.00390%	0.02000%	0.00050%
93	Blue Ridge Self Storage	29	1,600,000	1,596,218	0.1%	1,347,901	N	3/19/2015	5/1/2015		5/1/2015	4/1/2020		5.25000%	0.00235%	0.00390%	0.02000%	0.00050%
94	Phoenix Estates MHP	18,212	1,550,000	1,548,043	0.1%	1,263,206	N	4/1/2015	5/1/2015		5/1/2015	4/1/2025		4.73000%	0.00235%	0.00390%	0.02000%	0.00050%
95	Walmart Plaza - Inline, Cobleskill	61	1,500,000	1,500,000	0.1%	1,200,329	N	4/3/2015	6/1/2015		6/1/2015	5/1/2025		4.20000%	0.00235%	0.00390%	0.11000%	0.00050%
96	Tasman Retail	160	1,500,000	1,497,858	0.1%	1,193,853	N	4/1/2015	5/11/2015		5/11/2015	4/11/2025		4.05000%	0.00235%	0.00390%	0.02000%	0.00050%
97	Out O’Space Storage Pensacola	32	1,450,000	1,450,000	0.1%	1,229,383	N	3/26/2015	5/1/2015	4/1/2017	5/1/2017	4/1/2025		4.23000%	0.00235%	0.00390%	0.02000%	0.00050%
98	CVS and Pet Supplies Plus	41	3,510,000	1,020,869	0.1%	0	N	10/23/1998	12/1/1998		12/1/1998	11/1/2018		7.16000%	0.00235%	0.00390%	0.02000%	0.00050%
99	Walgreens Plaza	43	3,415,000	993,237	0.1%	0	N	10/23/1998	12/1/1998		12/1/1998	11/1/2018		7.16000%	0.00235%	0.00390%	0.02000%	0.00050%

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)(6)(7)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)(7)	Remaining IO Period (Mos.)(7)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)
1	TKG 2 Portfolio	4.05925%	Actual/360	303,067.56	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(24),GRTR 1% or YM(92),O(4)	0
1.01	University Place
1.02	Fairhaven Commons
1.03	Castle Rock Shoppes
1.04	Meridian Towne Center
1.05	Spring Prairie Center
2	Harden Ranch Plaza	3.85325%	Actual/360	445,133.47	Interest-only, Amortizing Balloon	Actual/360	120	119	84	83	300	300	1	L(25),D(88),O(7)	0
3	Eastgate One Phases I-VII & XII	3.75825%	Actual/360	348,827.90	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(23),GRTR 1% or YM(2),GRTR 1% or YM or D(90),O(5)	0
4	RPC Northeast Storage Portfolio	3.85325%	Actual/360	226,818.33	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0
4.01	1008 Greenhill Road
4.02	4600 Edges Mill Road
4.03	154 Leaders Heights Road
4.04	76 Wormans Mill CT
4.05	321 West Uwchlan Avenue
4.06	3950 West Jonathan Drive
4.07	202-324 Dartmouth
4.08	115 Wormans Mill CT
4.09	329 West Butler Avenue
4.1	2440 O’Bryan Boulevard
4.11	173 Stanhope Sparta Road
4.12	7315 Industry Ln
4.13	5630 Linglestown Road
4.14	1030 Reeves Street
4.15	2199 Parklyn Drive
4.16	900 Vogelsong Road
4.17	153 Pumping Station Road
4.18	10 Roller Circle
5	Eastgate Two Phases VIII-X	3.73825%	Actual/360	278,380.30	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(23),GRTR 1% or YM(2),GRTR 1% or YM or D(90),O(5)	0
6	3 Beaver Valley Road	3.99325%	Actual/360	221,816.75	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0
7	Encino Financial Center	3.95325%	Actual/360	209,555.72	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0	L(24),D(89),O(7)	0
8	Milestone Portfolio	4.11325%	Actual/360	140,500.96	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0
8.01	Preferred Freezer
8.02	Veritiv
8.03	Best Buy
9	The Automatic Lofts	3.87325%	Actual/360	132,067.10	Interest-only, Amortizing Balloon	Actual/360	60	59	48	47	360	360	1	L(25),GRTR 1% or YM(31),O(4)	0
10	7979 Westheimer Apartment Homes	4.19325%	Actual/360	129,298.60	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(24),GRTR 1% or YM(89),O(7)	0
11	Brickyard Square	4.48325%	Actual/360	126,819.92	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0
12	Flatiron Hotel	4.88625%	Actual/360	131,547.86	Interest-only, Amortizing Balloon	Actual/360	120	120	78	78	Customized	Customized	0	L(24),D(91),O(5)	0
13	Home Market Foods	3.91325%	Actual/360	104,153.30	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0
14	Chester Mall Shopping Center	4.01325%	Actual/360	100,742.09	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)	0
15	Old Colony Square	3.89325%	Actual/360	94,528.23	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	5
16	3800 Embassy Parkway	4.08325%	Actual/360	89,499.05	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0	L(24),D(94),O(2)	5
17	Courtyard Marriott Harrisburg	4.64825%	Actual/360	95,670.20	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0
18	3700 Buffalo Speedway	4.46325%	Actual/360	88,565.98	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0
19	REL Commons	4.06325%	Actual/360	79,632.04	Interest-only, Amortizing Balloon	Actual/360	120	118	61	59	360	360	2	L(26),D(91),O(3)	0
19.01	Exeter Commons
19.02	Littleton Commons
19.03	Spaulding Commons
20	CubeSmart Portfolio II	4.41325%	Actual/360	71,355.91	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0	L(24),D(93),O(3)	0
20.01	CubeSmart AAA Friendly
20.02	CubeSmart Shreveport
20.03	CubeSmart Saginaw
20.04	CubeSmart Tyler
21	Cedar Hills Shopping Center	4.23325%	Actual/360	68,953.57	Amortizing Balloon		120	120	0	0	360	360	0	L(24),GRTR 1% or YM(93),O(3)	5
22	Washington Square	4.78325%	Actual/360	72,821.47	Interest-only, Amortizing Balloon	Actual/360	60	57	24	21	360	360	3	L(27),D(29),O(4)	5
23	Tarkanian Professional Center	4.92325%	Actual/360	73,393.37	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2	L(26),D(90),O(4)	0
24	Sherlock Storage Portfolio	4.14325%	Actual/360	65,781.15	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)	0
24.01	Sherlock Self Storage Woodinville
24.02	Sherlock Self Storage Bothell
25	Bartonsville Square	4.02325%	Actual/360	63,399.91	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(93),O(3)	5
26	CubeSmart Portfolio I	4.41325%	Actual/360	65,997.62	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0	L(24),D(93),O(3)	0
26.01	CubeSmart Corpus Christi
26.02	CubeSmart Hollytree
26.03	CubeSmart Pensacola
27	Newtown Office Building	4.60325%	Actual/360	66,491.22	Interest-only, Amortizing Balloon	Actual/360	120	119	48	47	360	360	1	L(47),GRTR 1% or YM(69),O(4)	0
28	Lincoln View Plaza	4.08325%	Actual/360	61,735.12	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0
29	Reservoir Industrial Center	3.54325%	Actual/360	31,758.13	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(89),O(7)	0
30	Commerce Point I & II	4.85310%	Actual/360	52,890.48	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2	L(26),D(90),O(4)	0
31	AAA Self Storage - Chatsworth	4.10325%	Actual/360	34,990.28	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0
32	Apple - Residence Inn Westford 2	4.25325%	Actual/360	54,341.93	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(91),O(4)	0
33	Mi Casita	4.07325%	Actual/360	31,805.09	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(93),O(3)	5
34	Su Casita	4.07325%	Actual/360	17,521.34	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(93),O(3)	5
35	Super 8 University, Austin	4.65325%	Actual/360	34,671.99	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(91),O(4)	5
36	Quality Inn & Suites, San Antonio	4.65325%	Actual/360	14,209.83	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(91),O(4)	5
37	Suburban Chicago Retail Portfolio	4.47325%	Actual/360	43,068.25	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)	0
37.01	Briarwood Retail Center
37.02	Apple Valley Retail Center
37.03	Eola Retail Center
37.04	County Line Retail Center
38	Space Park East Industrial Portfolio	3.79325%	Actual/360	27,306.82	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	0
39	Hampton Inn Great Valley	4.67325%	Actual/360	42,528.30	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0
40	Staybridge Suites IAH	4.22325%	Actual/360	39,005.14	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(91),O(4)	0
41	Town Square East	4.37325%	Actual/360	35,053.26	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(90),O(6)	0
42	Hampton Inn Birmingham Trussville	4.47325%	Actual/360	34,961.29	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(94),O(2)	5
43	Shoppes of Hillsboro	3.87325%	Actual/360	32,191.35	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(25),D(90),O(5)	0
44	Chaparral Plaza	4.39325%	Actual/360	34,031.74	Interest-only, Amortizing Balloon	Actual/360	120	118	60	58	360	360	2	L(24),GRTR 1% or YM(89),O(7)	0
45	TownePlace Suites York	4.47325%	Actual/360	41,438.53	Amortizing Balloon		120	119	0	0	240	239	1	L(25),D(92),O(3)	0
46	CT Storage - Gardena	3.99325%	Actual/360	30,149.85	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(82),O(13)	0
47	Holiday Inn Express Waynesboro	5.22325%	Actual/360	35,954.86	Amortizing Balloon		120	118	0	0	300	298	2	L(26),D(90),O(4)	0
48	Holiday Inn Express - Sweetwater	4.47325%	Actual/360	30,401.12	Amortizing Balloon		120	117	0	0	360	357	3	L(27),D(91),O(2)	5
49	Norchester Village Shopping Center	4.55325%	Actual/360	33,062.60	Amortizing Balloon		120	119	0	0	300	299	1	L(35),GRTR 1% or YM(81),O(4)	0
50	South Hampton Townhomes	4.02325%	Actual/360	26,896.93	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(93),O(3)	7
51	Candlewood Suites Indianapolis Northwest	5.06325%	Actual/360	30,508.50	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0
52	Copper Country MHP & Mini Storage	4.60325%	Actual/360	28,551.35	Interest-only, Amortizing Balloon	Actual/360	60	59	24	23	360	360	1	L(25),D(32),O(3)	0
53	Dix-Toledo Shopping Center	4.07325%	Actual/360	24,643.12	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(88),O(7)	0
54	Hobby Lobby Center	4.25325%	Actual/360	24,882.37	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)	0
55	Lindsay Square	4.00325%	Actual/360	23,897.43	Interest-only, Amortizing Balloon	Actual/360	120	120	12	12	360	360	0	L(24),D(92),O(4)	0
56	Holiday Inn Express Palatka	4.27325%	Actual/360	26,818.67	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(93),O(3)	0
57	Palmerone Farms	4.22325%	Actual/360	23,859.08	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0
58	Hampton Inn - Brownwood	4.47325%	Actual/360	25,012.46	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(94),O(2)	5
59	Holiday MHC	4.80325%	Actual/360	23,691.61	Interest-only, Amortizing Balloon	Actual/360	60	59	18	17	360	360	1	L(25),D(32),O(3)	0
60	Price Cutter	4.45325%	Actual/360	22,747.39	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(94),O(2)	5
61	Metro Station	4.43325%	Actual/360	21,559.31	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)	0
62	Walgreens Forest VA	4.07325%	Actual/360	20,535.93	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0	L(24),D(92),O(4)	0
63	Westmoreland Commons	4.02325%	Actual/360	20,412.85	Interest-only, Amortizing Balloon	Actual/360	120	120	12	12	360	360	0	L(24),D(93),O(3)	0
64	Willows Apartment	4.07325%	Actual/360	20,294.33	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	5
65	Gateway Center	4.13325%	Actual/360	20,931.74	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	300	300	1	L(25),D(92),O(3)	0
66	Planet Self Storage - Hyde Park	4.20325%	Actual/360	19,090.94	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2	L(26),GRTR 1% or YM(91),O(3)	0
67	Winding Woods	4.06925%	Actual/360	13,221.55	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(23),GRTR 1% or YM(93),O(4)	0

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)(6)(7)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)(7)	Remaining IO Period (Mos.)(7)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)
68	6202 West Park Boulevard	4.30325%	Actual/360	18,623.80	Interest-only, Amortizing ARD	Actual/360	120	119	60	59	360	360	1	L(24),GRTR 1% or YM(89),O(7)	0
69	Champions on Luther	4.32325%	Actual/360	18,667.94	Interest-only, Amortizing Balloon	Actual/360	120	117	12	9	360	360	3	L(27),D(90),O(3)	5
70	Park Village MHC	4.47325%	Actual/360	19,000.70	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(82),O(13)	0
71	Lions Head Office Park	4.14325%	Actual/360	18,223.44	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	5
72	Country Air & Moore Manor	4.75325%	Actual/360	19,053.84	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)	0
72.01	Moore Manor MHP
72.02	Country Air MHP
73	Fondren Corner	4.06325%	Actual/360	21,426.84	Amortizing Balloon		120	119	0	0	252	251	1	L(25),D(91),O(4)	0
74	Bryant Circle Self Storage	4.10325%	Actual/360	16,972.91	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(92),O(3)	0
75	Planet Self Storage - New Milford	4.20325%	Actual/360	17,176.94	Interest-only, Amortizing Balloon	Actual/360	120	118	12	10	360	360	2	L(26),GRTR 1% or YM(91),O(3)	0
76	Holleman Village Apartments	4.32325%	Actual/360	17,174.51	Interest-only, Amortizing Balloon	Actual/360	120	117	12	9	360	360	3	L(27),D(90),O(3)	5
77	Boynton Place	4.13325%	Actual/360	16,303.96	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),GRTR 1% or YM(91),O(4)	0
78	6100 West Park Boulevard	4.46325%	Actual/360	16,447.97	Interest-only, Amortizing ARD	Actual/360	120	119	60	59	360	360	1	L(24),GRTR 1% or YM(89),O(7)	0
79	Salem Mini Storage	3.99325%	Actual/360	14,835.64	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0
80	Ten Haggerty	4.11325%	Actual/360	13,473.22	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0
81	High Acres & Fairdale MHC	4.47325%	Actual/360	15,285.39	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(93),O(3)	0
82	The Shops at Wimbledon	4.02325%	Actual/360	12,683.96	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	360	360	1	L(25),D(91),O(4)	0
83	Road Runner Sports Facility	7.01325%	30/360	31,211.00	Amortizing Balloon		240	54	0	0	300	114	186	L(60),GRTR 1% or YM(177),O(3)	10
84	Rite Aid Kenmore	4.57325%	Actual/360	14,038.09	Amortizing Balloon		120	120	0	0	300	300	0	L(24),GRTR 1% or YM(93),O(3)	0
85	Long Lake Square Office	4.52325%	Actual/360	12,290.83	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(92),O(4)	0
86	Walmart Plaza - Pad Sites, Neptune	4.08325%	Actual/360	9,291.33	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	5
87	Granada Square Apartments	4.92325%	Actual/360	10,141.63	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(93),O(3)	0
88	Granite Falls Mini Storage	4.92325%	Actual/360	9,714.61	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(93),O(3)	0
89	Grand Rapids Retail	3.95325%	Actual/360	8,125.86	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0
90	Franklin Woods Apartments	4.62325%	Actual/360	8,430.66	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0
91	Mellodee Thornton MHP	4.60325%	Actual/360	8,231.02	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM(91),O(4)	0
92	Bridge Commerce Center C & D	4.00325%	Actual/360	8,471.92	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(91),O(4)	0
93	Blue Ridge Self Storage	5.22325%	Actual/360	10,781.51	Amortizing Balloon		60	59	0	0	240	239	1	L(25),D(32),O(3)	0
94	Phoenix Estates MHP	4.70325%	Actual/360	8,066.86	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)	0
95	Walmart Plaza - Inline, Cobleskill	4.08325%	Actual/360	7,335.26	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	5
96	Tasman Retail	4.02325%	Actual/360	7,204.54	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM(91),O(4)	0
97	Out O’Space Storage Pensacola	4.20325%	Actual/360	7,116.16	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),GRTR 1% or YM(89),O(6)	0
98	CVS and Pet Supplies Plus	7.13325%	30/360	27,551.11	Fully Amortizing		240	42	0	0	240	42	198	L(96),GRTR 1% or YM(140),O(4)	0
99	Walgreens Plaza	7.13325%	30/360	26,805.43	Fully Amortizing		240	42	0	0	240	42	198	L(96),GRTR 1% or YM(140),O(4)	0

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Grace Period Late (Days)	Appraised Value ($)(8)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(4)(6)(9)	U/W NCF DSCR (x)(4)(6)(9)	Cut-off Date LTV Ratio(4)(8)(9)	LTV Ratio at Maturity or ARD(4)(8)(9)	Cut-off Date U/W NOI Debt Yield(4)(9)	Cut-off Date U/W NCF Debt Yield(4)(9)	U/W Revenues ($)
1	TKG 2 Portfolio	0	118,270,000	Various									2.10	1.97	74.0%	74.0%	8.7%	8.2%	11,103,505
1.01	University Place		44,900,000	1/31/2015															4,333,933
1.02	Fairhaven Commons		27,400,000	2/5/2015															2,460,317
1.03	Castle Rock Shoppes		25,600,000	2/18/2015															2,101,643
1.04	Meridian Towne Center		11,540,000	2/19/2015															1,401,403
1.05	Spring Prairie Center		8,830,000	2/17/2015															806,208
2	Harden Ranch Plaza	5	129,000,000	3/5/2015									1.42	1.37	66.2%	61.3%	8.9%	8.6%	10,015,413
3	Eastgate One Phases I-VII & XII	0	259,000,000	2/25/2015									1.98	1.79	48.3%	43.6%	11.0%	10.0%	18,427,881
4	RPC Northeast Storage Portfolio	5	106,770,000	Various									2.42	2.37	64.6%	64.6%	9.6%	9.3%	11,681,103
4.01	1008 Greenhill Road		15,180,000	2/12/2015															1,308,740
4.02	4600 Edges Mill Road		9,870,000	2/12/2015															976,213
4.03	154 Leaders Heights Road		7,890,000	2/16/2015															847,141
4.04	76 Wormans Mill CT		7,600,000	2/16/2015															694,014
4.05	321 West Uwchlan Avenue		7,440,000	2/12/2015															803,800
4.06	3950 West Jonathan Drive		6,780,000	2/12/2015															670,082
4.07	202-324 Dartmouth		6,720,000	2/20/2015															905,788
4.08	115 Wormans Mill CT		6,760,000	2/16/2015															641,614
4.09	329 West Butler Avenue		5,750,000	2/12/2015															635,426
4.1	2440 O’Bryan Boulevard		5,450,000	2/12/2015															591,920
4.11	173 Stanhope Sparta Road		5,100,000	2/13/2015															628,131
4.12	7315 Industry Ln		5,060,000	2/16/2015															552,456
4.13	5630 Linglestown Road		5,050,000	2/16/2015															511,838
4.14	1030 Reeves Street		3,610,000	2/19/2015															420,250
4.15	2199 Parklyn Drive		2,660,000	2/16/2015															433,727
4.16	900 Vogelsong Road		2,090,000	2/16/2015															450,872
4.17	153 Pumping Station Road		1,970,000	2/16/2015															315,117
4.18	10 Roller Circle		1,790,000	2/16/2015															293,974
5	Eastgate Two Phases VIII-X	0	178,000,000	2/25/2015									1.81	1.66	56.2%	50.8%	10.1%	9.2%	13,219,531
6	3 Beaver Valley Road	5	61,850,000	2/26/2015									1.71	1.56	74.9%	63.2%	9.8%	9.0%	7,909,242
7	Encino Financial Center	5	72,000,000	2/4/2015									1.57	1.46	61.1%	55.4%	8.9%	8.3%	7,449,100
8	Milestone Portfolio	0	51,000,000	Various									1.89	1.72	56.3%	45.2%	11.1%	10.1%	4,258,352
8.01	Preferred Freezer		41,000,000	1/16/2015															3,430,043
8.02	Veritiv		5,300,000	1/16/2015															443,430
8.03	Best Buy		4,700,000	1/21/2015															384,878
9	The Automatic Lofts	5	41,900,000	2/9/2015									1.51	1.47	66.8%	65.7%	8.5%	8.3%	4,540,181
10	7979 Westheimer Apartment Homes	0	35,170,000	1/12/2015									1.50	1.41	75.0%	68.3%	8.8%	8.3%	4,659,118
11	Brickyard Square	0	50,500,000	1/28/2015									1.30	1.26	72.2%	63.2%	7.9%	7.7%	3,789,410
12	Flatiron Hotel	0	46,000,000	3/31/2015									1.83	1.70	48.9%	45.1%	12.8%	11.9%	8,152,566
13	Home Market Foods	5	32,400,000	2/11/2015									1.93	1.77	67.7%	53.8%	11.0%	10.1%	3,406,690
14	Chester Mall Shopping Center	5	28,500,000	2/3/2015									1.66	1.51	73.7%	63.8%	9.6%	8.7%	3,366,132
15	Old Colony Square	5	31,200,000	2/5/2015									1.62	1.50	63.5%	50.4%	9.3%	8.6%	3,155,065
16	3800 Embassy Parkway	5	24,800,000	3/2/2015									1.87	1.77	74.6%	67.8%	10.9%	10.3%	2,840,690
17	Courtyard Marriott Harrisburg	0	26,500,000	2/4/2015									1.90	1.73	69.6%	56.8%	11.8%	10.7%	4,991,271
18	3700 Buffalo Speedway	5	24,100,000	12/16/2014									1.70	1.49	72.6%	63.6%	10.3%	9.0%	3,701,087
19	REL Commons	0	30,600,000	1/21/2015									2.27	1.98	53.9%	49.1%	13.1%	11.5%	3,059,505
19.01	Exeter Commons		18,400,000	1/21/2015															1,828,482
19.02	Littleton Commons		7,300,000	1/21/2015															761,858
19.03	Spaulding Commons		4,900,000	1/21/2015															469,166
20	CubeSmart Portfolio II	0	18,910,000	Various									1.56	1.49	75.0%	64.0%	9.4%	9.0%	2,323,762
20.01	CubeSmart AAA Friendly		7,070,000	2/4/2015															908,710
20.02	CubeSmart Shreveport		4,100,000	2/17/2015															547,084
20.03	CubeSmart Saginaw		4,000,000	9/16/2014															472,063
20.04	CubeSmart Tyler		3,740,000	2/10/2015															395,905
21	Cedar Hills Shopping Center	5	19,400,000	3/21/2015									1.62	1.44	72.2%	57.9%	9.6%	8.5%	1,949,997
22	Washington Square	5	19,500,000	10/23/2014									1.26	1.24	70.8%	67.5%	8.0%	7.8%	2,051,503
23	Tarkanian Professional Center	0	18,550,000	11/4/2014									1.46	1.34	74.1%	65.6%	9.4%	8.6%	1,799,028
24	Sherlock Storage Portfolio	0	18,780,000	1/16/2015									1.29	1.26	71.8%	57.5%	7.6%	7.4%	1,667,763
24.01	Sherlock Self Storage Woodinville		10,530,000	1/16/2015															824,108
24.02	Sherlock Self Storage Bothell		8,250,000	1/16/2015															843,655
25	Bartonsville Square	5	17,700,000	3/3/2015									1.54	1.45	74.6%	64.6%	8.9%	8.3%	1,458,817
26	CubeSmart Portfolio I	0	17,490,000	Various									1.44	1.40	75.0%	64.0%	8.7%	8.4%	1,860,280
26.01	CubeSmart Corpus Christi		9,450,000	2/24/2015															913,197
26.02	CubeSmart Hollytree		5,040,000	2/4/2015															577,819
26.03	CubeSmart Pensacola		3,000,000	2/16/2015															369,264
27	Newtown Office Building	0	19,700,000	12/18/2014									1.71	1.47	65.6%	58.9%	10.6%	9.1%	2,208,778
28	Lincoln View Plaza	5	18,100,000	3/6/2015									1.45	1.40	70.2%	59.4%	8.4%	8.2%	1,474,175
29	Reservoir Industrial Center	5	26,000,000	2/3/2015									4.48	3.95	40.4%	40.4%	16.3%	14.3%	2,191,976
30	Commerce Point I & II	0	23,900,000	12/10/2014									1.54	1.31	62.8%	55.4%	9.8%	8.3%	3,429,373
31	AAA Self Storage - Chatsworth	5	18,000,000	2/27/2015									2.61	2.57	55.6%	55.6%	10.9%	10.8%	1,525,872
32	Apple - Residence Inn Westford 2	5	19,600,000	2/4/2015									2.49	2.18	50.9%	37.1%	16.3%	14.2%	4,086,155
33	Mi Casita	5	8,000,000	3/12/2015									1.74	1.54	71.7%	51.8%	11.1%	9.9%	1,478,193
34	Su Casita	5	4,900,000	3/12/2015									1.74	1.54	71.7%	51.8%	11.1%	9.9%	974,207
35	Super 8 University, Austin	5	9,900,000	1/1/2016									2.26	2.02	61.8%	45.8%	15.5%	13.8%	2,506,457
36	Quality Inn & Suites, San Antonio	5	4,000,000	12/30/2014									2.26	2.02	61.8%	45.8%	15.5%	13.8%	1,027,373
37	Suburban Chicago Retail Portfolio	0	12,010,000	11/23/2014									1.45	1.33	70.7%	57.2%	8.8%	8.1%	1,187,155
37.01	Briarwood Retail Center		4,420,000	11/23/2014															416,185
37.02	Apple Valley Retail Center		3,540,000	11/23/2014															366,048
37.03	Eola Retail Center		2,680,000	11/23/2014															255,297
37.04	County Line Retail Center		1,370,000	11/23/2014															149,625
38	Space Park East Industrial Portfolio	5	14,000,000	3/11/2015									2.77	2.41	59.6%	59.6%	10.9%	9.5%	1,305,218
39	Hampton Inn Great Valley	5	13,200,000	1/29/2016									1.95	1.68	62.1%	53.3%	12.1%	10.5%	3,385,214
40	Staybridge Suites IAH	0	12,400,000	11/3/2014									1.93	1.69	58.0%	42.2%	12.6%	11.0%	2,782,114
41	Town Square East	0	11,100,000	2/19/2015									2.08	1.83	63.1%	50.8%	12.5%	11.0%	1,321,588
42	Hampton Inn Birmingham Trussville	5	9,850,000	3/9/2015									1.83	1.64	70.1%	56.6%	11.1%	10.0%	1,957,822
43	Shoppes of Hillsboro	0	10,850,000	2/16/2015									2.37	2.19	62.9%	57.0%	13.4%	12.4%	1,407,139
44	Chaparral Plaza	10	9,100,000	2/9/2015									1.63	1.48	74.5%	68.1%	9.8%	8.9%	995,941
45	TownePlace Suites York	0	11,600,000	12/11/2014									1.98	1.78	56.3%	34.9%	15.1%	13.5%	2,464,821
46	CT Storage - Gardena	5	12,600,000	2/18/2015									2.08	2.04	50.0%	42.1%	11.9%	11.7%	1,104,917
47	Holiday Inn Express Waynesboro	0	8,600,000	2/18/2015									1.64	1.44	69.6%	52.7%	11.8%	10.4%	2,135,044
48	Holiday Inn Express - Sweetwater	5	8,600,000	11/28/2014									2.15	1.94	69.5%	56.4%	13.1%	11.8%	1,952,637
49	Norchester Village Shopping Center	0	9,250,000	12/10/2014									1.81	1.74	63.7%	47.0%	12.2%	11.7%	1,153,741
50	South Hampton Townhomes	7	8,100,000	2/17/2015									1.52	1.48	69.1%	55.0%	8.8%	8.5%	748,511
51	Candlewood Suites Indianapolis Northwest	0	8,600,000	3/3/2015									1.81	1.59	65.0%	53.8%	11.8%	10.4%	1,982,732
52	Copper Country MHP & Mini Storage	0	7,400,000	1/24/2015									1.65	1.62	75.0%	71.4%	10.2%	10.0%	902,540
53	Dix-Toledo Shopping Center	0	10,470,000	12/12/2014									2.51	2.31	48.6%	38.8%	14.6%	13.4%	1,234,724
54	Hobby Lobby Center	0	7,200,000	2/23/2015									1.59	1.44	69.9%	56.2%	9.4%	8.5%	651,233
55	Lindsay Square	5	6,650,000	3/2/2015									1.57	1.44	75.0%	61.5%	9.0%	8.3%	690,034
56	Holiday Inn Express Palatka	0	7,600,000	1/26/2015									1.98	1.78	64.8%	47.2%	12.9%	11.6%	1,614,819
57	Palmerone Farms	5	6,600,000	2/24/2015									1.50	1.36	73.4%	58.9%	8.9%	8.1%	101,529
58	Hampton Inn - Brownwood	10	6,730,000	12/23/2014									1.75	1.54	66.9%	49.1%	11.7%	10.3%	1,584,604
59	Holiday MHC	0	6,100,000	2/20/2015									1.32	1.28	73.8%	69.8%	8.4%	8.1%	812,650
60	Price Cutter	5	6,000,000	3/7/2015									1.54	1.41	75.0%	60.6%	9.3%	8.6%	645,052
61	Metro Station	0	5,700,000	2/5/2015									1.47	1.26	75.0%	65.6%	8.9%	7.6%	579,293
62	Walgreens Forest VA	0	7,100,000	2/4/2015									1.52	1.51	59.9%	54.4%	8.8%	8.8%	385,110
63	Westmoreland Commons	0	5,750,000	2/18/2015									1.70	1.57	73.9%	60.6%	9.8%	9.0%	494,199
64	Willows Apartment	5	7,660,000	2/27/2015									2.50	2.30	54.8%	43.7%	14.5%	13.3%	1,245,347
65	Gateway Center	0	5,200,000	1/21/2015									1.49	1.37	75.0%	56.8%	9.6%	8.8%	495,143
66	Planet Self Storage - Hyde Park	0	6,100,000	12/29/2014									1.59	1.57	63.8%	55.5%	9.4%	9.3%	621,067
67	Winding Woods	0	5,550,000	2/13/2015									2.49	2.29	68.6%	68.6%	10.4%	9.5%	568,751

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Grace Period Late (Days)	Appraised Value ($)(8)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(4)(6)(9)	U/W NCF DSCR (x)(4)(6)(9)	Cut-off Date LTV Ratio(4)(8)(9)	LTV Ratio at Maturity or ARD(4)(8)(9)	Cut-off Date U/W NOI Debt Yield(4)(9)	Cut-off Date U/W NCF Debt Yield(4)(9)	U/W Revenues ($)
68	6202 West Park Boulevard	10	5,000,000	2/9/2015									1.29	1.26	75.0%	68.4%	7.7%	7.5%	385,164
69	Champions on Luther	5	5,000,000	10/8/2014									1.40	1.36	75.0%	62.1%	8.4%	8.1%	563,487
70	Park Village MHC	0	5,050,000	12/22/2014									1.55	1.50	74.2%	60.0%	9.4%	9.2%	649,658
71	Lions Head Office Park	5	6,000,000	2/10/2015									1.89	1.66	61.7%	49.5%	11.2%	9.8%	853,919
72	Country Air & Moore Manor	0	5,810,000	11/13/2014									1.72	1.67	62.6%	51.1%	10.8%	10.5%	566,842
72.01	Moore Manor MHP		3,280,000	11/13/2014															355,763
72.02	Country Air MHP		2,530,000	11/13/2014															211,079
73	Fondren Corner	15	5,000,000	1/26/2015									1.49	1.29	71.8%	45.8%	10.7%	9.2%	861,700
74	Bryant Circle Self Storage	0	5,500,000	2/20/2015									1.75	1.72	63.6%	53.8%	10.2%	10.0%	573,773
75	Planet Self Storage - New Milford	0	4,720,000	12/29/2014									1.44	1.41	74.2%	61.2%	8.5%	8.3%	518,764
76	Holleman Village Apartments	5	4,600,000	10/8/2014									1.46	1.41	75.0%	62.1%	8.7%	8.4%	532,050
77	Boynton Place	5	6,200,000	2/4/2015									1.54	1.45	54.0%	46.9%	9.0%	8.5%	454,839
78	6100 West Park Boulevard	10	4,520,000	2/9/2015									1.26	1.25	71.9%	65.8%	7.6%	7.6%	371,931
79	Salem Mini Storage	5	5,350,000	2/18/2015									1.89	1.83	57.9%	46.1%	10.8%	10.5%	481,403
80	Ten Haggerty	5	3,700,000	2/23/2015									1.74	1.55	75.0%	63.4%	10.1%	9.0%	452,918
81	High Acres & Fairdale MHC	0	4,000,000	12/19/2014									1.55	1.50	68.8%	50.5%	10.3%	10.0%	618,100
82	The Shops at Wimbledon	5	3,500,000	1/26/2015									1.49	1.42	75.0%	61.6%	8.7%	8.3%	310,088
83	Road Runner Sports Facility	10	13,200,000	3/16/2015									1.83	1.60	19.6%	11.9%	26.5%	23.2%	849,825
84	Rite Aid Kenmore	0	6,840,000	3/3/2015									2.62	2.42	36.5%	26.9%	17.6%	16.3%	456,467
85	Long Lake Square Office	0	2,980,000	2/19/2015									1.54	1.38	73.8%	54.3%	10.3%	9.3%	355,992
86	Walmart Plaza - Pad Sites, Neptune	5	3,600,000	2/5/2015									1.75	1.67	52.8%	42.2%	10.3%	9.8%	265,417
87	Granada Square Apartments	0	2,900,000	1/28/2015									1.63	1.42	65.5%	53.8%	10.4%	9.1%	522,441
88	Granite Falls Mini Storage	0	2,600,000	1/16/2015									1.54	1.50	70.0%	57.5%	9.9%	9.6%	293,476
89	Grand Rapids Retail	5	3,990,000	2/13/2015									2.75	2.66	42.5%	33.9%	15.8%	15.3%	326,658
90	Franklin Woods Apartments	0	2,250,000	12/10/2014									2.24	2.15	72.5%	59.1%	13.9%	13.3%	390,599
91	Mellodee Thornton MHP	0	2,780,000	1/29/2015									1.42	1.39	57.5%	46.7%	8.8%	8.6%	233,358
92	Bridge Commerce Center C & D	5	2,700,000	2/18/2015									2.24	1.82	59.1%	42.7%	14.3%	11.6%	348,511
93	Blue Ridge Self Storage	0	3,580,000	1/19/2015									1.60	1.54	44.6%	37.7%	13.0%	12.4%	355,658
94	Phoenix Estates MHP	0	2,600,000	2/25/2015									1.74	1.70	59.5%	48.6%	10.9%	10.6%	335,809
95	Walmart Plaza - Inline, Cobleskill	5	2,900,000	2/4/2015									1.82	1.61	51.7%	41.4%	10.7%	9.4%	338,834
96	Tasman Retail	5	4,800,000	2/12/2015									3.39	3.19	31.2%	24.9%	19.6%	18.4%	401,300
97	Out O’Space Storage Pensacola	0	2,350,000	2/20/2015									1.80	1.74	61.7%	52.3%	10.6%	10.2%	306,732
98	CVS and Pet Supplies Plus	5	18,100,000	3/14/2015									2.63	2.54	5.6%	0.0%	85.2%	82.2%	1,170,289
99	Walgreens Plaza	5	10,550,000	3/12/2015									1.39	1.30	9.4%	0.0%	45.0%	42.0%	611,765

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Expenses ($)	U/W Net Operating Income ($)(10)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)(10)	Occupancy Rate(3)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR
1	TKG 2 Portfolio	3,471,760	7,631,745	113,015	371,174	7,147,556	95.9%	4/1/2015			TTM 2/28/2015	11,438,077	3,088,993	8,349,084	0	8,349,084
1.01	University Place	1,153,310	3,180,623	26,807	130,373	3,023,444	98.4%	4/1/2015			TTM 2/28/2015	4,449,349	1,057,751	3,391,599	0	3,391,599
1.02	Fairhaven Commons	861,242	1,599,075	57,346	112,205	1,429,523	88.3%	4/1/2015			TTM 2/28/2015	2,504,515	769,123	1,735,392	0	1,735,392
1.03	Castle Rock Shoppes	621,654	1,479,990	15,829	105,699	1,358,462	97.2%	4/1/2015			TTM 2/28/2015	2,217,579	403,998	1,813,581	0	1,813,581
1.04	Meridian Towne Center	525,086	876,317	13,034	22,896	840,387	93.7%	4/1/2015			TTM 2/28/2015	1,498,819	569,836	928,983	0	928,983
1.05	Spring Prairie Center	310,469	495,740	0	0	495,740	100.0%	4/1/2015			TTM 2/28/2015	767,814	288,286	479,529	0	479,529
2	Harden Ranch Plaza	2,415,885	7,599,528	74,025	221,426	7,304,077	97.5%	4/3/2015			Actual 2014	9,960,653	2,382,294	7,578,359	0	7,578,359
3	Eastgate One Phases I-VII & XII	4,645,519	13,782,363	395,836	921,394	12,465,133	85.3%	3/1/2015			TTM 1/31/2015	15,079,463	4,192,343	10,887,120	0	10,887,120
4	RPC Northeast Storage Portfolio	5,082,115	6,598,989	154,271	0	6,444,717	90.4%	1/31/2015			TTM 1/31/2015	11,684,139	4,964,492	6,719,647	0	6,719,647
4.01	1008 Greenhill Road	455,043	853,697	14,279	0	839,418	89.8%	1/31/2015			TTM 1/31/2015	1,308,740	445,430	863,310	0	863,310
4.02	4600 Edges Mill Road	341,226	634,988	11,097	0	623,891	90.1%	1/31/2015			TTM 1/31/2015	976,213	329,645	646,569	0	646,569
4.03	154 Leaders Heights Road	341,563	505,579	12,793	0	492,785	91.9%	1/31/2015			TTM 1/31/2015	846,066	318,055	528,011	0	528,011
4.04	76 Wormans Mill CT	268,029	425,985	7,933	0	418,052	92.4%	1/31/2015			TTM 1/31/2015	694,014	253,105	440,909	0	440,909
4.05	321 West Uwchlan Avenue	310,466	493,334	8,581	0	484,753	90.8%	1/31/2015			TTM 1/31/2015	803,800	341,497	462,303	0	462,303
4.06	3950 West Jonathan Drive	276,815	393,267	8,135	0	385,132	92.7%	1/31/2015			TTM 1/31/2015	670,082	280,295	389,787	0	389,787
4.07	202-324 Dartmouth	470,543	435,246	12,501	0	422,744	94.2%	1/31/2015			TTM 1/31/2015	909,896	464,785	445,110	0	445,110
4.08	115 Wormans Mill CT	274,486	367,128	7,485	0	359,643	89.2%	1/31/2015			TTM 1/31/2015	641,614	263,947	377,667	0	377,667
4.09	329 West Butler Avenue	269,229	366,197	7,299	0	358,898	93.0%	1/31/2015			TTM 1/31/2015	635,426	258,928	376,498	0	376,498
4.1	2440 O’Bryan Boulevard	256,620	335,300	9,976	0	325,325	91.3%	1/31/2015			TTM 1/31/2015	591,920	256,225	335,695	0	335,695
4.11	173 Stanhope Sparta Road	285,420	342,711	7,487	0	335,225	89.8%	1/31/2015			TTM 1/31/2015	628,131	274,644	353,487	0	353,487
4.12	7315 Industry Ln	239,570	312,886	6,805	0	306,080	91.8%	1/31/2015			TTM 1/31/2015	552,456	228,089	324,367	0	324,367
4.13	5630 Linglestown Road	243,272	268,566	5,344	0	263,222	91.3%	1/31/2015			TTM 1/31/2015	511,838	237,464	274,374	0	274,374
4.14	1030 Reeves Street	184,517	235,733	6,314	0	229,419	87.5%	1/31/2015			TTM 1/31/2015	420,250	179,630	240,620	0	240,620
4.15	2199 Parklyn Drive	244,114	189,612	7,070	0	182,542	86.9%	1/31/2015			TTM 1/31/2015	433,731	234,767	198,964	0	198,964
4.16	900 Vogelsong Road	287,422	163,449	9,170	0	154,279	80.5%	1/31/2015			TTM 1/31/2015	450,872	277,358	173,514	0	173,514
4.17	153 Pumping Station Road	170,431	144,686	6,295	0	138,391	89.5%	1/31/2015			TTM 1/31/2015	315,117	165,705	149,413	0	149,413
4.18	10 Roller Circle	163,349	130,625	5,708	0	124,917	92.3%	1/31/2015			TTM 1/31/2015	293,974	154,923	139,051	0	139,051
5	Eastgate Two Phases VIII-X	3,163,053	10,056,478	164,435	660,977	9,231,067	92.9%	3/1/2015			TTM 1/31/2015	13,113,728	2,777,889	10,335,839	0	10,335,839
6	3 Beaver Valley Road	3,352,320	4,556,921	52,701	345,423	4,158,797	94.9%	4/1/2015			Actual 2014	6,319,429	1,212,901	5,106,528	0	5,106,528
7	Encino Financial Center	3,512,594	3,936,507	45,445	221,394	3,669,668	91.9%	1/31/2015			Actual 2014	7,094,487	3,138,931	3,955,556	0	3,955,556
8	Milestone Portfolio	1,067,782	3,190,570	87,302	202,154	2,901,115	100.0%	1/31/2015			Actual 2014	3,479,138	153,511	3,325,627	0	3,325,627
8.01	Preferred Freezer	860,084	2,569,960	70,321	162,832	2,336,808	100.0%	1/31/2015			Actual 2014	2,802,397	123,651	2,678,746	0	2,678,746
8.02	Veritiv	111,190	332,240	9,091	21,051	302,099	100.0%	1/31/2015			Actual 2014	362,289	15,985	346,304	0	346,304
8.03	Best Buy	96,508	288,370	7,891	18,271	262,208	100.0%	1/31/2015			Actual 2014	314,451	13,875	300,577	0	300,577
9	The Automatic Lofts	2,153,149	2,387,032	60,250	0	2,326,782	98.1%	3/30/2015			TTM 2/28/2015	4,570,084	2,136,345	2,433,739	0	2,433,739
10	7979 Westheimer Apartment Homes	2,326,260	2,332,858	137,700	0	2,195,158	96.5%	3/16/2015			TTM 2/28/2015	4,623,706	2,119,665	2,504,041	0	2,504,041
11	Brickyard Square	907,077	2,882,333	17,376	69,502	2,795,455	99.1%	3/1/2015			TTM 3/31/2015	3,488,039	963,449	2,524,590	0	2,524,590
12	Flatiron Hotel	5,266,324	2,886,242	0	0	2,687,102	87.4%	1/31/2015	244	213	TTM 1/31/2015	8,091,669	5,039,148	3,052,521	0	3,052,521	244	213
13	Home Market Foods	998,100	2,408,590	48,850	152,893	2,206,848	100.0%	5/1/2015			Actual 2014	2,991,435	417,914	2,573,521	0	2,573,521
14	Chester Mall Shopping Center	1,353,938	2,012,194	39,376	151,034	1,821,784	92.2%	3/16/2015			Actual 2014	3,351,623	1,342,545	2,009,078	0	2,009,078
15	Old Colony Square	1,314,068	1,840,997	20,015	123,256	1,697,726	95.2%	2/11/2015			Actual 2014	2,768,671	1,233,224	1,535,447	0	1,535,447
16	3800 Embassy Parkway	827,622	2,013,068	23,443	93,040	1,896,584	100.0%	1/1/2015			Actual 2014	2,710,509	774,741	1,935,769	86,155	1,849,614
17	Courtyard Marriott Harrisburg	2,808,319	2,182,953	0	0	1,983,302	65.3%	12/31/2014	144	94	Actual 2014	4,991,271	2,810,184	2,181,087	0	2,181,087	144	94
18	3700 Buffalo Speedway	1,890,126	1,810,960	34,513	193,919	1,582,529	96.7%	12/1/2014			TTM 3/31/2015	3,735,500	1,971,229	1,764,271	0	1,764,271
19	REL Commons	894,105	2,165,401	29,237	244,407	1,891,757	90.8%	3/12/2015			Actual 2014	2,745,546	739,030	2,006,516	0	2,006,516
19.01	Exeter Commons	467,826	1,360,656	13,478	122,489	1,224,689	96.3%	3/12/2015			Actual 2014	1,518,523	372,645	1,145,878	0	1,145,878
19.02	Littleton Commons	213,189	548,668	9,377	72,136	467,155	91.2%	3/12/2015			Actual 2014	760,899	175,236	585,663	0	585,663
19.03	Spaulding Commons	213,089	256,077	6,382	49,782	199,913	78.8%	3/12/2015			Actual 2014	466,125	191,150	274,975	0	274,975
20	CubeSmart Portfolio II	992,209	1,331,553	51,552	0	1,280,001	87.4%	Various			TTM 1/31/2015	2,333,915	857,886	1,476,029	0	1,476,029
20.01	CubeSmart AAA Friendly	380,106	528,604	21,943	0	506,661	90.3%	1/26/2015			TTM 1/31/2015	916,480	314,254	602,226	0	602,226
20.02	CubeSmart Shreveport	250,599	296,484	12,355	0	284,130	81.5%	1/18/2015			TTM 1/31/2015	547,084	218,666	328,418	0	328,418
20.03	CubeSmart Saginaw	199,258	272,805	9,295	0	263,510	94.2%	1/26/2015			TTM 1/31/2015	474,029	171,019	303,010	0	303,010
20.04	CubeSmart Tyler	162,246	233,659	7,959	0	225,700	80.6%	1/26/2015			TTM 1/31/2015	396,322	153,947	242,374	0	242,374
21	Cedar Hills Shopping Center	609,463	1,340,534	38,751	107,578	1,194,205	91.4%	4/16/2015			Actual 2014	1,586,668	574,061	1,012,607	0	1,012,607
22	Washington Square	948,528	1,102,975	22,440	0	1,080,535	98.9%	12/19/2014			TTM 9/30/2014	1,938,028	1,019,474	918,553	0	918,553
23	Tarkanian Professional Center	508,779	1,290,249	14,743	94,381	1,181,124	95.9%	3/2/2015			Actual 2014	1,670,594	536,548	1,134,046	0	1,134,046
24	Sherlock Storage Portfolio	648,875	1,018,888	23,430	0	995,458	78.3%	1/31/2015			TTM 1/31/2015	1,573,536	551,798	1,021,738	0	1,021,738
24.01	Sherlock Self Storage Woodinville	324,637	499,471	14,195	0	485,276	72.1%	1/31/2015			TTM 1/31/2015	746,101	258,840	487,261	0	487,261
24.02	Sherlock Self Storage Bothell	324,238	519,417	9,236	0	510,182	87.9%	1/31/2015			TTM 1/31/2015	827,435	292,958	534,477	0	534,477
25	Bartonsville Square	290,453	1,168,365	10,688	56,131	1,101,546	93.3%	4/14/2015			NAV	NAV	NAV	NAV	NAV	NAV
26	CubeSmart Portfolio I	723,249	1,137,031	29,300	0	1,107,732	86.9%	1/26/2015			TTM 1/31/2015	1,883,208	645,417	1,237,791	0	1,237,791
26.01	CubeSmart Corpus Christi	335,704	577,493	12,956	0	564,537	84.0%	1/26/2015			TTM 1/31/2015	913,197	299,711	613,487	0	613,487
26.02	CubeSmart Hollytree	226,589	351,230	8,524	0	342,706	95.4%	1/26/2015			TTM 1/31/2015	600,746	203,257	397,490	0	397,490
26.03	CubeSmart Pensacola	160,956	208,308	7,820	0	200,488	82.5%	1/26/2015			TTM 1/31/2015	369,264	142,450	226,814	0	226,814
27	Newtown Office Building	843,642	1,365,136	23,917	165,471	1,175,748	83.5%	1/1/2015			Actual 2014	2,047,775	802,233	1,245,542	0	1,245,542
28	Lincoln View Plaza	402,272	1,071,904	0	32,363	1,039,541	100.0%	4/7/2015			Actual 2014	1,181,685	418,564	763,122	0	763,122
29	Reservoir Industrial Center	483,234	1,708,742	75,473	129,673	1,503,595	99.5%	4/7/2015			Actual 2014	2,045,542	367,266	1,678,277	0	1,678,277
30	Commerce Point I & II	1,960,961	1,468,412	37,528	187,638	1,243,246	94.6%	3/1/2015			Actual 2014	2,991,797	1,836,912	1,154,885	0	1,154,885
31	AAA Self Storage - Chatsworth	430,883	1,094,989	14,730	0	1,080,259	94.8%	2/26/2015			TTM 1/31/2015	1,525,872	438,950	1,086,922	0	1,086,922
32	Apple - Residence Inn Westford 2	2,459,562	1,626,593	0	0	1,422,286	86.8%	12/31/2014	124	102	Actual 2014	4,320,000	2,474,000	1,846,000	0	1,846,000	124	108
33	Mi Casita	847,343	630,851	68,635	0	562,215	93.8%	3/19/2015			Actual 2014	1,457,044	681,827	775,218	0	775,218
34	Su Casita	577,986	396,220	45,731	0	350,489	93.2%	3/19/2015			Actual 2014	1,003,750	467,901	535,848	0	535,848
35	Super 8 University, Austin	1,496,684	1,009,773	0	0	909,514	83.6%	11/30/2014	61	49	TTM 11/30/2014	2,502,189	1,436,248	1,065,941	0	1,065,941	61	51
36	Quality Inn & Suites, San Antonio	709,526	317,846	0	0	276,751	64.4%	11/30/2014	67	43	TTM 11/30/2014	1,012,266	626,364	385,901	0	385,901	67	43
37	Suburban Chicago Retail Portfolio	438,865	748,290	8,324	54,558	685,408	97.9%	3/18/2015			Actual 2014	1,270,111	429,678	840,432	71,734	768,698
37.01	Briarwood Retail Center	157,088	259,097	2,585	21,946	234,566	100.0%	3/18/2015			Actual 2014	418,411	151,687	266,724	20,746	245,978
37.02	Apple Valley Retail Center	137,730	228,318	2,349	17,141	208,828	100.0%	3/18/2015			Actual 2014	421,038	132,269	288,769	24,712	264,057
37.03	Eola Retail Center	79,962	175,335	2,488	11,645	161,203	100.0%	3/18/2015			Actual 2014	291,785	82,329	209,456	16,714	192,742
37.04	County Line Retail Center	64,085	85,540	903	3,827	80,810	83.1%	3/18/2015			Actual 2014	138,877	63,392	75,485	9,562	65,923
38	Space Park East Industrial Portfolio	396,771	908,447	66,200	52,209	790,038	94.6%	3/1/2015			Actual 2014	1,137,978	383,644	754,334	0	754,334
39	Hampton Inn Great Valley	2,390,672	994,542	0	0	859,133	61.6%	12/31/2014	119	73	Actual 2014	3,385,214	2,378,043	1,007,171	0	1,007,171	119	73
40	Staybridge Suites IAH	1,878,194	903,920	0	0	792,636	79.5%	1/31/2015	107	84	TTM 1/31/2015	2,836,729	1,913,116	923,613	0	923,613	107	85
41	Town Square East	448,394	873,195	18,104	84,165	770,926	81.7%	2/9/2015			TTM 2/28/2015	979,369	402,782	576,587	0	576,587
42	Hampton Inn Birmingham Trussville	1,189,704	768,118	0	0	689,805	71.1%	12/31/2014	96	68	Actual 2014	1,957,822	1,188,714	769,108	0	769,108	96	68
43	Shoppes of Hillsboro	491,436	915,703	12,293	57,481	845,930	95.8%	1/31/2015			Actual 2014	1,345,366	395,996	949,370	0	949,370
44	Chaparral Plaza	329,091	666,850	5,772	58,246	602,832	93.5%	3/4/2015			Actual 2014	843,877	315,314	528,563	0	528,563
45	TownePlace Suites York	1,481,059	983,761	0	0	885,168	64.6%	12/31/2014	97	66	TTM 2/28/2015	2,483,993	1,254,139	1,229,854	0	1,229,854	97	67
46	CT Storage - Gardena	353,057	751,860	13,590	0	738,270	91.8%	3/9/2015			Actual 2014	1,145,918	353,152	792,766	0	792,766
47	Holiday Inn Express Waynesboro	1,426,334	708,710	0	0	623,308	80.8%	12/31/2014	91	73	Actual 2014	2,157,457	1,358,679	798,778	0	798,778	91	74
48	Holiday Inn Express - Sweetwater	1,167,488	785,149	0	0	707,044	79.5%	10/31/2014	106	79	TTM 10/31/2014	2,089,771	1,155,392	934,379	0	934,379	106	84
49	Norchester Village Shopping Center	434,733	719,008	17,398	10,638	690,972	82.0%	2/19/2015			Actual 2014	1,076,672	397,049	679,623	56,229	623,394
50	South Hampton Townhomes	256,870	491,641	15,540	0	476,101	96.7%	3/1/2015			Actual 2014	755,534	245,226	510,309	0	510,309
51	Candlewood Suites Indianapolis Northwest	1,321,646	661,086	0	0	581,777	79.4%	2/28/2015	65	51	TTM 2/28/2015	1,991,464	1,317,185	674,279	32,939	641,340	65	52
52	Copper Country MHP & Mini Storage	336,782	565,759	9,550	0	556,209	85.0%	1/1/2015			Actual 2014	907,217	321,658	585,560	0	585,560
53	Dix-Toledo Shopping Center	491,986	742,739	29,271	29,271	684,197	95.8%	2/24/2015			Actual 2014	1,260,504	466,424	794,081	0	794,081
54	Hobby Lobby Center	175,781	475,452	10,760	35,246	429,447	100.0%	1/1/2015			TTM 1/31/2015	697,401	168,450	528,951	0	528,951
55	Lindsay Square	239,784	450,250	9,340	26,835	414,075	84.8%	1/31/2015			Actual 2014	683,547	241,544	442,004	0	442,004
56	Holiday Inn Express Palatka	978,942	635,877	0	0	571,284	75.9%	1/31/2015	90	61	TTM 1/31/2015	1,803,189	948,745	854,444	0	854,444	90	69
57	Palmerone Farms	671,181	430,348	5,525	34,342	390,481	100.0%	3/17/2015			TTM 1/31/2015	1,140,994	608,290	532,704	0	532,704
58	Hampton Inn - Brownwood	1,058,659	525,945	0	0	462,561	68.2%	2/28/2015	112	76	TTM 2/28/2015	1,638,159	967,651	670,508	0	670,508	115	79
59	Holiday MHC	436,081	376,569	11,500	0	365,069	84.3%	3/12/2015			Actual 2014	812,650	429,527	383,123	0	383,123
60	Price Cutter	224,493	420,559	7,935	27,834	384,790	100.0%	5/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
61	Metro Station	198,820	380,472	16,072	37,899	326,501	95.5%	3/11/2015			Actual 2014	597,000	186,361	410,639	0	410,639
62	Walgreens Forest VA	11,553	373,557	1,482	0	372,075	100.0%	5/1/2015			Actual 2014	389,000	1,889	387,111	0	387,111
63	Westmoreland Commons	78,207	415,992	5,809	26,714	383,469	100.0%	1/1/2015			TTM 1/31/2015	456,960	70,635	386,325	0	386,325
64	Willows Apartment	636,582	608,766	48,750	0	560,016	96.4%	3/4/2015			TTM 12/31/2014	1,245,363	590,510	654,853	0	654,853
65	Gateway Center	120,021	375,122	4,500	27,022	343,600	100.0%	2/19/2015			Actual 2014	383,682	79,489	304,193	82,825	221,368
66	Planet Self Storage - Hyde Park	256,356	364,711	4,147	0	360,564	77.1%	1/31/2015			Actual 2014	651,934	258,590	393,344	0	393,344
67	Winding Woods	174,084	394,668	11,449	19,849	363,369	93.5%	3/19/2015			TTM 11/30/2014	523,860	138,256	385,603	0	385,603

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Expenses ($)	U/W Net Operating Income ($)(10)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)(10)	Occupancy Rate(3)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR
68	6202 West Park Boulevard	96,442	288,722	1,162	5,810	281,750	100.0%	3/3/2015			Actual 2014	375,792	89,590	286,203	0	286,203
69	Champions on Luther	249,142	314,345	10,000	0	304,346	100.0%	11/26/2014			Actual 2014	565,529	255,404	310,125	0	310,125
70	Park Village MHC	296,123	353,535	10,750	0	342,785	79.1%	12/1/2014			Actual 2014	649,658	263,163	386,495	0	386,495
71	Lions Head Office Park	440,205	413,714	12,889	38,658	362,167	80.9%	3/27/2015			Actual 2014	909,863	456,114	453,748	0	453,748
72	Country Air & Moore Manor	172,460	394,382	11,550	0	382,832	78.2%	10/1/2014			Actual 2014	566,842	126,848	439,994	0	439,994
72.01	Moore Manor MHP	104,500	251,263	6,250	0	245,013	83.2%	10/1/2014			Actual 2014	355,763	79,603	276,160	0	276,160
72.02	Country Air MHP	67,960	143,119	5,300	0	137,819	72.1%	10/1/2014			Actual 2014	211,079	47,246	163,834	0	163,834
73	Fondren Corner	479,097	382,604	12,830	38,121	331,652	100.0%	3/23/2015			Actual 2014	864,294	481,042	383,252	0	383,252
74	Bryant Circle Self Storage	218,073	355,699	5,955	0	349,744	95.4%	1/20/2015			Actual 2014	573,773	189,083	384,690	0	384,690
75	Planet Self Storage - New Milford	222,483	296,282	6,150	0	290,132	87.0%	1/31/2015			Actual 2014	520,172	224,440	295,732	0	295,732
76	Holleman Village Apartments	231,450	300,601	9,657	0	290,944	100.0%	1/1/2015			Actual 2014	541,628	245,246	296,382	0	296,382
77	Boynton Place	153,239	301,600	2,734	15,615	283,251	100.0%	1/16/2015			Actual 2014	489,584	129,049	360,535	0	360,535
78	6100 West Park Boulevard	124,093	247,838	1,045	1,045	245,748	100.0%	1/1/2015			Actual 2014	396,216	119,004	277,212	0	277,212
79	Salem Mini Storage	145,324	336,080	10,360	0	325,719	71.9%	12/31/2014			TTM 2/28/2015	514,732	136,021	378,711	0	378,711
80	Ten Haggerty	171,597	281,321	3,263	27,194	250,864	91.1%	4/8/2015			Actual 2014	451,574	133,531	318,043	0	318,043
81	High Acres & Fairdale MHC	333,495	284,605	9,350	0	275,255	75.4%	2/28/2015			TTM 1/31/2015	618,100	383,346	234,753	0	234,753
82	The Shops at Wimbledon	82,772	227,316	1,370	9,248	216,699	100.0%	12/23/2014			NAV	NAV	NAV	NAV	NAV	NAV
83	Road Runner Sports Facility	164,402	685,424	13,263	72,241	599,920	100.0%	5/1/2015			Actual 2014	867,297	128,338	738,959	0	738,959
84	Rite Aid Kenmore	15,629	440,838	8,384	24,213	408,241	100.0%	5/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
85	Long Lake Square Office	128,424	227,568	4,394	19,598	203,576	100.0%	4/1/2015			Actual 2014	366,990	127,697	239,293	16,807	222,487
86	Walmart Plaza - Pad Sites, Neptune	70,003	195,414	1,366	7,623	186,425	100.0%	1/22/2015			Actual 2014	268,241	77,312	190,929	0	190,929
87	Granada Square Apartments	324,173	198,269	25,200	0	173,069	98.8%	2/28/2015			TTM 1/31/2015	542,688	207,001	335,687	0	335,687
88	Granite Falls Mini Storage	113,992	179,484	4,662	0	174,822	89.1%	12/31/2014			TTM 1/31/2015	293,476	56,927	236,549	5,460	231,089
89	Grand Rapids Retail	58,183	268,475	1,532	7,659	259,284	100.0%	3/12/2015			NAV	NAV	NAV	NAV	NAV	NAV
90	Franklin Woods Apartments	164,298	226,301	9,000	0	217,301	100.0%	1/6/2015			Actual 2014	390,599	126,646	263,953	0	263,953
91	Mellodee Thornton MHP	92,881	140,477	3,250	0	137,227	95.4%	1/31/2015			TTM 1/31/2015	233,358	54,705	178,653	261	178,392
92	Bridge Commerce Center C & D	120,612	227,899	19,181	23,376	185,342	93.7%	2/1/2015			TTM 1/31/2015	346,453	95,040	251,412	0	251,412
93	Blue Ridge Self Storage	148,825	206,834	8,172	0	198,661	67.3%	1/31/2015			Actual 2014	359,423	141,443	217,979	0	217,979
94	Phoenix Estates MHP	167,189	168,620	4,250	0	164,370	82.4%	1/1/2015			TTM 2/28/2015	346,492	162,607	183,886	0	183,886
95	Walmart Plaza - Inline, Cobleskill	178,373	160,460	7,169	11,955	141,336	78.9%	1/22/2015			Actual 2014	291,327	159,816	131,512	0	131,512
96	Tasman Retail	108,422	292,878	3,281	14,061	275,536	100.0%	3/20/2015			Actual 2014	393,893	107,960	285,933	0	285,933
97	Out O’Space Storage Pensacola	153,167	153,565	5,244	0	148,322	82.7%	1/30/2015			TTM 1/31/2015	306,732	150,723	156,009	2,424	153,585
98	CVS and Pet Supplies Plus	300,179	870,110	8,385	22,847	838,878	100.0%	3/12/2015			Actual 2014	1,174,612	291,850	882,762	0	882,762
99	Walgreens Plaza	164,858	446,907	8,575	20,917	417,414	100.0%	3/12/2015			Actual 2014	616,098	130,534	485,564	0	485,564

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR
1	TKG 2 Portfolio	Actual 2014	10,353,612	3,037,609	7,316,002	0	7,316,002			Actual 2013	10,128,324	2,928,045	7,200,278	0	7,200,278
1.01	University Place	Actual 2014	3,629,673	1,047,324	2,582,349	0	2,582,349			Actual 2013	4,181,035	1,092,876	3,088,159	0	3,088,159
1.02	Fairhaven Commons	Actual 2014	2,407,591	790,369	1,617,222	0	1,617,222			Actual 2013	2,316,615	672,396	1,644,218	0	1,644,218
1.03	Castle Rock Shoppes	Actual 2014	2,057,207	355,437	1,701,770	0	1,701,770			Actual 2013	2,126,934	582,958	1,543,977	0	1,543,977
1.04	Meridian Towne Center	Actual 2014	1,494,960	550,251	944,710	0	944,710			Actual 2013	805,187	390,775	414,412	0	414,412
1.05	Spring Prairie Center	Actual 2014	764,181	294,228	469,953	0	469,953			Actual 2013	698,553	189,040	509,512	0	509,512
2	Harden Ranch Plaza	Actual 2013	9,831,025	2,624,876	7,206,149	0	7,206,149			Actual 2012	9,457,885	2,582,819	6,875,067	0	6,875,067
3	Eastgate One Phases I-VII & XII	TTM 6/30/2014	16,466,767	3,787,080	12,679,687	0	12,679,687			TTM 6/30/2013	14,917,746	3,566,530	11,351,216	0	11,351,216
4	RPC Northeast Storage Portfolio	Actual 2014	11,618,275	4,947,441	6,670,835	0	6,670,835			Actual 2013	10,869,945	4,752,547	6,117,398	0	6,117,398
4.01	1008 Greenhill Road	Actual 2014	1,307,345	444,523	862,822	0	862,822			Actual 2013	1,201,134	409,898	791,237	0	791,237
4.02	4600 Edges Mill Road	Actual 2014	971,362	326,109	645,253	0	645,253			Actual 2013	940,278	308,057	632,221	0	632,221
4.03	154 Leaders Heights Road	Actual 2014	842,679	313,681	528,998	0	528,998			Actual 2013	771,541	348,893	422,648	0	422,648
4.04	76 Wormans Mill CT	Actual 2014	687,049	256,494	430,555	0	430,555			Actual 2013	649,505	247,559	401,946	0	401,946
4.05	321 West Uwchlan Avenue	Actual 2014	805,043	334,410	470,633	0	470,633			Actual 2013	783,110	251,637	531,474	0	531,474
4.06	3950 West Jonathan Drive	Actual 2014	663,526	275,449	388,077	0	388,077			Actual 2013	616,811	270,918	345,893	0	345,893
4.07	202-324 Dartmouth	Actual 2014	903,335	462,655	440,680	0	440,680			Actual 2013	792,904	429,285	363,619	0	363,619
4.08	115 Wormans Mill CT	Actual 2014	638,155	264,484	373,671	0	373,671			Actual 2013	616,575	255,334	361,241	0	361,241
4.09	329 West Butler Avenue	Actual 2014	625,694	261,678	364,016	0	364,016			Actual 2013	599,839	251,125	348,714	0	348,714
4.1	2440 O’Bryan Boulevard	Actual 2014	587,770	253,298	334,472	0	334,472			Actual 2013	568,623	227,056	341,567	0	341,567
4.11	173 Stanhope Sparta Road	Actual 2014	626,110	278,620	347,490	0	347,490			Actual 2013	545,539	297,231	248,308	0	248,308
4.12	7315 Industry Ln	Actual 2014	549,497	230,474	319,023	0	319,023			Actual 2013	535,572	233,043	302,528	0	302,528
4.13	5630 Linglestown Road	Actual 2014	510,636	234,952	275,684	0	275,684			Actual 2013	502,139	225,787	276,351	0	276,351
4.14	1030 Reeves Street	Actual 2014	420,714	182,274	238,440	0	238,440			Actual 2013	420,680	193,464	227,216	0	227,216
4.15	2199 Parklyn Drive	Actual 2014	429,005	233,851	195,154	0	195,154			Actual 2013	370,168	226,895	143,273	0	143,273
4.16	900 Vogelsong Road	Actual 2014	444,825	277,853	166,972	0	166,972			Actual 2013	383,651	269,193	114,458	0	114,458
4.17	153 Pumping Station Road	Actual 2014	313,938	163,166	150,772	0	150,772			Actual 2013	303,630	161,953	141,678	0	141,678
4.18	10 Roller Circle	Actual 2014	291,593	153,469	138,124	0	138,124			Actual 2013	268,245	145,218	123,027	0	123,027
5	Eastgate Two Phases VIII-X	TTM 6/30/2014	14,995,148	2,915,499	12,079,649	0	12,079,649			TTM 6/30/2013	16,349,378	2,872,641	13,476,737	0	13,476,737
6	3 Beaver Valley Road	Actual 2013	6,150,422	651,000	5,499,422	0	5,499,422			Actual 2012	6,002,643	599,740	5,402,904	0	5,402,904
7	Encino Financial Center	Actual 2013	6,598,928	2,904,216	3,694,712	0	3,694,712			Actual 2012	6,899,100	3,049,559	3,849,542	0	3,849,542
8	Milestone Portfolio	Actual 2013	3,474,373	142,516	3,331,857	0	3,331,857			Actual 2012	3,471,068	185,051	3,286,017	0	3,286,017
8.01	Preferred Freezer	Actual 2013	2,798,559	114,795	2,683,765	0	2,683,765			Actual 2012	2,795,897	149,056	2,646,841	0	2,646,841
8.02	Veritiv	Actual 2013	361,793	14,840	346,953	0	346,953			Actual 2012	361,449	19,270	342,179	0	342,179
8.03	Best Buy	Actual 2013	314,021	12,881	301,140	0	301,140			Actual 2012	313,722	16,725	296,997	0	296,997
9	The Automatic Lofts	Actual 2013	4,237,874	2,001,050	2,236,824	0	2,236,824			Actual 2012	3,969,935	1,778,123	2,191,812	0	2,191,812
10	7979 Westheimer Apartment Homes	Actual 2014	4,571,219	2,135,362	2,435,857	0	2,435,857			Actual 2013	4,269,167	2,056,859	2,212,308	0	2,212,308
11	Brickyard Square	Actual 2014	3,447,520	865,439	2,582,081	0	2,582,081			Actual 2013	2,561,361	790,925	1,770,435	0	1,770,435
12	Flatiron Hotel	Actual 2014	8,166,924	5,006,005	3,160,919	0	3,160,919	247.31	216.19	Actual 2013	7,329,041	4,469,296	2,859,745	0	2,859,745	251.57	212.83
13	Home Market Foods	Actual 2013	2,932,841	428,639	2,504,202	0	2,504,202			Actual 2012	2,768,707	330,271	2,438,436	0	2,438,436
14	Chester Mall Shopping Center	Actual 2013	3,174,394	1,213,259	1,961,135	0	1,961,135			Actual 2012	3,351,499	1,233,031	2,118,468	0	2,118,468
15	Old Colony Square	Actual 2013	2,585,434	1,039,217	1,546,218	0	1,546,218			Actual 2012	2,644,773	1,175,378	1,469,395	0	1,469,395
16	3800 Embassy Parkway	Actual 2013	2,446,716	748,895	1,697,822	220	1,697,602			Actual 2012	2,302,144	710,307	1,591,837	693	1,591,144
17	Courtyard Marriott Harrisburg	Actual 2013	4,765,843	2,673,714	2,092,129	0	2,092,129	143	90	Actual 2012	4,354,694	2,560,045	1,794,649	0	1,794,649	143	83
18	3700 Buffalo Speedway	Actual 2014	3,743,571	1,870,188	1,873,383	0	1,873,383			Actual 2013	3,470,670	1,750,338	1,720,332	0	1,720,332
19	REL Commons	Actual 2013	2,671,330	694,800	1,976,531	0	1,976,531			Actual 2012	2,466,084	656,491	1,809,593	0	1,809,593
19.01	Exeter Commons	Actual 2013	1,445,586	362,125	1,083,462	0	1,083,462			Actual 2012	1,291,950	368,047	923,904	0	923,904
19.02	Littleton Commons	Actual 2013	797,788	167,222	630,566	0	630,566			Actual 2012	729,289	151,451	577,838	0	577,838
19.03	Spaulding Commons	Actual 2013	427,956	165,453	262,503	0	262,503			Actual 2012	444,845	136,994	307,851	0	307,851
20	CubeSmart Portfolio II	Actual 2014	2,317,175	856,210	1,460,965	0	1,460,965			Actual 2013	2,048,335	774,226	1,274,109	0	1,274,109
20.01	CubeSmart AAA Friendly	Actual 2014	904,941	324,198	580,743	0	580,743			Actual 2013	800,680	268,243	532,437	0	532,437
20.02	CubeSmart Shreveport	Actual 2014	540,947	216,809	324,138	0	324,138			Actual 2013	486,296	196,669	289,627	0	289,627
20.03	CubeSmart Saginaw	Actual 2014	471,191	168,389	302,802	0	302,802			Actual 2013	417,965	167,872	250,093	0	250,093
20.04	CubeSmart Tyler	Actual 2014	400,096	146,814	253,282	0	253,282			Actual 2013	343,395	141,442	201,953	0	201,953
21	Cedar Hills Shopping Center	Actual 2013	1,678,050	572,086	1,105,964	0	1,105,964			Actual 2012	1,918,826	573,130	1,345,696	0	1,345,696
22	Washington Square	Actual 2013	1,669,652	915,969	753,683	0	753,683			NAV	NAV	NAV	NAV	NAV	NAV
23	Tarkanian Professional Center	Actual 2013	1,497,623	466,006	1,031,617	0	1,031,617			Actual 2012	1,504,031	485,095	1,018,936	0	1,018,936
24	Sherlock Storage Portfolio	Actual 2014	1,553,553	565,409	988,144	0	988,144			Actual 2013	1,558,974	556,977	1,001,997	0	1,001,997
24.01	Sherlock Self Storage Woodinville	Actual 2014	730,841	265,939	464,902	0	464,902			Actual 2013	758,741	264,595	494,146	0	494,146
24.02	Sherlock Self Storage Bothell	Actual 2014	822,712	299,470	523,242	0	523,242			Actual 2013	800,232	292,382	507,851	0	507,851
25	Bartonsville Square	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
26	CubeSmart Portfolio I	Actual 2014	1,864,606	646,502	1,218,105	0	1,218,105			Actual 2013	1,603,970	564,482	1,039,489	0	1,039,489
26.01	CubeSmart Corpus Christi	Actual 2014	913,852	299,854	613,999	0	613,999			Actual 2013	791,729	254,010	537,719	0	537,719
26.02	CubeSmart Hollytree	Actual 2014	585,013	205,352	379,662	0	379,662			Actual 2013	512,766	180,600	332,166	0	332,166
26.03	CubeSmart Pensacola	Actual 2014	365,741	141,296	224,445	0	224,445			Actual 2013	299,475	129,871	169,604	0	169,604
27	Newtown Office Building	Actual 2013	2,443,140	821,581	1,621,559	0	1,621,559			Actual 2012	2,413,618	813,157	1,600,461	0	1,600,461
28	Lincoln View Plaza	Actual 2013	1,212,460	374,451	838,009	0	838,009			Actual 2012	1,123,098	412,259	710,840	0	710,840
29	Reservoir Industrial Center	Actual 2013	2,070,026	327,904	1,742,123	0	1,742,123			Actual 2012	2,254,648	284,334	1,970,314	0	1,970,314
30	Commerce Point I & II	Actual 2013	1,731,579	1,768,796	-37,217	0	-37,217			Actual 2012	2,697,540	1,981,289	716,251	0	716,251
31	AAA Self Storage - Chatsworth	Actual 2014	1,526,489	428,648	1,097,841	0	1,097,841			Actual 2013	1,400,433	398,019	1,002,414	0	1,002,414
32	Apple - Residence Inn Westford 2	Actual 2013	3,997,000	2,404,000	1,593,000	0	1,593,000	118	100	Actual 2012	3,843,000	2,297,000	1,546,000	0	1,546,000	112	96
33	Mi Casita	Actual 2013	1,389,435	705,953	683,482	0	683,482			NAV	NAV	NAV	NAV	NAV	NAV
34	Su Casita	Actual 2013	952,551	483,978	468,573	0	468,573			NAV	NAV	NAV	NAV	NAV	NAV
35	Super 8 University, Austin	Actual 2013	2,519,782	1,339,045	1,180,737	0	1,180,737	60	50	Actual 2012	2,127,627	938,103	1,189,523	0	1,189,523	58	43
36	Quality Inn & Suites, San Antonio	Actual 2013	1,014,558	646,360	368,198	0	368,198	60	43	Actual 2012	916,829	640,157	276,673	0	276,673	58	43
37	Suburban Chicago Retail Portfolio	Actual 2013	1,258,027	437,076	820,951	5,644	815,307			Actual 2012	1,228,842	397,359	831,483	1,239	830,244
37.01	Briarwood Retail Center	Actual 2013	409,984	157,310	252,675	5,644	247,031			Actual 2012	450,075	146,633	303,442	0	303,442
37.02	Apple Valley Retail Center	Actual 2013	406,819	132,360	274,459	0	274,459			Actual 2012	333,570	121,406	212,164	0	212,164
37.03	Eola Retail Center	Actual 2013	287,081	81,691	205,390	0	205,390			Actual 2012	281,576	78,008	203,568	0	203,568
37.04	County Line Retail Center	Actual 2013	154,143	65,715	88,428	0	88,428			Actual 2012	163,621	51,313	112,308	1,239	111,069
38	Space Park East Industrial Portfolio	Actual 2013	947,946	441,678	506,268	0	506,268			NAV	NAV	NAV	NAV	NAV	NAV
39	Hampton Inn Great Valley	Actual 2013	3,272,328	2,317,340	954,988	0	954,988	116	70	Actual 2012	3,111,705	2,104,850	1,006,855	0	1,006,855	109	67
40	Staybridge Suites IAH	Actual 2013	2,401,736	1,770,117	631,619	0	631,619	104	72	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
41	Town Square East	Actual 2014	952,706	388,335	564,371	0	564,371			NAV	NAV	NAV	NAV	NAV	NAV
42	Hampton Inn Birmingham Trussville	Actual 2013	1,758,863	1,175,232	583,631	0	583,631	96	61	Actual 2012	1,691,286	1,122,348	568,938	0	568,938	96	59
43	Shoppes of Hillsboro	Actual 2013	1,249,862	427,236	822,626	0	822,626			Actual 2012	1,141,150	373,319	767,832	0	767,832
44	Chaparral Plaza	Actual 2013	845,365	307,366	537,999	0	537,999			Actual 2012	984,253	306,047	678,207	0	678,207
45	TownePlace Suites York	Actual 2014	2,376,059	1,214,727	1,161,333	0	1,161,333	98	64	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
46	CT Storage - Gardena	Actual 2013	1,032,075	323,843	708,232	0	708,232			Actual 2012	967,375	321,355	646,020	0	646,020
47	Holiday Inn Express Waynesboro	Actual 2013	2,012,400	1,331,301	681,099	0	681,099	96	68	Actual 2012	2,025,384	1,351,159	674,225	0	674,225	96	69
48	Holiday Inn Express - Sweetwater	Actual 2013	1,779,069	1,038,105	740,964	0	740,964	95	71	Actual 2012	1,951,407	1,098,674	852,733	0	852,733	95	78
49	Norchester Village Shopping Center	Actual 2013	866,024	366,896	499,128	75,486	423,642			Actual 2012	715,888	296,358	419,530	0	419,530
50	South Hampton Townhomes	Actual 2013	688,298	296,887	391,411	0	391,411			Actual 2012	691,801	298,507	393,294	0	393,294
51	Candlewood Suites Indianapolis Northwest	Actual 2014	1,958,494	1,331,743	626,751	0	626,751	64	51	Actual 2013	1,777,990	1,207,774	570,216	70,195	500,021	63	46
52	Copper Country MHP & Mini Storage	Actual 2013	861,010	315,199	545,811	0	545,811			Actual 2012	832,310	294,648	537,662	0	537,662
53	Dix-Toledo Shopping Center	Actual 2013	1,301,459	496,152	805,307	0	805,307			Actual 2012	1,323,755	548,372	775,383	0	775,383
54	Hobby Lobby Center	Actual 2014	701,446	162,417	539,029	0	539,029			Actual 2013	646,560	158,687	487,873	0	487,873
55	Lindsay Square	Actual 2013	646,454	218,044	428,410	0	428,410			NAV	NAV	NAV	NAV	NAV	NAV
56	Holiday Inn Express Palatka	Actual 2014	1,762,848	944,496	818,352	0	818,352	90	67	Actual 2013	1,572,787	899,271	673,516	0	673,516	86	60
57	Palmerone Farms	Actual 2014	1,152,625	531,765	620,860	0	620,860			Actual 2013	1,102,919	635,848	467,071	0	467,071
58	Hampton Inn - Brownwood	Actual 2014	1,641,361	969,242	672,119	0	672,119	114	79	Actual 2013	1,408,560	956,910	451,651	0	451,651	96	68
59	Holiday MHC	Actual 2013	780,712	421,486	359,226	0	359,226			Actual 2012	730,319	341,364	388,955	0	388,955
60	Price Cutter	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
61	Metro Station	Actual 2013	590,591	178,508	412,083	0	412,083			Actual 2012	562,285	165,285	397,000	0	397,000
62	Walgreens Forest VA	Actual 2013	389,000	1,650	387,350	0	387,350			Actual 2012	389,000	507	388,493	0	388,493
63	Westmoreland Commons	Actual 2014	446,869	70,353	376,516	0	376,516			Actual 2013	416,709	71,374	345,335	0	345,335
64	Willows Apartment	Actual 2013	1,208,577	551,233	657,344	0	657,344			Actual 2012	1,162,892	524,370	638,522	0	638,522
65	Gateway Center	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
66	Planet Self Storage - Hyde Park	Actual 2013	621,329	254,462	366,867	0	366,867			Actual 2012	518,977	224,911	294,066	19,800	274,266
67	Winding Woods	Actual 2013	501,214	142,280	358,934	0	358,934			Actual 2012	510,025	181,205	328,820	0	328,820

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR
68	6202 West Park Boulevard	Actual 2013	390,643	89,499	301,144	0	301,144			Actual 2012	358,274	90,319	267,955	0	267,955
69	Champions on Luther	Actual 2013	565,259	246,994	318,264	0	318,264			Actual 2012	552,724	244,927	307,797	0	307,797
70	Park Village MHC	Actual 2013	642,317	249,453	392,865	0	392,865			Actual 2012	565,845	215,783	350,063	0	350,063
71	Lions Head Office Park	Actual 2013	760,246	384,215	376,031	0	376,031			Actual 2012	774,144	310,815	463,329	0	463,329
72	Country Air & Moore Manor	Actual 2013	516,347	134,187	382,160	0	382,160			NAV	NAV	NAV	NAV	NAV	NAV
72.01	Moore Manor MHP	Actual 2013	324,553	85,053	239,500	0	239,500			NAV	NAV	NAV	NAV	NAV	NAV
72.02	Country Air MHP	Actual 2013	191,794	49,134	142,660	0	142,660			NAV	NAV	NAV	NAV	NAV	NAV
73	Fondren Corner	Actual 2013	832,327	458,236	374,090	0	374,090			Actual 2012	795,494	396,435	399,059	0	399,059
74	Bryant Circle Self Storage	Actual 2013	556,273	183,477	372,796	0	372,796			Actual 2012	523,557	165,802	357,755	0	357,755
75	Planet Self Storage - New Milford	Actual 2013	478,545	216,481	262,064	0	262,064			Actual 2012	470,773	201,646	269,128	0	269,128
76	Holleman Village Apartments	Actual 2013	543,982	218,590	325,392	0	325,392			Actual 2012	519,279	218,424	300,854	0	300,854
77	Boynton Place	Actual 2013	521,840	117,328	404,512	0	404,512			Actual 2012	485,914	93,917	391,997	0	391,997
78	6100 West Park Boulevard	Actual 2013	424,446	128,522	295,924	0	295,924			NAV	NAV	NAV	NAV	NAV	NAV
79	Salem Mini Storage	Actual 2014	490,998	129,327	361,673	0	361,673			Actual 2013	491,907	125,474	366,433	0	366,433
80	Ten Haggerty	Actual 2013	447,064	148,224	298,840	0	298,840			NAV	NAV	NAV	NAV	NAV	NAV
81	High Acres & Fairdale MHC	Actual 2014	616,152	383,296	232,857	0	232,857			Actual 2013	618,986	333,457	285,529	0	285,529
82	The Shops at Wimbledon	NAP	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP	NAP	NAP	NAP
83	Road Runner Sports Facility	Actual 2013	856,878	155,066	701,812	0	701,812			Actual 2012	842,120	93,193	748,927	0	748,927
84	Rite Aid Kenmore	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
85	Long Lake Square Office	Actual 2013	409,887	134,046	275,842	17,502	258,340			Actual 2012	402,753	103,879	298,874	1,200	297,674
86	Walmart Plaza - Pad Sites, Neptune	Actual 2013	265,963	74,280	191,683	0	191,683			Actual 2012	265,211	73,342	191,869	0	191,869
87	Granada Square Apartments	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
88	Granite Falls Mini Storage	Actual 2014	291,610	53,943	237,667	5,460	232,207			Actual 2013	262,495	53,885	208,610	0	208,610
89	Grand Rapids Retail	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
90	Franklin Woods Apartments	Actual 2013	391,608	143,356	248,253	0	248,253			Actual 2012	374,113	165,702	208,412	0	208,412
91	Mellodee Thornton MHP	Actual 2014	233,970	57,066	176,904	109	176,795			Actual 2013	232,213	56,146	176,067	341	175,726
92	Bridge Commerce Center C & D	Actual 2014	339,253	113,624	225,630	0	225,630			Actual 2013	195,389	149,214	46,175	0	46,175
93	Blue Ridge Self Storage	Actual 2013	315,743	134,412	181,331	0	181,331			Actual 2012	268,640	145,748	122,892	0	122,892
94	Phoenix Estates MHP	Actual 2014	340,917	164,020	176,897	0	176,897			Actual 2013	332,440	159,616	172,824	0	172,824
95	Walmart Plaza - Inline, Cobleskill	Actual 2013	266,933	161,696	105,236	0	105,236			Actual 2012	390,445	143,496	246,948	0	246,948
96	Tasman Retail	Actual 2013	395,489	97,542	297,947	0	297,947			Actual 2012	304,896	94,927	209,969	0	209,969
97	Out O’Space Storage Pensacola	Actual 2014	305,495	153,941	151,554	2,424	149,130			Actual 2013	282,351	145,350	137,001	2,424	134,577
98	CVS and Pet Supplies Plus	Actual 2013	1,034,023	165,677	868,346	38,140	830,207			Actual 2012	800,494	178,740	621,753	274,946	346,807
99	Walgreens Plaza	Actual 2013	631,473	150,197	481,276	0	481,276			Actual 2012	605,563	121,472	484,091	0	484,091

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Master Lease (Y/N)	Largest Tenant Name(10)(11)(12)(13)(14)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(10)(11)(13)(14)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(10)(11)(13)(14)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date
1	TKG 2 Portfolio	N	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
1.01	University Place	N	Best Buy	45,830	25.6%	1/31/2017	Bed Bath & Beyond	30,000	16.8%	1/31/2022	TJ Maxx	30,000	16.8%	1/31/2017
1.02	Fairhaven Commons	N	Wal-Mart	93,568	44.1%	8/21/2018	Stop & Shop	52,131	24.5%	5/31/2020	Sears	21,422	10.1%	4/24/2016
1.03	Castle Rock Shoppes	N	Sprouts	28,314	26.8%	2/28/2025	Michael’s	21,647	20.5%	8/31/2017	Office Max	14,300	13.6%	3/31/2019
1.04	Meridian Towne Center	N	Marshalls	26,470	30.5%	3/31/2020	David’s Bridal	10,083	11.6%	2/28/2017	Ulta Salon	8,900	10.2%	7/31/2021
1.05	Spring Prairie Center	N	Lowe’s	134,456	45.5%	12/31/2024	Costco	131,532	44.5%	9/30/2025	Famous Dave’s	7,762	2.6%	6/30/2026
2	Harden Ranch Plaza	N	Ashley Furniture Inc	53,098	12.6%	11/30/2027	Safeway	52,686	12.5%	8/31/2016	In-Shape Health Club	36,015	8.5%	8/31/2022
3	Eastgate One Phases I-VII & XII	N	Lytx, Inc.	76,141	8.8%	12/31/2024	Qualcomm, Inc.	75,900	8.8%	3/31/2016	Oracle America, Inc.	63,412	7.4%	9/30/2021
4	RPC Northeast Storage Portfolio	N
4.01	1008 Greenhill Road	N
4.02	4600 Edges Mill Road	N
4.03	154 Leaders Heights Road	N
4.04	76 Wormans Mill CT	N
4.05	321 West Uwchlan Avenue	N
4.06	3950 West Jonathan Drive	N
4.07	202-324 Dartmouth	N
4.08	115 Wormans Mill CT	N
4.09	329 West Butler Avenue	N
4.1	2440 O’Bryan Boulevard	N
4.11	173 Stanhope Sparta Road	N
4.12	7315 Industry Ln	N
4.13	5630 Linglestown Road	N
4.14	1030 Reeves Street	N
4.15	2199 Parklyn Drive	N
4.16	900 Vogelsong Road	N
4.17	153 Pumping Station Road	N
4.18	10 Roller Circle	N
5	Eastgate Two Phases VIII-X	N	Amylin Pharmaceuticals	220,093	41.5%	9/30/2018	Service-Now	155,443	29.3%	9/30/2022	Intercept Pharmaceuticals, Inc	47,000	8.9%	9/30/2019
6	3 Beaver Valley Road	N	Farmers Insurance	210,975	80.1%	12/31/2024	Solenis LLC	39,121	14.8%	1/31/2025
7	Encino Financial Center	N	Marshall Oldman & Norman Hoffman	18,895	8.3%	6/30/2020	Barrister Executive Suites, Inc.	18,437	8.1%	12/31/2018	City National Bank	9,831	4.3%	3/31/2019
8	Milestone Portfolio	N	Various	Various	Various	Various
8.01	Preferred Freezer	N	Preferred Freezer	168,912	100.0%	7/31/2030
8.02	Veritiv	N	Veritiv	182,724	100.0%	6/30/2018
8.03	Best Buy	N	Best Buy	45,189	100.0%	2/11/2018
9	The Automatic Lofts	Y
10	7979 Westheimer Apartment Homes	N
11	Brickyard Square	N	Epping Cinemas LLC, D/B/A O’Neil Cinemas	29,577	17.0%	11/30/2037	Marshalls of MA, Inc.	23,000	13.2%	3/31/2022	Michaels Stores Inc.	16,832	9.7%	2/28/2023
12	Flatiron Hotel	N
13	Home Market Foods	N	Home Market Foods, Inc.	195,400	100.0%	3/31/2030
14	Chester Mall Shopping Center	N	Shoprite Supermarkets, Inc.	64,440	32.7%	1/31/2020	Colonial Lanes	35,209	17.9%	4/30/2023	Tractor Supply	19,980	10.1%	7/31/2019
15	Old Colony Square	N	Pathmark	48,760	48.8%	6/30/2020	Jersey City Medical	8,100	8.1%	5/31/2025	Advanced Auto Parts	6,321	6.3%	4/30/2023
16	3800 Embassy Parkway	N	Buckingham, Doolittle, & Burroughs	42,209	36.0%	10/31/2021	University Hospital Health Systems	33,805	28.8%	11/30/2026	Wells Fargo Advisors	11,973	10.2%	02/28/2018
17	Courtyard Marriott Harrisburg	N
18	3700 Buffalo Speedway	N	Hale-Mills Construction, Ltd.	13,579	9.4%	4/30/2017	Contango Oil & Gas Company	13,171	9.1%	2/29/2016	Merrill Lynch, Pierce, Fenner & Smith	11,474	8.0%	6/30/2017
19	REL Commons	N	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
19.01	Exeter Commons	N	Rite Aid	14,514	16.2%	1/31/2029	On The Vine Marketplace	11,858	13.2%	5/31/2016	Dollar Tree	11,073	12.3%	8/31/2016
19.02	Littleton Commons	N	TJ Maxx	26,000	41.6%	1/31/2020	Dollar Tree Stores Inc.	8,414	13.5%	4/30/2020	NH Liquor	7,400	11.8%	4/30/2016
19.03	Spaulding Commons	N	Planet Fitness	12,768	30.0%	9/30/2023	Family Dollar	8,900	20.9%	12/31/2015	Sun Tan City	3,010	7.1%	12/31/2019
20	CubeSmart Portfolio II	N
20.01	CubeSmart AAA Friendly	N
20.02	CubeSmart Shreveport	N
20.03	CubeSmart Saginaw	N
20.04	CubeSmart Tyler	N
21	Cedar Hills Shopping Center	N	Winn-Dixie Store 177	61,424	28.7%	01/31/2025	Thrift Center	23,291	10.9%	08/31/2016	Dollar Tree Store #3013	18,000	8.4%	07/31/2015
22	Washington Square	N
23	Tarkanian Professional Center	N	The Mike Ferry Organization	24,540	33.3%	8/31/2019	Integrated Medical Management	8,736	11.9%	10/31/2016	Homebridge Financial	5,553	7.5%	10/31/2017
24	Sherlock Storage Portfolio	N
24.01	Sherlock Self Storage Woodinville	N
24.02	Sherlock Self Storage Bothell	N
25	Bartonsville Square	N	Dick’s Sporting Goods	49,950	70.1%	1/31/2024	Ulta Salon	10,000	14.0%	10/31/2024	Pet Valu	3,500	4.9%	10/31/2024
26	CubeSmart Portfolio I	N
26.01	CubeSmart Corpus Christi	N
26.02	CubeSmart Hollytree	N
26.03	CubeSmart Pensacola	N
27	Newtown Office Building	N	BioClinica	59,331	49.6%	11/30/2018	Optimal Fitness	15,480	12.9%	3/31/2030	Winpak	13,728	11.5%	6/30/2018
28	Lincoln View Plaza	N	Coldwell Banker	10,349	19.0%	2/28/2021	Blue Chip Surgical Center	9,553	17.6%	3/31/2029	Gonville Holding LLC	5,478	10.1%	3/31/2029
29	Reservoir Industrial Center	N	Future Foam, Inc.	81,900	16.3%	12/31/2015	Modern Space Pacific Services, Inc.	81,253	16.1%	4/17/2016	Green Living Group, Inc.	71,522	14.2%	7/31/2016
30	Commerce Point I & II	N	Paylocity Corporation	126,243	67.3%	4/30/2019	ITT Educational Services, Inc.	23,707	12.6%	1/31/2019	VWR International, Inc.	15,418	8.2%	3/31/2016
31	AAA Self Storage - Chatsworth	N
32	Apple - Residence Inn Westford 2	N
33	Mi Casita	N
34	Su Casita	N
35	Super 8 University, Austin	N
36	Quality Inn & Suites, San Antonio	N
37	Suburban Chicago Retail Portfolio	N	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
37.01	Briarwood Retail Center	N	Montarra Grill	4,501	26.1%	5/31/2015	Plato’s Closet	2,945	17.1%	7/31/2015	Cross Kick Fitness	1,998	11.6%	2/29/2020
37.02	Apple Valley Retail Center	N	China Taste Corporation	1,646	10.5%	2/28/2017	Drexl, Corp	1,549	9.9%	9/30/2017	State Farm	1,532	9.8%	3/31/2017
37.03	Eola Retail Center	N	Coldwell Banker Honig-Bell	2,085	21.0%	8/31/2019	Stonebridge Cleaners	1,560	15.7%	2/28/2018	Animal Hospital	1,435	14.4%	8/31/2018
37.04	County Line Retail Center	N	Salon 37	2,261	37.6%	6/30/2019	PureDry Cleaners	1,504	25.0%	10/31/2015	Exceed Development	1,239	20.6%	10/31/2019
38	Space Park East Industrial Portfolio	N	Dynamic Recycling, Inc.	52,500	12.7%	1/31/2017	Clair Brothers	52,500	12.7%	11/30/2018	Meinl U.S.A., L.C.	48,125	11.6%	8/31/2019
39	Hampton Inn Great Valley	N
40	Staybridge Suites IAH	N
41	Town Square East	N	Universal Fitness	30,000	33.1%	4/30/2025	United States Post Office	7,612	8.4%	2/28/2020	International House of Pancakes	4,560	5.0%	10/31/2018
42	Hampton Inn Birmingham Trussville	N
43	Shoppes of Hillsboro	N	Comunidad Evangelica International da Sul‐F	16,000	26.0%	11/30/2021	Muddy Waters Investors, Inc	5,200	8.5%	5/31/2025	BankUnited	4,000	6.5%	1/31/2020
44	Chaparral Plaza	N	First State Bank of Texas (Wells Fargo)	7,223	18.8%	11/30/2016	Red, Hot & Blue	4,280	11.1%	6/30/2020	M3 Care, LLC	3,084	8.0%	10/31/2019
45	TownePlace Suites York	N
46	CT Storage - Gardena	N
47	Holiday Inn Express Waynesboro	N
48	Holiday Inn Express - Sweetwater	N
49	Norchester Village Shopping Center	N	Habitat for Humanity	55,916	51.4%	2/29/2024	The Doe Group Inc	4,800	4.4%	9/30/2019	Fernando Lopez	3,500	3.2%	11/30/2015
50	South Hampton Townhomes	N
51	Candlewood Suites Indianapolis Northwest	N
52	Copper Country MHP & Mini Storage	N
53	Dix-Toledo Shopping Center	N	TJ Maxx	34,516	28.5%	1/31/2017	Office Max	25,212	20.8%	1/31/2022	Chuck E Cheese	15,635	12.9%	12/31/2023
54	Hobby Lobby Center	N	Hobby Lobby	56,447	83.9%	7/31/2025	Flat Iron	10,800	16.1%	12/31/2024
55	Lindsay Square	N	YF Gilbert, Inc	15,000	32.1%	4/30/2023	Mini School Early Learning Centers	10,100	21.6%	6/30/2017	SMJ Innovations, LLC	3,300	7.1%	7/31/2020
56	Holiday Inn Express Palatka	N
57	Palmerone Farms	N	Brinker Restaurant Corporation	5,919	21.4%	3/31/2018	Rare Hospitality	5,623	20.4%	11/30/2018	Take Home the Bread, LLC	4,632	16.8%	4/30/2019
58	Hampton Inn - Brownwood	N
59	Holiday MHC	N
60	Price Cutter	N	RPCS, Inc.	52,898	100.0%	09/30/2030
61	Metro Station	N	K2 Fashion, Inc.	11,000	24.0%	6/7/2017	Dollar Tree Stores, Inc	9,990	21.8%	1/31/2019	Garden Buffet LLC	6,515	14.2%	9/30/2023
62	Walgreens Forest VA	N	Walgreens	14,820	100.0%	6/1/2081
63	Westmoreland Commons	N	Petco	12,500	51.6%	1/31/2023	Mattress Firm, Inc.	4,000	16.5%	10/31/2022	Aspen Dental Mgmt, Inc.	3,200	13.2%	11/30/2022
64	Willows Apartment	N
65	Gateway Center	N	Dollar Tree	10,000	33.3%	10/31/2018	Rue 21	5,200	17.3%	2/5/2019	Rotolo Restaurant	3,500	11.7%	5/31/2019
66	Planet Self Storage - Hyde Park	N
67	Winding Woods	N	China Buffet Grill	5,500	17.8%	12/31/2018	Master Lease	5,500	17.8%	3/9/2020	Mattress Firm #1815	5,000	16.2%	1/31/2018

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Master Lease (Y/N)	Largest Tenant Name(10)(11)(12)(13)(14)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(10)(11)(13)(14)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(10)(11)(13)(14)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date
68	6202 West Park Boulevard	N	Pacific Dental	3,404	43.9%	6/30/2021	Chipotle	2,312	29.8%	3/31/2021	Potbelly Sandwiches (Drive-Thru)	2,031	26.2%	3/31/2021
69	Champions on Luther	N
70	Park Village MHC	N
71	Lions Head Office Park	N	Family Resource	4,960	7.7%	12/31/2016	Shore Heart Group	3,960	6.1%	1/31/2020	Counseling & Referral Services, Inc.	3,580	5.6%	3/31/2024
72	Country Air & Moore Manor	N
72.01	Moore Manor MHP	N
72.02	Country Air MHP	N
73	Fondren Corner	N	MC Psychology	10,619	16.5%	7/31/2017	Ronny Chane	3,707	5.8%	7/31/2015	Roosters	3,421	5.3%	2/28/2017
74	Bryant Circle Self Storage	N
75	Planet Self Storage - New Milford	N
76	Holleman Village Apartments	N
77	Boynton Place	N	Vitamin Shoppe Industries	4,022	51.5%	3/31/2025	T-Mobile USA	2,288	29.3%	2/28/2017	Starbucks Coffee Company	1,500	19.2%	3/31/2025
78	6100 West Park Boulevard	N	Mattress Firm	2,567	36.8%	8/31/2028	Del Taco	2,400	34.4%	8/31/2051	SmashBurger	2,000	28.7%	9/30/2031
79	Salem Mini Storage	N
80	Ten Haggerty	N	Tyler, Dumas, & Reyes	3,967	18.2%	7/31/2021	ATI Physical Therapy	3,757	17.3%	4/30/2019	Family Care Physicians	3,640	16.7%	12/31/2020
81	High Acres & Fairdale MHC	N
82	The Shops at Wimbledon	N	Fernando Perez, DMD	2,500	36.5%	10/14/2024	Starbucks	1,850	27.0%	8/31/2024	Jazzy Pizza, LLC	1,525	22.3%	2/14/2025
83	Road Runner Sports Facility	N	Road Runner Sports, Inc.	88,422	100.0%	6/30/2025
84	Rite Aid Kenmore	N	Rite Aid	16,768	100.0%	1/31/2019
85	Long Lake Square Office	N	Real Estate One	11,759	53.4%	3/31/2030	Sherwin Williams	3,587	16.3%	1/31/2020	John Adams Mortgage	2,060	9.4%	3/31/2020
86	Walmart Plaza - Pad Sites, Neptune	N	Ruby Tuesday, Inc.	5,700	62.6%	1/31/2026	Lindy Enterprises, LLC	3,408	37.4%	6/24/2025
87	Granada Square Apartments	N
88	Granite Falls Mini Storage	N
89	Grand Rapids Retail	N	Mattress Firm	4,598	60.0%	2/28/2025	Vitamin Shoppe	3,061	40.0%	2/28/2025
90	Franklin Woods Apartments	N
91	Mellodee Thornton MHP	N
92	Bridge Commerce Center C & D	N	Market Day, LLC	11,001	18.9%	7/31/2017	Grigg Graphic Services, Inc.	10,925	18.8%	2/29/2020	LRI, LLC	7,334	12.6%	9/30/2015
93	Blue Ridge Self Storage	N
94	Phoenix Estates MHP	N
95	Walmart Plaza - Inline, Cobleskill	N	Dollar Tree	8,280	33.8%	4/30/2023	Shoe Show, Inc	4,558	18.6%	11/30/2015	Rent A Center East, Inc.	3,827	15.6%	9/30/2020
96	Tasman Retail	N	Togos - Esmail Jalayer	2,496	26.6%	7/31/2015	Pho Khang	1,792	19.1%	2/28/2018	Nuon, Sokmean,-Mikayla’s Café	1,408	15.0%	9/30/2018
97	Out O’Space Storage Pensacola	N
98	CVS and Pet Supplies Plus	N	CVS	15,253	61.7%	5/31/2029	Pet Supplies Plus	9,461	38.3%	7/31/2027
99	Walgreens Plaza	N	Walgreens	13,700	59.1%	1/31/2028	Trader Joes	8,009	34.6%	1/31/2019	Starbucks	1,467	6.3%	2/28/2018

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Name(3)(10)(11)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(3)(10)(11)(13)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %
1	TKG 2 Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	2/27/2015
1.01	University Place	Life Way Christian Store	10,000	5.6%	9/30/2016	Dress Barn	8,160	4.6%	12/31/2016	3/4/2015	2/27/2015
1.02	Fairhaven Commons	Eblens Casual Clothing	5,914	2.8%	6/30/2017	AAA Travel	3,156	1.5%	6/22/2017	2/25/2015	2/27/2015
1.03	Castle Rock Shoppes	Big 5 Sporting Goods	10,251	9.7%	1/31/2019	Dollar Tree	9,555	9.1%	9/30/2020	2/21/2015	2/27/2015
1.04	Meridian Towne Center	Five Below	7,700	8.9%	4/30/2019	Asian Buffet	7,444	8.6%	2/28/2023	2/27/2015	2/27/2015
1.05	Spring Prairie Center	Wells Fargo	5,429	1.8%	2/28/2031	Applebees	5,776	2.0%	9/30/2030	2/27/2015	2/27/2015
2	Harden Ranch Plaza	Marshalls	27,000	6.4%	1/31/2022	Ross	25,258	6.0%	1/31/2026	3/10/2015	3/11/2015		3/10/2015	12.0%
3	Eastgate One Phases I-VII & XII	Agena Bioscience	55,558	6.5%	12/31/2021	L-3 Communications Corporation	48,293	5.6%	7/31/2017	2/27/2015	2/27/2015		2/27/2015	9.0%
4	RPC Northeast Storage Portfolio									2/6/2015	Various
4.01	1008 Greenhill Road									2/6/2015	2/4/2015
4.02	4600 Edges Mill Road									2/6/2015	2/10/2015
4.03	154 Leaders Heights Road									2/6/2015	2/18/2015
4.04	76 Wormans Mill CT									2/6/2015	2/2/2015
4.05	321 West Uwchlan Avenue									2/6/2015	2/10/2015
4.06	3950 West Jonathan Drive									2/6/2015	2/2/2015
4.07	202-324 Dartmouth									2/6/2015	2/6/2015
4.08	115 Wormans Mill CT									2/6/2015	2/2/2015
4.09	329 West Butler Avenue									2/6/2015	2/2/2015
4.1	2440 O’Bryan Boulevard									2/6/2015	1/30/2015
4.11	173 Stanhope Sparta Road									2/6/2015	2/3/2015
4.12	7315 Industry Ln									2/6/2015	2/2/2015
4.13	5630 Linglestown Road									2/6/2015	1/30/2015
4.14	1030 Reeves Street									2/6/2015	1/27/2015
4.15	2199 Parklyn Drive									2/6/2015	1/30/2015
4.16	900 Vogelsong Road									2/6/2015	2/2/2015
4.17	153 Pumping Station Road									2/6/2015	2/3/2015
4.18	10 Roller Circle									2/6/2015	1/30/2015
5	Eastgate Two Phases VIII-X	DivX	38,807	7.3%	11/30/2019	WMK Office San Diego, LLC	23,500	4.4%	3/30/2020	2/23/2015	2/23/2015		2/20/2015	8.0%
6	3 Beaver Valley Road									3/2/2015	3/2/2015
7	Encino Financial Center	Bovitz Research Group	9,108	4.0%	9/30/2017	Weissman, Klass, Weingarten and Shaw	6,961	3.1%	MTM	2/13/2015	2/13/2015		2/13/2015	17.0%
8	Milestone Portfolio									Various	Various
8.01	Preferred Freezer									1/23/2015	1/23/2015
8.02	Veritiv									1/30/2015	1/30/2015
8.03	Best Buy									1/23/2015	1/23/2015
9	The Automatic Lofts									12/19/2014	12/22/2014
10	7979 Westheimer Apartment Homes									1/14/2015	1/14/2015
11	Brickyard Square	Petsmart, Inc.	12,712	7.3%	6/30/2022	The New Hampshire Liquor Commission	12,000	6.9%	12/1/2025	9/17/2014	9/18/2014
12	Flatiron Hotel									3/31/2015	3/31/2015
13	Home Market Foods									2/6/2015	2/6/2015
14	Chester Mall Shopping Center	Elite Cinema VI, LLC	13,132	6.7%	8/31/2025	Gala Liquors, Inc.	4,341	2.2%	4/30/2019	2/5/2015	2/6/2015
15	Old Colony Square	McDonald’s	4,000	4.0%	6/1/2017	Popeye’s / Pizzeria	3,780	3.8%	6/30/2023	2/6/2015	2/6/2015
16	3800 Embassy Parkway	Northwestern Mutual	9,045	7.7%	10/31/2021	LRMR Management Company	6,002	5.1%	03/31/2017	3/13/2015	3/13/2015
17	Courtyard Marriott Harrisburg									2/12/2015	2/12/2015
18	3700 Buffalo Speedway	Chicago Title Insurance Company	11,281	7.8%	7/31/2017	Laser and Cosmetic Surgery Center of Houston	6,678	4.6%	3/31/2016	12/24/2014	12/30/2014
19	REL Commons	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
19.01	Exeter Commons	Little Critters	8,378	9.3%	2/28/2018	Advance Auto Parts	7,561	8.4%	3/31/2022	1/27/2015	1/29/2015
19.02	Littleton Commons	Aubuchon	7,200	11.5%	1/31/2017	Fitness Authority	3,600	5.8%	7/31/2019	1/28/2015	1/29/2015
19.03	Spaulding Commons	H&R Block	3,000	7.1%	4/30/2020	Rent Way	3,000	7.1%	9/30/2015	1/28/2015	1/27/2015
20	CubeSmart Portfolio II									Various	Various
20.01	CubeSmart AAA Friendly									11/25/2014	12/1/2014
20.02	CubeSmart Shreveport									2/25/2015	2/25/2015
20.03	CubeSmart Saginaw									9/26/2014	9/29/2014
20.04	CubeSmart Tyler									9/23/2014	9/26/2014
21	Cedar Hills Shopping Center	You Fit Health Clubs	15,000	7.0%	02/02/2021	DCI Biologicals	11,737	5.5%	02/28/2019	3/30/2015	3/30/2015
22	Washington Square									10/30/2014	10/29/2014
23	Tarkanian Professional Center	Arizona Pain Specialists	5,040	6.8%	10/31/2019	Junior Achievement	3,787	5.1%	10/31/2015	12/5/2014	12/5/2014
24	Sherlock Storage Portfolio									1/29/2015	1/29/2015
24.01	Sherlock Self Storage Woodinville									1/29/2015	1/29/2015
24.02	Sherlock Self Storage Bothell									1/29/2015	1/29/2015
25	Bartonsville Square	Vitamin Shoppe Industries, Inc	3,000	4.2%	09/30/2024					3/9/2015	3/9/2015
26	CubeSmart Portfolio I									Various	Various
26.01	CubeSmart Corpus Christi									10/13/2014	10/14/2014
26.02	CubeSmart Hollytree									9/24/2014	9/26/2014
26.03	CubeSmart Pensacola									9/26/2014	9/29/2014
27	Newtown Office Building	Spine Center	9,600	8.0%	12/31/2021	Wesco	1,750	1.5%	4/30/2017	1/2/2015	1/2/2015
28	Lincoln View Plaza	Take the Floor Dance Studio	3,798	7.0%	11/30/2018	L’Amore Ristorante	3,672	6.8%	1/31/2024	3/16/2015	3/25/2015
29	Reservoir Industrial Center	Exclusive RV Services, Inc	69,354	13.8%	4/30/2020	Interstate Home Services, Inc.	47,308	9.4%	4/30/2018	2/13/2015	2/17/2015		2/13/2015	9.0%
30	Commerce Point I & II	Capital Forensics, Inc.	5,765	3.1%	10/31/2016	1590 Associates, Inc.	4,708	2.5%	4/30/2021	12/19/2014	12/19/2014
31	AAA Self Storage - Chatsworth									3/11/2015	3/12/2015		3/12/2015	9.0%
32	Apple - Residence Inn Westford 2									2/9/2015	2/9/2015
33	Mi Casita									3/25/2015	3/19/2015
34	Su Casita									3/25/2015	3/19/2015
35	Super 8 University, Austin									3/6/2015	1/13/2015
36	Quality Inn & Suites, San Antonio									1/14/2015	1/14/2015
37	Suburban Chicago Retail Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	12/1/2014	12/1/2014	Various
37.01	Briarwood Retail Center	Blue Ribbon Millwork, Inc	1,903	11.0%	12/31/2018	Laura Lloyd Jewelers	1,656	9.6%	10/31/2017	12/1/2014	12/1/2014
37.02	Apple Valley Retail Center	Zen Spa	1,450	9.3%	3/31/2017	North of the Border	1,440	9.2%	3/31/2017	12/1/2014	12/1/2014
37.03	Eola Retail Center	Dr. Nick Pisto	1,333	13.4%	6/30/2019	Chilling Delights, Inc	1,300	13.1%	12/31/2016	12/1/2014	12/1/2014	1/12/2015
37.04	County Line Retail Center									12/1/2014	12/1/2014	1/12/2015
38	Space Park East Industrial Portfolio	Preferred Movers	33,750	8.2%	1/31/2016	Morgan Moving	22,500	5.4%	6/30/2016	3/17/2015	3/17/2015
39	Hampton Inn Great Valley									2/6/2015	2/9/2015
40	Staybridge Suites IAH									11/11/2014	11/11/2014
41	Town Square East	DMV	4,435	4.9%	7/31/2019	Sheng Zhan Chinese Restaurant	2,986	3.3%	7/31/2018	3/2/2015	2/19/2015		3/2/2015	13.0%
42	Hampton Inn Birmingham Trussville									3/18/2015	3/18/2015
43	Shoppes of Hillsboro	Medical Center BPB, Inc / Clinicare of Broward	3,700	6.0%	6/30/2019	Northwestern Management Services LLC / Dental Team	3,600	5.9%	9/30/2015	2/23/2015	2/24/2015
44	Chaparral Plaza	Ideal Dental	3,000	7.8%	12/31/2020	Tiny Dancer LLC dba Dance Reflections	2,700	7.0%	12/31/2017	2/17/2015	2/19/2015
45	TownePlace Suites York									12/19/2014	12/23/2014
46	CT Storage - Gardena									3/4/2015	3/4/2015		3/4/2015	9.0%
47	Holiday Inn Express Waynesboro									3/6/2015	3/6/2015
48	Holiday Inn Express - Sweetwater									12/2/2014	12/2/2014
49	Norchester Village Shopping Center	Laneview Enterprises I LLC	2,625	2.4%	5/31/2016	Gayatri Sainatu, LP	2,250	2.1%	5/31/2017	12/23/2014	12/24/2014
50	South Hampton Townhomes									3/13/2015	3/16/2015
51	Candlewood Suites Indianapolis Northwest									10/15/2014	10/15/2014
52	Copper Country MHP & Mini Storage									2/11/2015	2/11/2015
53	Dix-Toledo Shopping Center	Dollar Tree	12,888	10.6%	1/31/2020	Regency Beauty Institute	8,824	7.3%	4/30/2018	12/29/2014	12/29/2014
54	Hobby Lobby Center									2/24/2015	2/23/2015
55	Lindsay Square	Kramerica Enterprises, LLC	2,360	5.1%	MTM	Yu Kim’s Global Education	1,760	3.8%	11/30/2018	3/12/2015	3/12/2015
56	Holiday Inn Express Palatka									3/12/2015	3/18/2015
57	Palmerone Farms	Verizon Wireless	3,000	10.9%	1/31/2016	Four Cousins Burgers and Fries	2,584	9.4%	5/31/2020	3/2/2015	3/2/2015
58	Hampton Inn - Brownwood									12/30/2014	12/30/2014
59	Holiday MHC									2/27/2015	2/27/2015
60	Price Cutter									3/12/2015	3/12/2015
61	Metro Station	SOS Furniture Company Inc. DBA Matress One	6,430	14.0%	4/22/2016	CATO Corporation Store #87	3,900	8.5%	1/31/2016	2/19/2015	2/19/2015
62	Walgreens Forest VA									2/19/2015	2/12/2015
63	Westmoreland Commons	Verizon Wireless	2,805	11.6%	12/31/2019	I Love Nails	1,700	7.0%	12/31/2019	2/27/2015	2/27/2015
64	Willows Apartment									3/6/2015	3/6/2015
65	Gateway Center	Rock N Roll Sushi	3,200	10.7%	1/31/2020	Hancock Bank	2,500	8.3%	7/31/2024	2/6/2015	2/5/2015
66	Planet Self Storage - Hyde Park									1/5/2015	1/6/2015
67	Winding Woods	Hut No. 8	3,000	9.7%	11/30/2019	Animal Crackers	2,500	8.1%	6/30/2017	2/23/2015	2/23/2015

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Name(3)(10)(11)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(3)(10)(11)(13)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic eport Date	Seismic PML %
68	6202 West Park Boulevard									2/17/2015	2/19/2015
69	Champions on Luther									10/17/2014	10/17/2014
70	Park Village MHC									10/10/2014	10/14/2014
71	Lions Head Office Park	Assoc. of Multiple Imparied Blind	3,579	5.5%	10/31/2018	Labcorp	3,041	4.7%	11/30/2017	2/6/2015	2/4/2015
72	Country Air & Moore Manor									11/19/2014	Various
72.01	Moore Manor MHP									11/19/2014	11/20/2014
72.02	Country Air MHP									11/19/2014	11/19/2014
73	Fondren Corner	Wier Boerner	3,250	5.1%	8/31/2017	Sneaky Beans	2,260	3.5%	3/31/2017	2/23/2015	2/23/2015
74	Bryant Circle Self Storage									3/3/2015	3/3/2015		3/2/2015	17.0%
75	Planet Self Storage - New Milford									1/5/2015	1/6/2015
76	Holleman Village Apartments									10/17/2014	10/17/2014
77	Boynton Place									2/13/2015	2/13/2015
78	6100 West Park Boulevard									2/17/2015	2/17/2015
79	Salem Mini Storage									2/26/2015	2/26/2015		2/26/2015	4.0%
80	Ten Haggerty	Wm. Beaumont Hospital	3,392	15.6%	12/31/2017	Dr. Warren Vallerand	2,629	12.1%	6/30/2022	2/25/2015	3/9/2015
81	High Acres & Fairdale MHC									1/12/2015	1/12/2015
82	The Shops at Wimbledon	Mainstream Establishments, Inc.	975	14.2%	10/14/2025					12/29/2014	12/29/2014
83	Road Runner Sports Facility									3/23/2015	3/23/2015		3/23/2015	10.0%
84	Rite Aid Kenmore									3/11/2015	3/12/2015		3/12/2015	11.0%
85	Long Lake Square Office	Tim Pearson and Company	2,000	9.1%	11/30/2019	Wagner Enterprise	1,611	7.3%	9/30/2015	3/10/2015	3/10/2015
86	Walmart Plaza - Pad Sites, Neptune									2/6/2015	2/5/2015
87	Granada Square Apartments									2/5/2015	2/5/2015
88	Granite Falls Mini Storage									2/3/2015	2/3/2015		2/3/2015	9.0%
89	Grand Rapids Retail									2/20/2015	2/20/2015
90	Franklin Woods Apartments									12/16/2014	12/16/2014
91	Mellodee Thornton MHP									2/4/2015	2/3/2015
92	Bridge Commerce Center C & D	Integrated Supply Chain Solutions LLC	7,233	12.4%	1/31/2017	R.L. Deppmann Company	3,667	6.3%	6/30/2018	3/2/2015	3/2/2015
93	Blue Ridge Self Storage									2/5/2015	2/5/2015
94	Phoenix Estates MHP									3/2/2015	3/3/2015
95	Walmart Plaza - Inline, Cobleskill	The Cellular Shop Partner, LLC	1,376	5.6%	9/30/2018	Salon Development Corp.	1,290	5.3%	11/30/2019	2/6/2015	2/6/2015
96	Tasman Retail	Butter & Zeus-Huynh & Doan	1,344	14.3%	9/30/2017	Dona Maria Mexican Restaurant	1,230	13.1%	4/30/2022	2/20/2015	2/20/2015		2/17/2015	10.0%
97	Out O’Space Storage Pensacola									3/6/2015	3/6/2015
98	CVS and Pet Supplies Plus									3/23/2015	3/20/2015
99	Walgreens Plaza									3/23/2015	3/20/2015

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(15)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC
1	TKG 2 Portfolio	N	Y	Refinance	0	0	Springing			0	Springing			0	Springing	0
1.01	University Place	N	Y
1.02	Fairhaven Commons	N	Y
1.03	Castle Rock Shoppes	N	Y
1.04	Meridian Towne Center	N	Y
1.05	Spring Prairie Center	N	Y
2	Harden Ranch Plaza	N	Y	Refinance	0	63,104	63,104; Springing	Cash		88,649	8,059	Cash		200,000	6,169	0	Cash
3	Eastgate One Phases I-VII & XII	N	Y	Refinance	0	0	Springing			0	Springing			0	Springing	0
4	RPC Northeast Storage Portfolio	N	Y	Acquisition	279,330	417,031	94,103	Cash		0	Springing			0	8,571; Springing	308,556	Cash
4.01	1008 Greenhill Road	N	Y
4.02	4600 Edges Mill Road	N	Y
4.03	154 Leaders Heights Road	N	Y
4.04	76 Wormans Mill CT	N	Y
4.05	321 West Uwchlan Avenue	N	Y
4.06	3950 West Jonathan Drive	N	Y
4.07	202-324 Dartmouth	N	Y
4.08	115 Wormans Mill CT	N	Y
4.09	329 West Butler Avenue	N	Y
4.1	2440 O’Bryan Boulevard	N	Y
4.11	173 Stanhope Sparta Road	N	Y
4.12	7315 Industry Ln	N	Y
4.13	5630 Linglestown Road	N	Y
4.14	1030 Reeves Street	N	Y
4.15	2199 Parklyn Drive	N	Y
4.16	900 Vogelsong Road	N	Y
4.17	153 Pumping Station Road	N	Y
4.18	10 Roller Circle	N	Y
5	Eastgate Two Phases VIII-X	N	Y	Refinance	0	0	Springing			0	Springing			0	Springing	0
6	3 Beaver Valley Road	N	Y	Acquisition	0	283,193	40,456	Cash		0	Springing			0	4,392	0	Cash
7	Encino Financial Center	N	Y	Refinance	0	42,750	21,375	Cash		0	Springing			0	3,787	90,888	Cash
8	Milestone Portfolio	N	Y	Refinance	0	0	Springing			0	Springing			0	Springing	0
8.01	Preferred Freezer	N	Y
8.02	Veritiv	N	Y
8.03	Best Buy	N	Y
9	The Automatic Lofts	N	Y	Acquisition	0	66,020	22,007	Cash		0	Springing			0	5,021	0	Cash
10	7979 Westheimer Apartment Homes	N	Y	Refinance	211,250	174,055	41,442	Cash		41,847	19,927	Cash		0	11,475	0	Cash
11	Brickyard Square	N	Y	Refinance	0	245,907	39,033	Cash		12,163	1,931	Cash		0	1,448	0	Cash
12	Flatiron Hotel	N	Y	Refinance	0	196,223	39,245	Cash		14,583	7,291	Cash		800,000	16,595	0	Cash
13	Home Market Foods	N	Y	Refinance	0	2,490	22,946	Cash		0	Springing			0	4,071	0	Cash
14	Chester Mall Shopping Center	N	Y	Refinance	28,594	372,538	67,894	Cash		21,882	7,294	Cash		3,281	3,281	0	Cash
15	Old Colony Square	N	Y	Refinance	0	211,869	Springing	Cash		20,595	Springing	Cash		1,670	1,670	100,075	Cash
16	3800 Embassy Parkway	N	Y	Acquisition	1,250	0	13,677	Cash		5,057	2,529	Cash		0	1,934	0	Cash
17	Courtyard Marriott Harrisburg	N	Y	Refinance	12,579	91,091	14,459	Cash		13,738	2,617	Cash		0	16,638	0	Cash
18	3700 Buffalo Speedway	N	Y	Refinance	0	211,040	52,760	Cash		0	Springing			0	3,005	0	Cash
19	REL Commons	N	Y	Refinance	79,610	77,261	25,754	Cash		4,990	4,990	Cash		350,000	2,436	87,711	Cash
19.01	Exeter Commons	N	Y
19.02	Littleton Commons	N	Y
19.03	Spaulding Commons	N	Y
20	CubeSmart Portfolio II	N	Y	Refinance	63,626	135,692	22,615	Cash		53,392	4,449			4,296	4,296	0	Cash
20.01	CubeSmart AAA Friendly	N	Y
20.02	CubeSmart Shreveport	N	Y
20.03	CubeSmart Saginaw	N	Y
20.04	CubeSmart Tyler	N	Y
21	Cedar Hills Shopping Center	N	Y	Refinance	50,000	131,143	14,449	Cash		51,715	8,619	Cash		0	3,229	0	Cash
22	Washington Square	N	Y	Refinance	0	1,176	294	Cash		38,794	7,759	Cash		1,870	1,870	0	Cash
23	Tarkanian Professional Center	N	Y	Refinance	0	7,961	7,961	Cash		7,162	1,137	Cash		0	1,229	0	Cash
24	Sherlock Storage Portfolio	N	Y	Refinance	7,625	13,793	13,793	Cash		2,346	2,346	Cash		1,953	1,953	0	Cash
24.01	Sherlock Self Storage Woodinville	N	Y
24.02	Sherlock Self Storage Bothell	N	Y
25	Bartonsville Square	N	Y	Refinance	0	34,057	8,514	Cash		2,143	0	Cash		0	891	0	Cash
26	CubeSmart Portfolio I	N	Y	Refinance	70,375	85,181	14,197	Cash		49,595	4,133	Cash		2,442	2,442	0	Cash
26.01	CubeSmart Corpus Christi	N	Y
26.02	CubeSmart Hollytree	N	Y
26.03	CubeSmart Pensacola	N	Y
27	Newtown Office Building	N	Y	Refinance	14,063	173,233	20,623	Cash		24,312	2,315	Cash		0	1,993	0	Cash
28	Lincoln View Plaza	N	Y	Refinance	0	15,818	15,818	Cash		0	Springing			162,000	0	0	Cash
29	Reservoir Industrial Center	N	Y	Refinance	0	0	Springing			0	Springing			0	Springing	0
30	Commerce Point I & II	N	Y	Refinance	24,688	209,614	66,544	Cash		0	Springing			0	3,127	0	Cash
31	AAA Self Storage - Chatsworth	N	Y	Refinance	0	10,055	10,055	Cash		0	1,436	Cash		15,000	1,228	15,000	Cash
32	Apple - Residence Inn Westford 2	N	Y	Refinance	0	0	13,005	Cash		0	Springing			0	17,055	0	Cash
33	Mi Casita	N	Y	Refinance	67,594	14,707	2,451	Cash		24,048	8,016	Cash		0	5,720	0	Cash
34	Su Casita	N	Y	Refinance	66,188	9,580	1,597	Cash		15,099	5,033	Cash		0	3,811	0	Cash
35	Super 8 University, Austin	N	Y	Refinance	55,845	66,899	13,380	Cash		39,607	3,301	Cash		8,260	8,260	0	Cash
36	Quality Inn & Suites, San Antonio	N	Y	Refinance	0	32,246	6,449	Cash		20,555	1,713	Cash		3,370	3,370	0	Cash
37	Suburban Chicago Retail Portfolio	N	Y	Refinance	11,129	166,491	20,811	Cash		11,011	1,573	Cash		692	692	0	Cash
37.01	Briarwood Retail Center	N	Y
37.02	Apple Valley Retail Center	N	Y
37.03	Eola Retail Center	N	Y
37.04	County Line Retail Center	N	Y
38	Space Park East Industrial Portfolio	N	Y	Acquisition	0	39,794	9,950	Cash		0	Springing			100,000	5,517; Springing	100,000	Cash
39	Hampton Inn Great Valley	N	Y	Acquisition	0	65,633	9,720	Cash		0	Springing			0	11,284	0	Cash
40	Staybridge Suites IAH	N	Y	Refinance	0	51,657	12,299	Cash		46,628	4,441	Cash		0	9,274	0	Cash
41	Town Square East	N	Y	Refinance	41,081	61,496	15,374	Cash		7,231	904	Cash		1,509	1,509	0	Cash
42	Hampton Inn Birmingham Trussville	N	Y	Refinance	64,198	34,504	5,751	Cash		11,972	1,088	Cash		0	6,526; Springing	400,000	Cash
43	Shoppes of Hillsboro	N	Y	Acquisition	20,250	27,991	13,329	Cash		15,669	7,462	Cash		36,699	1,024	36,879	Cash
44	Chaparral Plaza	N	Y	Acquisition	0	39,059	12,400	Cash		11,227	972	Cash		0	481	17,316	Cash
45	TownePlace Suites York	N	Y	Refinance	0	41,212	10,303	Cash		1,958	1,958	Cash		4,108	4,108	0	Cash
46	CT Storage - Gardena	N	Y	Refinance	0	12,138	6,069	Cash		0	Springing			0	1,133; Springing	30,000	Cash
47	Holiday Inn Express Waynesboro	N	Y	Refinance	19,063	17,908	4,264	Cash		9,670	1,842	Cash		0	7,117	400,000	Cash
48	Holiday Inn Express - Sweetwater	N	Y	Acquisition	5,375	17,209	8,604	Cash		14,006	2,334	Cash		0	6,509	0	Cash
49	Norchester Village Shopping Center	N	Y	Refinance	14,915	55,703	13,263	Cash		17,520	5,562	Cash		0	1,450	0	Cash
50	South Hampton Townhomes	N	Y	Refinance	2,500	46,297	7,716	Cash		17,463	1,940	Cash		0	1,295	0	Cash
51	Candlewood Suites Indianapolis Northwest	N	Y	Refinance	0	0	11,668	Cash		23,198	3,156	Cash		0	6,609	0	Cash
52	Copper Country MHP & Mini Storage	N	Y	Acquisition	29,469	8,560	1,427	Cash		835	835	Cash		796	796	0	Cash
53	Dix-Toledo Shopping Center	N	Y	Refinance	6,094	103,597	14,800	Cash		5,490	2,745	Cash		0	2,439	59,244	Cash
54	Hobby Lobby Center	N	Y	Acquisition	0	26,398	8,799	Cash		2,422	1,211	Cash		897	897	0	Cash
55	Lindsay Square	N	Y	Refinance	0	16,312	8,156	Cash		0	Springing			0	778	0	Cash
56	Holiday Inn Express Palatka	N	Y	Refinance	0	39,758	6,626	Cash		11,016	2,754	Cash		5,833	5,833	0	Cash
57	Palmerone Farms	N	Y	Refinance	0	23,076	18,759	Cash		5,088	848	Cash		0	461	16,575	Cash
58	Hampton Inn - Brownwood	N	Y	Refinance	500	45,291	9,058	Cash		17,267	3,453	Cash		0	5,282	0	Cash
59	Holiday MHC	N	Y	Acquisition	8,000	4,870	4,870	Cash		7,095	591	Cash		958	958	0	Cash
60	Price Cutter	N	Y	Acquisition	0	0	Springing			0	Springing			0	Springing	0
61	Metro Station	N	Y	Refinance	0	45,985	5,748	Cash		0	Springing			0	1,339	0	Cash
62	Walgreens Forest VA	N	Y	Acquisition	0	0	Springing			0	Springing			0	Springing	0
63	Westmoreland Commons	N	Y	Refinance	0	15,090	2,515	Cash		5,191	649	Cash		484	484	0	Cash
64	Willows Apartment	N	Y	Refinance	0	79,977	13,329	Cash		41,600	3,467	Cash		0	4,063	250,000	Cash
65	Gateway Center	N	Y	Refinance	0	11,358	2,272	Cash		4,558	2,279	Cash		375	375	13,500	Cash
66	Planet Self Storage - Hyde Park	N	Y	Refinance	0	4,922	2,461	Cash		2,869	717	Cash		346	346	0	Cash
67	Winding Woods	N	Y	Refinance	0	0	Springing			0	Springing			0	Springing	0

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(15)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC
68	6202 West Park Boulevard	N	Y	Acquisition	0	16,834	4,008	Cash		3,798	517	Cash		0	97	3,486	Cash
69	Champions on Luther	N	Y	Refinance	0	14,463	7,232	Cash		4,250	2,125	Cash		0	833	0	Cash
70	Park Village MHC	N	Y	Refinance	42,625	26,750	4,458	Cash		1,154	1,154	Cash		896	896	0	Cash
71	Lions Head Office Park	N	Y	Refinance	18,750	68,166	0	Cash		7,767	0	Cash		1,070	1,070	64,480	Cash
72	Country Air & Moore Manor	N	Y	Refinance	55,831	17,624	3,525	Cash		16,260	1,355	Cash		963	963	0	Cash
72.01	Moore Manor MHP	N	Y
72.02	Country Air MHP	N	Y
73	Fondren Corner	N	Y	Refinance	0	22,611	7,537	Cash		15,150	1,515	Cash		0	1,069	25,000	Cash
74	Bryant Circle Self Storage	N	Y	Refinance	3,750	918	918	Cash		2,947	421	Cash		496	496	0	Cash
75	Planet Self Storage - New Milford	N	Y	Refinance	3,125	12,420	4,140	Cash		2,151	538	Cash		513	513	0	Cash
76	Holleman Village Apartments	N	Y	Refinance	0	14,049	7,025	Cash		3,936	1,968	Cash		0	805	0	Cash
77	Boynton Place	N	Y	Refinance	0	21,252	3,542	Cash		0	2,046	Cash		0	228	8,200	Cash
78	6100 West Park Boulevard	N	Y	Acquisition	0	27,610	6,574	Cash		2,008	273	Cash		0	87	3,135	Cash
79	Salem Mini Storage	N	Y	Refinance	0	27,419	3,917	Cash		4,761	529	Cash		0	Springing	0
80	Ten Haggerty	N	Y	Acquisition	0	19,206	3,201	Cash		509	509	Cash		0	363	15,000	Cash
81	High Acres & Fairdale MHC	N	Y	Refinance	57,375	36,922	9,231	Cash		17,131	1,428	Cash		779	779	0	Cash
82	The Shops at Wimbledon	N	Y	Acquisition	0	21,000	4,200	Cash		733	733	Cash		0	Springing	0
83	Road Runner Sports Facility	N	Y	Refinance	0	0	0			0	0			0	0	0
84	Rite Aid Kenmore	N	Y	Refinance	0	0	0			5,546	555	Cash		699	699	67,072	Cash
85	Long Lake Square Office	N	Y	Refinance	5,600	23,000	3,286	Cash		426	426	Cash		366	366	21,970	Cash
86	Walmart Plaza - Pad Sites, Neptune	N	Y	Refinance	0	27,090	0	Cash		203	0	Cash		0	0	0
87	Granada Square Apartments	N	Y	Refinance	10,763	14,406	2,881	Cash		44,731	8,946	Cash		2,100	2,100	0	Cash
88	Granite Falls Mini Storage	N	Y	Refinance	28,995	5,559	2,780	Cash		3,796	316	Cash		389	389	0	Cash
89	Grand Rapids Retail	N	Y	Acquisition	0	14,980	2,140	Cash		0	Springing			0	128	4,596	Cash
90	Franklin Woods Apartments	N	Y	Acquisition	25,138	11,051	2,631	Cash		4,293	1,363	Cash		25,138	750	0	Cash
91	Mellodee Thornton MHP	N	Y	Refinance	1,250	0	2,370	Cash		4,014	803	Cash		6,500	271	6,500	Cash
92	Bridge Commerce Center C & D	N	Y	Refinance	0	21,492	3,582	Cash		0	Springing			0	Springing	0
93	Blue Ridge Self Storage	N	Y	Refinance	0	5,381	673	Cash		482	482	Cash		681	681	0	Cash
94	Phoenix Estates MHP	N	Y	Refinance	4,688	17,079	2,846	Cash		744	744	Cash		354	354	0	Cash
95	Walmart Plaza - Inline, Cobleskill	N	Y	Refinance	0	41,128	0	Cash		2,947	0	Cash		410	410	24,506	Cash
96	Tasman Retail	N	Y	Refinance	0	2,394	2,394	Cash		0	Springing			0	Springing	0
97	Out O’Space Storage Pensacola	N	Y	Refinance	0	10,215	1,703	Cash		4,410	882	Cash		437	437	0	Cash
98	CVS and Pet Supplies Plus	N	Y	Refinance	0	0	0			0	0			0	0	0
99	Walgreens Plaza	N	Y	Refinance	0	0	5,140	Cash		0	0			0	0	0

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)(16)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description
1	TKG 2 Portfolio		0	Springing	2,188,237			0	0			Ground Rent Fund
1.01	University Place
1.02	Fairhaven Commons
1.03	Castle Rock Shoppes
1.04	Meridian Towne Center
1.05	Spring Prairie Center
2	Harden Ranch Plaza		341,500	18,445; Springing	683,000	Cash		0	0			Safeway Reserve
3	Eastgate One Phases I-VII & XII		0	Springing	0			0	0			Rent Concession Reserve
4	RPC Northeast Storage Portfolio		0	0	0			0	0			Amortization Reserve
4.01	1008 Greenhill Road
4.02	4600 Edges Mill Road
4.03	154 Leaders Heights Road
4.04	76 Wormans Mill CT
4.05	321 West Uwchlan Avenue
4.06	3950 West Jonathan Drive
4.07	202-324 Dartmouth
4.08	115 Wormans Mill CT
4.09	329 West Butler Avenue
4.1	2440 O’Bryan Boulevard
4.11	173 Stanhope Sparta Road
4.12	7315 Industry Ln
4.13	5630 Linglestown Road
4.14	1030 Reeves Street
4.15	2199 Parklyn Drive
4.16	900 Vogelsong Road
4.17	153 Pumping Station Road
4.18	10 Roller Circle
5	Eastgate Two Phases VIII-X		0	Springing	0			0	0			Rent Concession / Tenant Specific TILC Reserve
6	3 Beaver Valley Road		0	Springing	0			0	0
7	Encino Financial Center		0	28,403; Springing	681,672	Cash		0	0			Rent Concession Reserve
8	Milestone Portfolio		0	Springing	0			0	0
8.01	Preferred Freezer
8.02	Veritiv
8.03	Best Buy
9	The Automatic Lofts		0	0	0			0	0			Additional Collateral Reserve
10	7979 Westheimer Apartment Homes		0	0	0			0	0
11	Brickyard Square		0	5,792	0	Cash		0	0			Outparcel Holdback Funds: 2,230,000; Free Rent Funds: 319,000
12	Flatiron Hotel		0	0	0			0	0
13	Home Market Foods		0	0	0			0	0
14	Chester Mall Shopping Center		12,305	12,305	0	Cash		0	0
15	Old Colony Square		0	0	0			0	0			Condemnation & Property Shortfall Policy Reserve
16	3800 Embassy Parkway		500,000	6,489	350,000	Cash		0	0			University Hospital TI Reserve
17	Courtyard Marriott Harrisburg		0	0	0			0	0			Renovation Funds
18	3700 Buffalo Speedway		1,300,000	48,077	2,200,000	Cash		0	0			Rent Concession Reserve
19	REL Commons		0	Springing	0			0	0			Miscellaneous Reserve
19.01	Exeter Commons
19.02	Littleton Commons
19.03	Spaulding Commons
20	CubeSmart Portfolio II		0	0	0			0	0
20.01	CubeSmart AAA Friendly
20.02	CubeSmart Shreveport
20.03	CubeSmart Saginaw
20.04	CubeSmart Tyler
21	Cedar Hills Shopping Center		150,000	8,965; Springing	600,000	Cash		0	0			You Fit Rent Reserve
22	Washington Square		0	0	0			0	0
23	Tarkanian Professional Center		0	7,865; Springing	0	Cash		0	0			Free Rent Reserve
24	Sherlock Storage Portfolio		0	0	0			0	0
24.01	Sherlock Self Storage Woodinville
24.02	Sherlock Self Storage Bothell
25	Bartonsville Square		60,000	1,667	0	Cash		0	0
26	CubeSmart Portfolio I		0	0	0			0	0
26.01	CubeSmart Corpus Christi
26.02	CubeSmart Hollytree
26.03	CubeSmart Pensacola
27	Newtown Office Building		400,000	29,167	0	Cash		0	0			Critical Tenant TI/LC Funds
28	Lincoln View Plaza		200,000	2,697; Springing	200,000	Cash		0	0			Tenant Specific TILC Reserve
29	Reservoir Industrial Center		0	0	0			0	0
30	Commerce Point I & II		500,000	31,273	0	Cash		0	0			Paylocity Suite 350 Free Rent Reserve Funds ($41,580); Paylocity Suite 220 Free Rent Reserve Funds ($9,233.24)
31	AAA Self Storage - Chatsworth		0	0	0			0	0
32	Apple - Residence Inn Westford 2		0	0	0			0	0
33	Mi Casita		0	0	0			0	0
34	Su Casita		0	0	0			0	0
35	Super 8 University, Austin		0	0	0			0	0			Franchise Termination Reserve
36	Quality Inn & Suites, San Antonio		0	0	0			0	0			Franchise Termination Reserve
37	Suburban Chicago Retail Portfolio		4,547	4,547	0	Cash		0	0
37.01	Briarwood Retail Center
37.02	Apple Valley Retail Center
37.03	Eola Retail Center
37.04	County Line Retail Center
38	Space Park East Industrial Portfolio		0	0	0			0	0			Rent Concession Reserve
39	Hampton Inn Great Valley		0	0	0			0	0			PIP Reserve
40	Staybridge Suites IAH		0	0	0			0	0
41	Town Square East		7,014	7,014	225,000	Cash		0	0
42	Hampton Inn Birmingham Trussville		0	0	0			0	0			PIP Reserve
43	Shoppes of Hillsboro		200,000	4,167	200,000	Cash		0	0			Beads R Us Rent Abatement Fund
44	Chaparral Plaza		100,000	4,810	200,000	Cash		0	0
45	TownePlace Suites York		0	0	0			0	0
46	CT Storage - Gardena		0	0	0			0	0
47	Holiday Inn Express Waynesboro		0	0	0			0	0
48	Holiday Inn Express - Sweetwater		0	0	0			0	0			PIP Reserve
49	Norchester Village Shopping Center		350,000	886	350,000	Cash		0	0			Critical Tenant TI/LC Funds
50	South Hampton Townhomes		0	0	0			0	0
51	Candlewood Suites Indianapolis Northwest		0	0	0			0	0			Seasonality Fund
52	Copper Country MHP & Mini Storage		0	0	0			0	0
53	Dix-Toledo Shopping Center		0	2,439	60,592	Cash		0	0
54	Hobby Lobby Center		2,940	2,940	0	Cash		0	0
55	Lindsay Square		100,000	3,070; Springing	100,000	Cash		0	0			Sylvan Learning Center Reserve
56	Holiday Inn Express Palatka		0	0	0			0	0
57	Palmerone Farms		0	4,539	132,459	Cash		0	0			Ground Rent Reserve
58	Hampton Inn - Brownwood		0	0	0			0	0			PIP Reserve
59	Holiday MHC		0	0	0			0	0			Holdback Performance Reserve
60	Price Cutter		0	0	0			0	0
61	Metro Station		0	3,158	0	Cash		0	0
62	Walgreens Forest VA		0	Springing	0			0	0			Critical Tenant TI/LC Funds
63	Westmoreland Commons		2,226	2,226	175,000	Cash		0	0
64	Willows Apartment		0	0	0			0	0
65	Gateway Center		102,000	2,252	102,000	Cash		0	0
66	Planet Self Storage - Hyde Park		0	0	0			0	0
67	Winding Woods		0	Springing	99,247			0	0

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)(16)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description
68	6202 West Park Boulevard		0	788	67,000	Cash		0	0
69	Champions on Luther		0	0	0			0	0
70	Park Village MHC		0	0	0			0	0
71	Lions Head Office Park		3,400	3,400	125,000	Cash		0	0
72	Country Air & Moore Manor		0	0	0			0	0
72.01	Moore Manor MHP
72.02	Country Air MHP
73	Fondren Corner		0	3,315	75,000	Cash		0	0
74	Bryant Circle Self Storage		0	0	0			0	0
75	Planet Self Storage - New Milford		0	0	0			0	0
76	Holleman Village Apartments		0	0	0			0	0
77	Boynton Place		0	1,334	80,000	Cash		0	0			Vitamin Shoppe Reserve
78	6100 West Park Boulevard		0	755	40,000	Cash		0	0
79	Salem Mini Storage		0	0	0			0	0
80	Ten Haggerty		0	2,266	75,000	Cash		0	0			ATI Reserve
81	High Acres & Fairdale MHC		0	0	0			0	0			Home Reserve
82	The Shops at Wimbledon		0	771	50,000	Cash		0	0
83	Road Runner Sports Facility		0	0	0			0	0
84	Rite Aid Kenmore		2,015	2,015	120,900	Cash		0	0
85	Long Lake Square Office		1,831	1,831	109,855	Cash		0	0
86	Walmart Plaza - Pad Sites, Neptune		0	0	0			0	0
87	Granada Square Apartments		0	0	0			0	0
88	Granite Falls Mini Storage		0	0	0			0	0
89	Grand Rapids Retail		0	638	75,000	Cash		0	0
90	Franklin Woods Apartments		0	0	0			0	0			Restabilization Reserve Funds
91	Mellodee Thornton MHP		0	0	0			0	0			Liquidity Reserve
92	Bridge Commerce Center C & D		0	Springing	0			0	0
93	Blue Ridge Self Storage		0	0	0			0	0
94	Phoenix Estates MHP		0	0	0			0	0
95	Walmart Plaza - Inline, Cobleskill		1,250	1,250; Springing	60,000	Cash		0	0
96	Tasman Retail		0	Springing	0			0	0
97	Out O’Space Storage Pensacola		0	0	0			0	0
98	CVS and Pet Supplies Plus		0	0	0			0	0
99	Walgreens Plaza		0	0	0			0	0

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Initial) ($)(10)(11)(17)	Other Escrow I (Monthly) ($)(18)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)
1	TKG 2 Portfolio	0	Springing	0				0	0	0
1.01	University Place
1.02	Fairhaven Commons
1.03	Castle Rock Shoppes
1.04	Meridian Towne Center
1.05	Spring Prairie Center
2	Harden Ranch Plaza	0	Springing	0			Tenant Specific TILC Reserve	650,000	0	0
3	Eastgate One Phases I-VII & XII	330,334	0	0	Cash		Tenant Specific TILC Reserve	3,552,963	0	0
4	RPC Northeast Storage Portfolio	0	Springing	0				0	0	0
4.01	1008 Greenhill Road
4.02	4600 Edges Mill Road
4.03	154 Leaders Heights Road
4.04	76 Wormans Mill CT
4.05	321 West Uwchlan Avenue
4.06	3950 West Jonathan Drive
4.07	202-324 Dartmouth
4.08	115 Wormans Mill CT
4.09	329 West Butler Avenue
4.1	2440 O’Bryan Boulevard
4.11	173 Stanhope Sparta Road
4.12	7315 Industry Ln
4.13	5630 Linglestown Road
4.14	1030 Reeves Street
4.15	2199 Parklyn Drive
4.16	900 Vogelsong Road
4.17	153 Pumping Station Road
4.18	10 Roller Circle
5	Eastgate Two Phases VIII-X	Rent Concession - $75,200 / Tenant Specific TILC - $1,698,283	0	0	Cash		Provide Commerce/ServiceNow Reserve	0	Springing	0
6	3 Beaver Valley Road	0	0	0				0	0	0
7	Encino Financial Center	102,466	0	0	Cash		Tenant Specific TILC Reserve	48,816	0	0
8	Milestone Portfolio	0	0	0				0	0	0
8.01	Preferred Freezer
8.02	Veritiv
8.03	Best Buy
9	The Automatic Lofts	500,000	42,000; Springing	1,100,000	Cash		Seasonality / Master Lease Reserve	0	Springing	0
10	7979 Westheimer Apartment Homes	0	0	0				0	0	0
11	Brickyard Square	2,549,000	0	0	Cash		Critical Tenant TI/LC Funds	0	Springing	0
12	Flatiron Hotel	0	0	0				0	0	0
13	Home Market Foods	0	0	0				0	0	0
14	Chester Mall Shopping Center	0	0	0				0	0	0
15	Old Colony Square	54,050	0	0	Cash		Tenant Specific TI/LC Reserve	0	Springing	750,000
16	3800 Embassy Parkway	60,088	0	0	Cash		Buckingham TI Reserve	49,621	0	0
17	Courtyard Marriott Harrisburg	0	Springing	0				0	0	0
18	3700 Buffalo Speedway	35,929	0	0	Cash			0	0	0
19	REL Commons	136,593	0	0	Cash			0	0	0
19.01	Exeter Commons
19.02	Littleton Commons
19.03	Spaulding Commons
20	CubeSmart Portfolio II	0	0	0				0	0	0
20.01	CubeSmart AAA Friendly
20.02	CubeSmart Shreveport
20.03	CubeSmart Saginaw
20.04	CubeSmart Tyler
21	Cedar Hills Shopping Center	56,250	0	0	Cash		Dollar Tree Reserve	352,000	0	0
22	Washington Square	0	0	0				0	0	0
23	Tarkanian Professional Center	22,026	0	0	Cash		Critical Tenant TI/LC Funds	0	Springing	0
24	Sherlock Storage Portfolio	0	0	0				0	0	0
24.01	Sherlock Self Storage Woodinville
24.02	Sherlock Self Storage Bothell
25	Bartonsville Square	0	0	0				0	0	0
26	CubeSmart Portfolio I	0	0	0				0	0	0
26.01	CubeSmart Corpus Christi
26.02	CubeSmart Hollytree
26.03	CubeSmart Pensacola
27	Newtown Office Building	0	Springing	0				0	0	0
28	Lincoln View Plaza	196,767	0	0	Cash		Rent Concession Reserve	25,498	0	0
29	Reservoir Industrial Center	0	0	0				0	0	0
30	Commerce Point I & II	50,813	0	0	Cash		Paylocity Suite 220 Reserve Funds ($252,847.98); Paylocity Suite 350 Reserve Funds ($66,688.08)	319,536	0	0
31	AAA Self Storage - Chatsworth	0	0	0				0	0	0
32	Apple - Residence Inn Westford 2	0	0	0				0	0	0
33	Mi Casita	0	0	0				0	0	0
34	Su Casita	0	0	0				0	0	0
35	Super 8 University, Austin	336,000	0	0	Cash		Unrenovated Room Reserve	41,122	0	0
36	Quality Inn & Suites, San Antonio	169,000	0	0	Cash			0	0	0
37	Suburban Chicago Retail Portfolio	0	0	0				0	0	0
37.01	Briarwood Retail Center
37.02	Apple Valley Retail Center
37.03	Eola Retail Center
37.04	County Line Retail Center
38	Space Park East Industrial Portfolio	54,000	0	0	Cash			0	0	0
39	Hampton Inn Great Valley	1,642,500	0	0	Cash			0	0	0
40	Staybridge Suites IAH	0	0	0				0	0	0
41	Town Square East	0	0	0				0	0	0
42	Hampton Inn Birmingham Trussville	800,000	0	0	Cash			0	0	0
43	Shoppes of Hillsboro	1,442	0	0	Cash		Best Wishes of Deerfield Rent Abatement Fund	6,933	0	0
44	Chaparral Plaza	0	0	0				0	0	0
45	TownePlace Suites York	0	0	0				0	0	0
46	CT Storage - Gardena	0	0	0				0	0	0
47	Holiday Inn Express Waynesboro	0	0	0				0	0	0
48	Holiday Inn Express - Sweetwater	506,870	0	0	Cash			0	0	0
49	Norchester Village Shopping Center	0	Springing	0				0	0	0
50	South Hampton Townhomes	0	0	0				0	0	0
51	Candlewood Suites Indianapolis Northwest	0	$25,000 in May through August	100,000	Cash		PIP Reserve Funds	0	Springing	0
52	Copper Country MHP & Mini Storage	0	0	0				0	0	0
53	Dix-Toledo Shopping Center	0	0	0				0	0	0
54	Hobby Lobby Center	0	0	0				0	0	0
55	Lindsay Square	48,600	0	0	Cash			0	0	0
56	Holiday Inn Express Palatka	0	0	0				0	0	0
57	Palmerone Farms	0	20,167	0	Cash		Chili’s / Longhorn Reserve	0	Springing	0
58	Hampton Inn - Brownwood	200,000	0	0	Cash		Seasonality Reserve	50,000	0	50,000
59	Holiday MHC	215,000	0	0	Cash			0	0	0
60	Price Cutter	0	0	0				0	0	0
61	Metro Station	0	0	0				0	0	0
62	Walgreens Forest VA	0	Springing	0				0	0	0
63	Westmoreland Commons	0	0	0				0	0	0
64	Willows Apartment	0	0	0				0	0	0
65	Gateway Center	0	0	0				0	0	0
66	Planet Self Storage - Hyde Park	0	0	0				0	0	0
67	Winding Woods	0	0	0				0	0	0

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Initial) ($)(10)(11)(17)	Other Escrow I (Monthly) ($)(18)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)
68	6202 West Park Boulevard	0	0	0				0	0	0
69	Champions on Luther	0	0	0				0	0	0
70	Park Village MHC	0	0	0				0	0	0
71	Lions Head Office Park	0	0	0				0	0	0
72	Country Air & Moore Manor	0	0	0				0	0	0
72.01	Moore Manor MHP
72.02	Country Air MHP
73	Fondren Corner	0	0	0				0	0	0
74	Bryant Circle Self Storage	0	0	0				0	0	0
75	Planet Self Storage - New Milford	0	0	0				0	0	0
76	Holleman Village Apartments	0	0	0				0	0	0
77	Boynton Place	0	Springing	0				0	0	0
78	6100 West Park Boulevard	0	0	0				0	0	0
79	Salem Mini Storage	0	0	0				0	0	0
80	Ten Haggerty	0	Springing	0				0	0	0
81	High Acres & Fairdale MHC	15,000	2,500	30,000	Cash			0	0	0
82	The Shops at Wimbledon	0	0	0				0	0	0
83	Road Runner Sports Facility	0	0	0				0	0	0
84	Rite Aid Kenmore	0	0	0				0	0	0
85	Long Lake Square Office	0	0	0				0	0	0
86	Walmart Plaza - Pad Sites, Neptune	0	0	0				0	0	0
87	Granada Square Apartments	0	0	0				0	0	0
88	Granite Falls Mini Storage	0	0	0				0	0	0
89	Grand Rapids Retail	0	0	0				0	0	0
90	Franklin Woods Apartments	0	Springing	0				0	0	0
91	Mellodee Thornton MHP	50,000	0	0	Cash			0	0	0
92	Bridge Commerce Center C & D	0	0	0				0	0	0
93	Blue Ridge Self Storage	0	0	0				0	0	0
94	Phoenix Estates MHP	0	0	0				0	0	0
95	Walmart Plaza - Inline, Cobleskill	0	0	0				0	0	0
96	Tasman Retail	0	0	0				0	0	0
97	Out O’Space Storage Pensacola	0	0	0				0	0	0
98	CVS and Pet Supplies Plus	0	0	0				0	0	0
99	Walgreens Plaza	0	0	0				0	0	0

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback(9)	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)
1	TKG 2 Portfolio				Various	Various	Various	Various	Springing (Without Established Account)
1.01	University Place				Fee
1.02	Fairhaven Commons				Fee
1.03	Castle Rock Shoppes				Fee
1.04	Meridian Towne Center				Fee
1.05	Spring Prairie Center				Leasehold	10/31/2053	$231,753	1/0/1900
2	Harden Ranch Plaza	Cash			Fee				Springing (Without Established Account)
3	Eastgate One Phases I-VII & XII	Cash			Fee				Hard/Springing Cash Management
4	RPC Northeast Storage Portfolio				Fee				Springing (Without Established Account)
4.01	1008 Greenhill Road				Fee
4.02	4600 Edges Mill Road				Fee
4.03	154 Leaders Heights Road				Fee
4.04	76 Wormans Mill CT				Fee
4.05	321 West Uwchlan Avenue				Fee
4.06	3950 West Jonathan Drive				Fee
4.07	202-324 Dartmouth				Fee
4.08	115 Wormans Mill CT				Fee
4.09	329 West Butler Avenue				Fee
4.1	2440 O’Bryan Boulevard				Fee
4.11	173 Stanhope Sparta Road				Fee
4.12	7315 Industry Ln				Fee
4.13	5630 Linglestown Road				Fee
4.14	1030 Reeves Street				Fee
4.15	2199 Parklyn Drive				Fee
4.16	900 Vogelsong Road				Fee
4.17	153 Pumping Station Road				Fee
4.18	10 Roller Circle				Fee
5	Eastgate Two Phases VIII-X				Fee				Hard/Springing Cash Management
6	3 Beaver Valley Road				Fee				Hard/Upfront Cash Management
7	Encino Financial Center	Cash			Fee				Soft/Springing Cash Management
8	Milestone Portfolio				Fee				Hard/Springing Cash Management
8.01	Preferred Freezer				Fee
8.02	Veritiv				Fee
8.03	Best Buy				Fee
9	The Automatic Lofts				Fee				Springing (Without Established Account)
10	7979 Westheimer Apartment Homes				Fee				Springing (Without Established Account)
11	Brickyard Square				Fee				Hard/Springing Cash Management
12	Flatiron Hotel				Fee				Hard/Upfront Cash Management	25,000,000	138,826.16	2,500,000	2,500,000	1.73
13	Home Market Foods				Fee				Hard/Upfront Cash Management
14	Chester Mall Shopping Center				Fee				Soft/Springing Cash Management
15	Old Colony Square				Fee				Hard/Springing Cash Management
16	3800 Embassy Parkway	Cash			Fee				Hard/Springing Cash Management
17	Courtyard Marriott Harrisburg				Fee				Hard/Springing Cash Management
18	3700 Buffalo Speedway				Fee				Springing (Without Established Account)
19	REL Commons				Fee				Springing (Without Established Account)
19.01	Exeter Commons				Fee
19.02	Littleton Commons				Fee
19.03	Spaulding Commons				Fee
20	CubeSmart Portfolio II				Fee				Springing (Without Established Account)
20.01	CubeSmart AAA Friendly				Fee
20.02	CubeSmart Shreveport				Fee
20.03	CubeSmart Saginaw				Fee
20.04	CubeSmart Tyler				Fee
21	Cedar Hills Shopping Center	Cash			Fee				Springing (Without Established Account)
22	Washington Square				Leasehold	10/30/2051	$0		Soft/Springing Cash Management
23	Tarkanian Professional Center				Fee				Hard/Upfront Cash Management
24	Sherlock Storage Portfolio			1,800,000	Fee				Springing (Without Established Account)
24.01	Sherlock Self Storage Woodinville				Fee
24.02	Sherlock Self Storage Bothell				Fee
25	Bartonsville Square				Fee				Hard/Springing Cash Management
26	CubeSmart Portfolio I				Fee				Springing (Without Established Account)
26.01	CubeSmart Corpus Christi				Fee
26.02	CubeSmart Hollytree				Fee
26.03	CubeSmart Pensacola				Fee
27	Newtown Office Building				Fee				Springing (Without Established Account)
28	Lincoln View Plaza	Cash			Fee				Springing (Without Established Account)
29	Reservoir Industrial Center				Fee				Springing (Without Established Account)
30	Commerce Point I & II	Cash			Fee				Springing (Without Established Account)
31	AAA Self Storage - Chatsworth				Fee				None
32	Apple - Residence Inn Westford 2				Fee				None
33	Mi Casita				Fee				Springing (Without Established Account)
34	Su Casita				Fee				Springing (Without Established Account)
35	Super 8 University, Austin	Cash			Fee				Hard/Springing Cash Management
36	Quality Inn & Suites, San Antonio				Fee				Hard/Springing Cash Management
37	Suburban Chicago Retail Portfolio				Fee				Springing (Without Established Account)
37.01	Briarwood Retail Center				Fee
37.02	Apple Valley Retail Center				Fee
37.03	Eola Retail Center				Fee
37.04	County Line Retail Center				Fee
38	Space Park East Industrial Portfolio				Fee				None
39	Hampton Inn Great Valley				Fee				Springing (Without Established Account)
40	Staybridge Suites IAH				Fee				Springing (Without Established Account)
41	Town Square East			2,500,000	Fee				Springing (Without Established Account)
42	Hampton Inn Birmingham Trussville				Fee				Springing (Without Established Account)
43	Shoppes of Hillsboro	Cash			Fee				Springing (Without Established Account)
44	Chaparral Plaza				Fee				Springing (Without Established Account)
45	TownePlace Suites York				Fee				Springing (Without Established Account)
46	CT Storage - Gardena				Fee				Springing (Without Established Account)
47	Holiday Inn Express Waynesboro				Fee				Hard/Springing Cash Management
48	Holiday Inn Express - Sweetwater				Fee				Hard/Springing Cash Management
49	Norchester Village Shopping Center				Fee				Hard/Springing Cash Management
50	South Hampton Townhomes				Fee				None
51	Candlewood Suites Indianapolis Northwest				Fee				Hard/Springing Cash Management
52	Copper Country MHP & Mini Storage				Fee				Springing (Without Established Account)
53	Dix-Toledo Shopping Center				Fee				Hard/Springing Cash Management
54	Hobby Lobby Center				Fee				Springing (Without Established Account)
55	Lindsay Square				Fee				Soft/Springing Cash Management
56	Holiday Inn Express Palatka				Fee				Springing (Without Established Account)
57	Palmerone Farms				Leasehold	2/28/2050	$242,000	10% increase every five year period	Springing (Without Established Account)
58	Hampton Inn - Brownwood	Cash			Fee				Hard/Springing Cash Management
59	Holiday MHC				Fee				Springing (Without Established Account)
60	Price Cutter				Fee				Hard/Springing Cash Management
61	Metro Station				Fee				Hard/Springing Cash Management
62	Walgreens Forest VA				Fee				Hard/Springing Cash Management
63	Westmoreland Commons				Fee				Soft/Springing Cash Management
64	Willows Apartment				Fee				Springing (Without Established Account)
65	Gateway Center				Fee				Springing (Without Established Account)
66	Planet Self Storage - Hyde Park				Fee				None
67	Winding Woods				Fee				Springing (Without Established Account)

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback(9)	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)
68	6202 West Park Boulevard				Fee				Springing (Without Established Account)
69	Champions on Luther				Fee				Springing (Without Established Account)
70	Park Village MHC				Fee				Springing (Without Established Account)
71	Lions Head Office Park				Fee				None
72	Country Air & Moore Manor				Fee				Springing (Without Established Account)
72.01	Moore Manor MHP				Fee
72.02	Country Air MHP				Fee
73	Fondren Corner				Fee				None
74	Bryant Circle Self Storage				Fee				Springing (Without Established Account)
75	Planet Self Storage - New Milford				Fee				None
76	Holleman Village Apartments				Fee				Springing (Without Established Account)
77	Boynton Place				Fee				Springing (Without Established Account)
78	6100 West Park Boulevard				Fee				Springing (Without Established Account)
79	Salem Mini Storage				Fee				None
80	Ten Haggerty				Fee				None
81	High Acres & Fairdale MHC				Fee				Springing (Without Established Account)
82	The Shops at Wimbledon				Fee				Springing (Without Established Account)
83	Road Runner Sports Facility				Fee				None
84	Rite Aid Kenmore				Fee				Springing (Without Established Account)
85	Long Lake Square Office				Fee				Springing (Without Established Account)
86	Walmart Plaza - Pad Sites, Neptune				Fee				None
87	Granada Square Apartments				Fee				Springing (Without Established Account)
88	Granite Falls Mini Storage				Fee				Springing (Without Established Account)
89	Grand Rapids Retail				Fee				Springing (Without Established Account)
90	Franklin Woods Apartments				Fee				Springing (Without Established Account)
91	Mellodee Thornton MHP				Fee				Springing (Without Established Account)
92	Bridge Commerce Center C & D				Fee				None
93	Blue Ridge Self Storage				Fee				Springing (Without Established Account)
94	Phoenix Estates MHP				Fee				Springing (Without Established Account)
95	Walmart Plaza - Inline, Cobleskill				Fee				None
96	Tasman Retail				Fee				None
97	Out O’Space Storage Pensacola				Fee				Springing (Without Established Account)
98	CVS and Pet Supplies Plus				Fee				None
99	Walgreens Plaza				Fee				None

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor(19)	Affiliated Sponsors	Mortgage Loan Number
1	TKG 2 Portfolio						E. Stanley Kroenke	Group 2	1
1.01	University Place								1.01
1.02	Fairhaven Commons								1.02
1.03	Castle Rock Shoppes								1.03
1.04	Meridian Towne Center								1.04
1.05	Spring Prairie Center								1.05
2	Harden Ranch Plaza						See Footnote (18)		2
3	Eastgate One Phases I-VII & XII						The Irvine Company LLC	Group 1	3
4	RPC Northeast Storage Portfolio						William H. Flaherty; Greg Bates		4
4.01	1008 Greenhill Road								4.01
4.02	4600 Edges Mill Road								4.02
4.03	154 Leaders Heights Road								4.03
4.04	76 Wormans Mill CT								4.04
4.05	321 West Uwchlan Avenue								4.05
4.06	3950 West Jonathan Drive								4.06
4.07	202-324 Dartmouth								4.07
4.08	115 Wormans Mill CT								4.08
4.09	329 West Butler Avenue								4.09
4.1	2440 O’Bryan Boulevard								4.1
4.11	173 Stanhope Sparta Road								4.11
4.12	7315 Industry Ln								4.12
4.13	5630 Linglestown Road								4.13
4.14	1030 Reeves Street								4.14
4.15	2199 Parklyn Drive								4.15
4.16	900 Vogelsong Road								4.16
4.17	153 Pumping Station Road								4.17
4.18	10 Roller Circle								4.18
5	Eastgate Two Phases VIII-X						The Irvine Company LLC	Group 1	5
6	3 Beaver Valley Road					3,090,000	Manfred Co., L.C.		6
7	Encino Financial Center						Robert J. Lowe		7
8	Milestone Portfolio						Elaine Milestone, Scott Milestone		8
8.01	Preferred Freezer								8.01
8.02	Veritiv								8.02
8.03	Best Buy								8.03
9	The Automatic Lofts					5,500,000	David Maltby; Guy Nesdale; Karlton Jackson		9
10	7979 Westheimer Apartment Homes						Arun Verma	Group 3	10
11	Brickyard Square						Neal Shalom; Joshua Levy		11
12	Flatiron Hotel	1.61	54.3%	11.5%	10.7%		Jagdish Vaswani; Robert K.Y. Chan		12
13	Home Market Foods						Wesley Atamian		13
14	Chester Mall Shopping Center						Joshua Goldstein		14
15	Old Colony Square						Robert C. Baker, Frank J. Guarini	Group 5	15
16	3800 Embassy Parkway						Alexander Scharf		16
17	Courtyard Marriott Harrisburg						Columbia Sussex Corporation; Sussex Holdings, LLC		17
18	3700 Buffalo Speedway						Brett C. Moody	Group 6	18
19	REL Commons						Jeffrey D. Gilbert; Stuart M. Scharff		19
19.01	Exeter Commons								19.01
19.02	Littleton Commons								19.02
19.03	Spaulding Commons								19.03
20	CubeSmart Portfolio II						Marc S. Barmazel	Group 4	20
20.01	CubeSmart AAA Friendly								20.01
20.02	CubeSmart Shreveport								20.02
20.03	CubeSmart Saginaw								20.03
20.04	CubeSmart Tyler								20.04
21	Cedar Hills Shopping Center						M. Ronald Culbreth		21
22	Washington Square						Michael Uccellini		22
23	Tarkanian Professional Center						Lois E. Tarkanian; Daniel Tarkanian		23
24	Sherlock Storage Portfolio						David Beal		24
24.01	Sherlock Self Storage Woodinville								24.01
24.02	Sherlock Self Storage Bothell								24.02
25	Bartonsville Square						James DePetris, David DePetris, Michael DePetris, Steven DePetris		25
26	CubeSmart Portfolio I						Marc S. Barmazel	Group 4	26
26.01	CubeSmart Corpus Christi								26.01
26.02	CubeSmart Hollytree								26.02
26.03	CubeSmart Pensacola								26.03
27	Newtown Office Building						Lee S. Goldmeier; Daniel J. Cohen		27
28	Lincoln View Plaza						Martin Landis		28
29	Reservoir Industrial Center						William D. Stampley		29
30	Commerce Point I & II						Ronald J. Benach; Wayne Moretti		30
31	AAA Self Storage - Chatsworth						Yvonne Paterson individually and as trustor/trustee for The Yvonne C. Paterson Living Trust		31
32	Apple - Residence Inn Westford 2						Apple Hospitality REIT, Inc.		32
33	Mi Casita						Arun Verma	Group 3	33
34	Su Casita						Arun Verma	Group 3	34
35	Super 8 University, Austin						Rakesh Patel	Group 7	35
36	Quality Inn & Suites, San Antonio						Rakesh Patel	Group 7	36
37	Suburban Chicago Retail Portfolio						Jeffrey R. Dunham		37
37.01	Briarwood Retail Center								37.01
37.02	Apple Valley Retail Center								37.02
37.03	Eola Retail Center								37.03
37.04	County Line Retail Center								37.04
38	Space Park East Industrial Portfolio						David Crabtree		38
39	Hampton Inn Great Valley						Brett C. Moody	Group 6	39
40	Staybridge Suites IAH						Surendra I. Patel; Nilesh S. Patel		40
41	Town Square East						Chaim Treibatch, Levi Litmanovich, The Levi and Ahuva Litmanovich Revocable Trust of October 13, 1994		41
42	Hampton Inn Birmingham Trussville						Divyash Patel, Pieush Patel		42
43	Shoppes of Hillsboro						Malcolm S. Butters		43
44	Chaparral Plaza						Lakeview Crossing Shopping Center Dallas, TX. Limited Partnership		44
45	TownePlace Suites York						Ajesh Patel		45
46	CT Storage - Gardena						CT Self-Storage Fund II, LLC		46
47	Holiday Inn Express Waynesboro						Sunil Mehta; Nisha Mehta		47
48	Holiday Inn Express - Sweetwater						Ghazal Abbas		48
49	Norchester Village Shopping Center						Scott A. Kell; Patrick J. Breen		49
50	South Hampton Townhomes						Lynn Stauss, Dan M. Stauss, Scott Stauss		50
51	Candlewood Suites Indianapolis Northwest						Gerald D. Roth		51
52	Copper Country MHP & Mini Storage						Richard Simonian; Santiago Communities, Inc.		52
53	Dix-Toledo Shopping Center						Martin Madorsky		53
54	Hobby Lobby Center						Adir Levitas		54
55	Lindsay Square						TriGate Property Partners, L.P.		55
56	Holiday Inn Express Palatka						Jasbir Ahluwalia		56
57	Palmerone Farms						Wayne Eisenbaum; Alan Eisenbaum; AMPM Enterprises		57
58	Hampton Inn - Brownwood						Harbhajan S. Dadwal, Jagbinder Bir Singh		58
59	Holiday MHC						Mark Coleman		59
60	Price Cutter						Marc Jacobowitz, Yerachmeal Jacobson		60
61	Metro Station						Rubin Pachulski Properties 36, LLC		61
62	Walgreens Forest VA						Marilynn M. Gantz		62
63	Westmoreland Commons						W. Neil Wilson		63
64	Willows Apartment						Harold Kulish		64
65	Gateway Center						H. Ray Hix, Jr.; Haymes S. Snedeker; Glenn Nelson		65
66	Planet Self Storage - Hyde Park						See Footnote (18)	Group 8	66
67	Winding Woods						E. Stanley Kroenke	Group 2	67

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor(19)	Affiliated Sponsors	Mortgage Loan Number
68	6202 West Park Boulevard						US Property Trust North America LLC	Group 10	68
69	Champions on Luther						R. Hunter Goodwin, Andrew Paul Restivo, Jack Restivo, David G. Jansma	Group 9	69
70	Park Village MHC						Thomas A. McGavin, Jr.		70
71	Lions Head Office Park						Robert C. Baker	Group 5	71
72	Country Air & Moore Manor						Michael Gottlieb		72
72.01	Moore Manor MHP								72.01
72.02	Country Air MHP								72.02
73	Fondren Corner						Mike Peters; Carl G. Brooking		73
74	Bryant Circle Self Storage						David Spiegel		74
75	Planet Self Storage - New Milford						Bryce Grefe; David R. Inman; Revocable Trust Dated February 13, 2008 between David R. Inman and Sheila K. Inman as Co-Settlers and Co-Trustees	Group 8	75
76	Holleman Village Apartments						R. Hunter Goodwin, Andrew Paul Restivo, Jack Restivo, David G. Jansma	Group 9	76
77	Boynton Place						Stanley Vashovsky		77
78	6100 West Park Boulevard						US Property Trust North America LLC	Group 10	78
79	Salem Mini Storage						Gino A. Harrison; Gino A. Harrison Revocable Living Trust		79
80	Ten Haggerty						Ted L. Barr; Joseph G. Greulich; Ben Sheridan		80
81	High Acres & Fairdale MHC						Richard A. Placido		81
82	The Shops at Wimbledon						Michael Bruhjell; Jon Carter		82
83	Road Runner Sports Facility						Jeffrey C. Hamann; Gregg Hamann; John Gibson		83
84	Rite Aid Kenmore						Richard C. Breckenridge, Pamela K. Breckenridge		84
85	Long Lake Square Office						Michael Guerra; Daniel Elsea		85
86	Walmart Plaza - Pad Sites, Neptune						Robert C. Baker	Group 5	86
87	Granada Square Apartments						Artie T. Fletcher		87
88	Granite Falls Mini Storage						David C. Perrigoue; Ann F. Perrigoue		88
89	Grand Rapids Retail						Jeannette Allen; Jeffrey Allen; Marie Rohrs		89
90	Franklin Woods Apartments						Dan Botwinik		90
91	Mellodee Thornton MHP						Neighborhood Housing Services, Inc.		91
92	Bridge Commerce Center C & D						Arie Leibovitz		92
93	Blue Ridge Self Storage						David F. Miller, Jr.		93
94	Phoenix Estates MHP						Anthony Vani		94
95	Walmart Plaza - Inline, Cobleskill						Robert C. Baker	Group 5	95
96	Tasman Retail						W. Leslie Pelio		96
97	Out O’Space Storage Pensacola						Richard J. O’Brien		97
98	CVS and Pet Supplies Plus						None	Group 11	98
99	Walgreens Plaza						None	Group 11	99

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FOOTNOTES TO ANNEX A-1

See “Annex B: Additional Mortgage Loan Information/Definitions” in the Free Writing Prospectus for additional information on all mortgage loans and “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, “RMF” denotes Rialto Mortgage Finance, LLC, “CIIICM” denotes C-III Commercial Mortgage LLC and “Basis” denotes Basis Real Estate Capital II, LLC.

(2)
Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Release and/or Partial Defeasance and/or Substitution” in the Free Writing Prospectus.

Mortgage loan #33 (Mi Casita) and mortgage loan #34 (Su Casita) are cross-collateralized and cross-defaulted mortgage loans.  On or after May 15, 2017, the cross-collateralization and cross-default provisions of such mortgage loans may be terminated in connection with an assumption of the Mi Casita  mortgage loan or the Su Casita mortgage loan by a third party not affiliated with the borrower and provided that, among other things, (i) all conditions necessary to approve the assumption are satisfied, including, without limitation, payment of a transfer fee equal to 1% of the original amount of the mortgage loan being assumed and receipt of a no downgrade letter from the rating agencies; (ii)  the loan-to-value ratio for each mortgaged property by itself shall not exceed the lesser of (a) the combined loan to value ratio as of the mortgage loan origination date and (b) the loan to value ratio for the remaining mortgaged property immediately prior to the release;  (iii) the debt service coverage ratio for each mortgaged property is at least equal to the greater of (a) the combined debt service coverage ratio as of the mortgage loan origination date and (b) the debt service coverage ratio for the remaining mortgaged property immediately prior to the release; (iv) the minimum debt yield for each mortgaged property is not less than the greater of (a) the combined debt yield as of the mortgage loan origination date and (b) the debt yield for the remaining mortgaged property immediately prior to the release; (v) neither borrower, guarantor nor any of their respective affiliates are permitted to manage the property subject to assumption and release; (vi) each mortgaged property shall continue to be in compliance with all requirements of law; and (vii) there is no default under the mortgage loan beyond applicable notice and cure periods.

Mortgage loans #35 (Super 8 University, Austin) and #36 (Quality Inn & Suites, San Antonio) are cross-collateralized and cross-defaulted.  The mortgage loan documents allow for release of the mortgaged property pursuant to a defeasance and release from cross default in connection with a sale of the mortgaged property during the cross release option period, as defined in the mortgage loan agreement, so long as: (1) the borrower gives the lender at least 60 days’ written notice of the intent to release the property; (2) no event of default shall exist; (3) the borrower shall pay all related costs associated with the release of the property; (4) the loan to value ratio on the unreleased mortgaged property is at least  55% for the Super 8 mortgaged property and 65% for the Quality Inn mortgaged property.

(3)
For mortgage loan #1 (TKG 2 Portfolio), all tenants at the Spring Prairie Center mortgaged property lease the collateral pad sites and the improvements built on the pad sites are owned by the tenant.  The Number of Units and Occupancy% includes all of the tenants’ improvements.

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For mortgage loan #11 (Brickyard Square), the fifth largest tenant (12,000 square feet), representing 6.9% of net rentable square feet at the mortgaged property, leases the collateral pad site.  The Number of Units includes the fifth largest tenant’s improvements.

For mortgage loan #13 (Home Market Foods), the Number of Units includes 75,000 square feet of refrigerated warehouse space, 75,000 square feet of warehouse space, 20,000 square feet of cooler and freezer warehouse space and 20,000 square feet of office space.

For mortgage loan #15 (Old Colony Square), the fourth largest tenant (4,000 square feet), representing 4% of net rentable square feet, leases the collateral pad site and improvements built on the pad site are owned by the tenant. The Number of Units and Occupancy% includes all of the tenant’s improvements.

For mortgage loan #20 (CubeSmart Portfolio II), the CubeSmart Tyler mortgaged property includes 42 storage containers that are not permanent structures.

For mortgage loan #23 (Tarkanian Professional Center), the Number of Units includes 70,284 square feet of office space and 3,433 square feet of retail space.

For mortgage loan #52 (Copper Country MHP & Mini Storage), the related mortgaged property consists of 191 mobile home pads and 206 self-storage units.

For mortgage loan #73 (Fondren Corner), the Number of Units includes 32,272 square feet of office space, 18,059 of multifamily space and 13,821 square feet of retail space.

For mortgage loan #83 (Road Runner Sports Facility), the Number of Units includes 57,038 square feet of industrial and retail space and 31,384 square feet of office space.

(4)
For mortgage loan #3 (Eastgate One Phases I-VII & XII), the mortgage loan is evidenced by Note A-1 of two pari passu notes, which have a combined Cut-off Date principal balance of $125,000,000. Note A-2 will not be included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented are based on Note A-1 and Note A-2 in the aggregate (the “Eastgate One Phases I-VII & XII Mortgage Loan Combination”). Note A-1 represents the controlling interest in the Eastgate One Phases I-VII & XII Loan Combination.

For mortgage loan #5 (Eastgate Two Phases VIII-X), the mortgage loan is evidenced by Note A-1 of two pari passu notes, which have a combined Cut-off Date principal balance of $100,000,000. Note A-2 will not be included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented are based on Note A-1 and Note A-2 in the aggregate (the “Eastgate Two Phases VIII-X Mortgage Loan Combination”). Note A-1 represents the controlling interest in the Eastgate Two Phases VIII-X Loan Combination.

For mortgage loan #11 (Brickyard Square), the mortgage loan represents Note A-1 of two pari passu companion loans, which have a combined Cut-off Date principal balance of $36,450,000.  Note A-2 is not included in the trust.  All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented are based on Note A-1 and Note A-2 in the aggregate (“Brickyard Square Loan Combination”).  The Note A-1 mortgage loan is the controlling interest in the Brickyard Square Loan Combination.

For mortgage loan #30 (Commerce Point I & II), the mortgage loan represents Note A-1 of two pari passu companion loans, which have a combined Cut-off Date principal balance of $15,000,000.  Note A-2 is not included in the trust.  All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented are based on Note A-1 and Note A-2 in the aggregate (“Commerce Point I & II Loan Combination”).  The Note A-1 mortgage loan is the controlling interest in the Commerce Point I & II Loan Combination.

(5)
For mortgage loan #24 (Sherlock Storage Portfolio), the related loan agreement permits the splitting of the mortgage loan into two separate mortgage loans which will not be cross-collateralized or cross-defaulted, subject to satisfaction of a minimum net cash flow debt yield of

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8.5%, a maximum loan to value ratio of 75%, and a minimum net cash flow debt service coverage ratio of 1.40x.

(6)
For mortgage loan #12 (Flatiron Hotel), the Flatiron Hotel loan combination, which includes the mortgage loan and the subordinate companion loan, amortizes on a planned amortization schedule which can be found in Annex A-4 of this Free Writing Prospectus. As such, the Cut-off Date Balance, Maturity Date or ARD Balloon Balance, Monthly P&I Payment, U/W NOI DSCR and U/W NCF DSCR, all reflect such planned amortization schedule. Prior to an event of default, principal payments received under the Flatiron Hotel loan combination are applied to the Flatiron Hotel subordinate companion loan until it is fully-amortized in month 79 of the mortgage loan term.  The Flatiron Hotel mortgage loan, which is interest-only for the first 78 months of the loan term, receives all principal payments thereafter.  The Monthly P&I Payment shown in Annex A-1 was calculated using the average of all principal and interest payments payable on the Flatiron Hotel mortgage loan from January 6, 2022 through December 6, 2022. U/W NOI DSCR and U/W NCF DSCR were calculated using an amount equal to 12 times such average monthly principal and interest payments from January 6, 2022 through December 6, 2022.

(7)
For mortgage loan #16 (3800 Embassy Parkway), the Monthly P&I Payment is based on interest only through May 2019 and during the 12-month period starting on November 1, 2020, which is twelve months prior to the expiration of the largest tenant’s lease. During the rest of the mortgage loan term, payments are made according to a 30-year amortization schedule.

(8)
For mortgage loan #35 (Super 8 University, Austin), the Appraised Value represents the value assuming deferred maintenance, which is expected to be completed by January 2016, has been completed.  The appraised value assuming the deferred maintenance has not been completed is $9,700,000.  The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $9,700,000 appraised value are 62.7% and 46.5%, respectively.

(9)
For mortgage loan #24 (Sherlock Storage Portfolio), all LTVs, DSCRs and Debt Yields are calculated assuming the full mortgage loan amount of $13,500,000.  The Holdback can be disbursed in whole or in part provided that the following conditions are satisfied: (i) a minimum net cash flow debt yield of 8.25%, based on a mortgage loan amount equal to $11,700,000 plus the Holdback; and (ii) no event of default has occurred or is continuing.  If the Holdback has not been released by March 23, 2017, the lender may apply the unreleased proceeds to pay down the mortgage loan, accompanied by the applicable prepayment premium to be paid by the borrower. Assuming the full Holdback balance is applied to the full mortgage loan amount of $13,500,000, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield are 62.2%, 49.8%, 1.49x, 1.46x, 8.7% and 8.5%, respectively.

For mortgage loan #41 (Town Square East), All LTVs, DSCRs and Debt Yields are calculated assuming the full mortgage loan amount of $7,000,000.  The Holdback can be disbursed in whole provided that the following conditions are satisfied: (i) Universal Fitness is in occupancy, open for business and has commenced the payment of full contractual rent in its full leased premises; and (ii) no event of default has occurred or is continuing.

(10)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises, that were included in the underwriting.

For mortgage loan #3 (Eastgate One Phases I-VII & XII), the largest tenant (76,141 square feet), representing 8.8% of net rentable square feet, has a $7,000 rent abatement in June 2015.

For mortgage loan #5 (Eastgate Two Phases VIII-X), the second largest tenant (155,443 square feet), representing 29.3% of net rentable square feet, is not in occupancy or paying rent on 10,900 square feet of expansion space.  The tenant is anticipated to begin paying rent on the 10,900 square feet of expansion space in October 2016.  The fifth largest tenant (23,500 square feet), representing 4.4% of net rentable square feet, has abated rent through June 2015.  There is a $75,200 reserve representing the outstanding rent abatement.

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For mortgage loan #8 (Milestone Portfolio), the only tenant at the Veritiv mortgaged property (182,724 square feet), representing 100% of net rentable square feet at the mortgaged property and 46.0% of net rentable square feet of the mortgage loan, is not in occupancy of 21,265 square feet its space, which is functionally obsolete.

For mortgage loan #11 (Brickyard Square), the fifth largest tenant (12,000 square feet), representing 6.9% of net rentable square feet, has executed a lease for a pad site for which the borrower is responsible for completing the pad development and improvements.  The borrower anticipates that the improvements will be completed and delivered to the tenant on or prior to November 1, 2015. Rent commencement will be the earlier of (i) 30 days after delivery of the completed building or (ii) the date the tenant opens for business.  A free rent reserve of $171,000 was taken at closing.

For mortgage loan #16 (3800 Embassy Parkway), the second largest tenant (33,805 square feet), representing 28.8% of net rentable square feet, is not in occupancy of its 2,236 square foot expansion space, however the second largest tenant has taken possession of this expansion space and is paying rent. The tenant is expected to take occupancy during the third quarter of 2015.

For mortgage loan #28 (Lincoln View Plaza), the third largest tenant (5,478 square feet), representing 10.1% of net rentable square feet, is delinquent on its rent.  Per a lease amendment, the third largest tenant will be in default if they do not pay the delinquent rent and related expenses by July 2015.  The fifth largest tenant (3,672 square feet), representing 6.8% of net rentable square feet, has abated rent from February through May of each lease year.

For mortgage loan #38 (Space Park East Industrial Portfolio), the fourth largest tenant (33,750 square feet), representing 8.2% of net rentable square feet is delinquent $21,123 on its rent.  A $54,000 reserve related to the delinquent rent was taken at closing.

For mortgage loan #41 (Town Square East), the largest tenant (30,000 square feet), representing 33.1% of net rentable square feet, has executed a lease but has not taken occupancy. The subject space is currently being built out for the tenant by the borrower. If the borrower fails to deliver the subject space in accordance with the lease terms, the tenant will have an option to terminate the lease. A $2,500,000 holdback was established at loan closing and will be released once the tenant has taken occupancy and is paying their full rent.

For mortgage loan #55 (Lindsay Square), the third largest tenant (3,300 square feet), representing 7.1% of net rentable square feet, has abated rent through June 2015.  The fifth largest tenant (1,760 square feet), representing 3.8% of net rentable square feet, has abated rent in December 2015 and 2016.

For mortgage loan #80 (Ten Haggerty), the third largest tenant (3,640 square feet), representing 16.7% of net rentable square feet, has abated rent in June 2015.

(11)
The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #3 (Eastgate One Phases I-VII & XII), the largest tenant (76,141 square feet), representing 8.8% of net rentable square feet, may terminate its lease as of January 1, 2022 upon providing 12 months’ written notice and payment of a termination fee equal to $310,656 plus all unamortized tenant improvements, leasing commissions and rent abatements. The third largest tenant (63,412 square feet), representing 7.4% of net rentable square feet, may terminate its lease as of October 1, 2019 upon providing 12 months’ written notice and payment of a termination fee equal to two months base rent plus all unamortized tenant improvements and leasing commissions.

For mortgage loan #6 (3 Beaver Valley Road), the largest tenant (210,975 square feet), representing 80.1% of net rentable square feet, may terminate its lease on  53,017 square feet on or after January 1, 2021 plus a termination fee equal to six months’ base rent and unamortized tenant improvements and leasing commissions related to the contraction space.  The second largest

A-1-30

tenant (39,121 square feet), representing 14.8% of net rentable square feet, may terminate its lease on January 31, 2020 upon providing written notice on or before January 31, 2019 and payment of a termination fee equal to 12 months’ rent and unamortized tenant improvements and leasing commissions.

For mortgage loan #18 (3700 Buffalo Speedway), the fourth largest tenant (11,281 square feet), representing 7.8% of net rentable square feet, may terminate its lease any time after August 30, 2015 upon providing 180 days’ written notice and payment of a termination fee equal to four months’ base rent, and unamortized tenant improvements and leasing commissions.

For mortgage loan #19 (REL Commons), the third largest tenant at the Littleton Commons mortgaged property (7,400 square feet), representing 11.8% of net rentable square feet at that mortgaged property and 3.8% of net rentable square feet of the entire portfolio of related mortgaged properties, may terminate its lease at any time upon providing 30 days’ written notice if state appropriations cease. The fifth largest tenant at the Exeter Commons mortgaged property (7,561 square feet), representing 8.4% of net rentable square feet at the mortgaged property and 3.9% of net rentable square feet of the entire portfolio of related mortgaged properties, has a one-time option to terminate its lease if gross sales during the lease year ending June 30, 2017 are less than $1,500,000, upon providing written notice within 180 days’ following the lease year ending June 30, 2017 and payment of $86,534.

For mortgage loan #21 (Cedar Hills Shopping Center), the fourth largest tenant (15,000 square feet), representing 7.0% of net rentable square feet, has executed a lease but is not yet in occupancy.  The tenant is anticipated to be in occupancy by May 2015 and will start paying rent 150 days after it receives a certificate of occupancy.  There is a $56,250 reserve representing the outstanding rent abatement.

For mortgage loan #23 (Tarkanian Professional Center), the third largest tenant (5,553 square feet), representing 7.5% of net rentable square feet, may terminate its lease as of May 1, 2016 with four months’ written notice.

For mortgage loan #25 (Bartonsville Square), the third largest tenant (3,500 square feet), representing 4.9% of net rentable square feet, may terminate its lease if gross sales from November 2018 through October 2019 are less than $300 per square foot upon: 1) providing written notice between November 1, 2018 and April 30, 2019, in which case the lease term will expire at the end of the sixth month following the notice date; and 2) payment by tenant of any then-unamortized costs of landlord tenant improvement work and leasing commissions.

For mortgage loan #30 (Commerce Point I & II), the largest tenant (126,243 square feet), representing 67.3% of net rentable square feet, may terminate 52,716 square feet of its space as of May 31, 2020 with 270 days’ written notice and the payment of unamortized brokers commissions and tenant improvements.

For mortgage loan #37 (Suburban Chicago Retail Portfolio), the third largest tenant at the Briarwood Retail Center mortgaged property (1,998 square feet), representing 11.6% of net rentable square feet at that property and 4.1% of net rentable square feet of the entire portfolio of related mortgaged properties, has a one-time option to terminate its lease at the end of the lease year ending February 28, 2018, upon four months’ written notice.

For mortgage loan #41 (Town Square East), the fourth largest tenant (4,435 square feet), representing 4.9% of net rentable square feet, may terminate its lease at any time with 30 days’ written notice.

For Mortgage Loan #63 (Westmoreland Commons), the second largest tenant (4,000 square feet), representing 16.5% of net rentable square feet, may terminate its lease within 90 days after October 31, 2017 with 30 days’ written notice and a payment of $50,000 if tenant’s occupancy costs exceeds 9%.

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For mortgage loan #77 (Boynton Place), the second largest tenant (2,288 square feet), representing 29.3% of net rentable square feet, may terminate its lease at any time upon providing 120 days’ written notice and payment of a termination fee equal to $25,000.  The third largest tenant (1,500 square feet), representing 19.2% of net rentable square feet, may terminate its lease at any time upon providing 120 days’ written notice and payment of a termination fee equal to $25,000.

For mortgage loan #80 (Ten Haggerty), the largest tenant (3,967 square feet), representing 18.2% of net rentable square feet, may terminate its lease as of January 31, 2016 upon providing six months’ written notice and a termination fee equal to 50% of rent abatements, tenant improvements and leasing commissions.  The second largest tenant (3,757 square feet), representing 17.3% of net rentable square feet, may terminate its lease on April 30, 2017 upon providing six months’ written notice and payment of a termination fee equal to $12,300.

For mortgage loan #95 (Walmart Plaza - Inline Retail, Cobleskill), the fourth largest tenant (1,376 square feet), representing 5.6% of net rentable square feet, has a right to terminate its lease at any time after September 30, 2016 upon providing written notice by December 31, 2016 if the fourth largest tenant has remained open for three years and has not opened another store within five miles of the mortgaged property. The termination is effective six months following landlords receipt of such termination notice.

(12)
For mortgage loan #5 (Eastgate Two Phases VIII-XI), the largest tenant (220,093 square feet), representing 41.5% of net rentable square feet, has multiple lease expirations as follows: 62,816 square feet expiring March 31, 2018 and 157,277 square feet expiring September 30, 2018.

For mortgage loan #30 (Commerce Point I & II), the largest tenant (126,243 square feet), representing 67.3% of net rentable square feet, has multiple lease expirations as follows: 72,960 square feet expiring April 30, 2019; 46,479 square feet expiring August 31, 2020; 6,237 square feet expiring July 31, 2022 and 567 square feet MTM.

For mortgage loan #73 (Fondren Center), the largest tenant (10,619 square feet), representing 16.5% of net rentable square feet, has multiple lease expirations as follows: 1,150 square feet MTM and 9,469 square feet expiring July 31, 2017.

For mortgage loan #85 (Long Lake Square Office), the largest tenant (11,759 square feet), representing 53.4% of net rentable square feet, has multiple lease expirations as follows: 2,469 square feet expiring March 31, 2020 and 9,290 square feet expiring March 31, 2030.

(13)
For mortgage loan #19 (REL Commons), the fifth largest tenant at the Littleton Commons mortgaged property (3,600 square feet), representing 5.8% of net rentable square feet at that mortgaged property and 1.8% of net rentable square feet of the entire portfolio of related mortgaged properties, is related to the borrower.

For mortgage loan #37 (Suburban Chicago Retail Portfolio), the third largest tenant at the County Line Retail Center mortgaged property (1,239 square feet), representing 20.6% of net rentable square feet at that mortgaged property and 2.5% of net rentable square feet of the entire portfolio of related mortgaged properties, is related to the borrower.

For mortgage loan #67 (Winding Woods), the second largest tenant (5,500 square feet), representing 17.8% of net rentable square feet of the mortgaged property is master-leased by the sponsor.  Without this master lease, the U/W NCF DSCR is 1.61x and the U/W NOI Debt Yield is 7.7%.

For mortgage loan #85 (Long Lake Square Office), 67.3% of net rentable square feet (14,819 square feet) is leased to borrower related tenants.

(14)
For mortgage loan #1 (TKG 2 Portfolio), the second largest tenant at the Fairhaven Commons mortgaged property (52,131 square feet), representing 24.5% of net rentable square feet of the mortgaged property and 5.9% square feet of the portfolio of mortgaged properties, subleases its

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space to two tenants: 30,130 square feet for an annual base rent of $271,170 ($9.00 per square foot, expiring May 31, 2020); and 22,068 square feet for an annual base rent of $132,176 ($5.99 per square foot, expiring May 30, 2020).

For mortgage loan #5 (Eastgate Two Phases VIII-X), the largest tenant (220,093 square feet), representing 41.5% of net rentable square feet, subleases its space to three tenants: (i) 125,153 square feet for an annual base rent of $2,809,635 ($1.8708 per square foot; 93,745 square feet expiring September 30, 2018; 31,408 square feet expiring March 31, 2018), 31,408 square feet for an annual base rent of $705,097 ($1.8708 per square foot expiring March 31, 2018); (ii) 33,924 square feet for an annual base rent of $590,278 ($1.45 per square foot expiring September 30, 2018); and (iii) 29,608 square feet for an annual base rent of  $500,967 ($1.41 per square foot expiring September 30, 2018) The largest tenant also has multiple leases expiring as follows: 62,816 square feet expiring March 31, 2018; and 157,277 square feet expiring September 30, 2018.

For mortgage loan #18 (3700 Buffalo Speedway), the second largest tenant (13,171 square feet), representing 9.1% of net rentable square feet, subleases its space to four tenants: (i) 5,017 square feet for an annual base rent of $122,264 ($24.37 per square foot, expiring February 29, 2016; (ii) 4,315 square feet for an annual base rent of $116,505 ($27.00 per square foot, expiring February 29, 2016; (iii) 2,624 square feet for an annual base rent of $68,880 ($26.25 per square foot, expiring February 29, 2016; and (iv) 1,215 square feet for an annual base rent of $29,610 ($24.37 per square foot, expiring February 29, 2016).

For mortgage loan #28 (Lincoln View Plaza), the third largest tenant (5,478 square feet), representing 10.1% of net rentable square feet, subleases its space to two tenants: 2,985 square feet for an annual base rent of $67,600 ($22.65 per square foot, expiring February 3, 2017); and 574 square feet for an annual base rent of $13,200 ($23.00 per square foot, expiring February 28, 2020).

(15)
For mortgage loans #32 (Apple – Residence Inn Westford 2), the Monthly Replacement Reserve will be adjusted to an amount equal the greater of: (i) the then-existing Monthly Replacement Reserve; and (ii) 1/12th of 5% of operating income for the prior fiscal year.

For mortgage loans #39 (Hampton Inn Great Valley), the Monthly Replacement Reserve will be adjusted to an amount equal the greater of: (i) 4% of underwritten revenue for the immediately preceding month; and (ii) the reserve requirements under the management and franchise agreement.

For mortgage loans #42 (Hampton Inn Birmingham Trussville), #48 (Holiday Inn Express - Sweetwater) and #58 (Hampton Inn - Brownwood), the Monthly Replacement Reserve is equal to the greater of: (i) 1/12th of 4% of the actual annual gross income; and (ii) such amount required by the related franchisor, but in no event may the Monthly Replacement Reserve be less than the initial Monthly Replacement Reserve.

(16)	For mortgage loan #18 (3700 Buffalo Speedway), the Monthly TI/LC Reserve reduces to $24,039 in June 2018.

(17)
For mortgage loan #59 (Holiday MHC) the performance reserve can be disbursed in whole provided that the following conditions are satisfied: (i) a minimum net cash flow debt yield of 8.50%, based on a loan amount equal to $4,285,000 plus the performance reserve; (ii) no event of default has occurred or is continuing; and (iii) evidence of reciept of rents attributable to borrowers entry into two additional mobile home leases with non-affiliate tenants.  If the performance reserve has not been released by September 30, 2016, the performance reserve will remain in escrow until maturity.

(18)
For mortgage loan #9 (The Automatic Lofts), the Other Escrow I (Monthly) is suspended upon the occurrence of either of the following: (i) the debt yield including qualified tenants and qualified master tenants, as defined in the loan agreement, is equal to or greater than 8.3%; or (ii) the

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current master leases are extended for at least three years each on rental terms greater than or equal to the current terms.

(19)
For mortgage loan #2 (Harden Ranch Plaza), the sponsor is Russell R. Pratt individually and as trustee of the Russell R. Pratt Living Trust; Joan F. Pratt individually and as trustee of the Joan F. Pratt Living Trust; John Frederick Goldsmith and Margaret Osborne Goldsmith individually and as co-trustees of the John Frederick Goldsmith and Margaret Osborne Living Trust.

For mortgage loan #66 (Planet Self Storage - Hyde Park), the sponsor is Bryce Grefe; David R. Inman; Revocable Trust Dated February 13, 2008 between David R. Inman and Sheila K. Inman as Co-Settlers and Co-Trustees.

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